Exhibit 10.1

Execution Version

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THE EXHIBIT BECAUSE IT IS BOTH NOT MATERIAL AND IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL. REDACTED INFORMATION IS INDICATED BY [****].

Chiron Real Estate LP

Chiron Real Estate Inc.

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Master Note and Guaranty Agreement

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Dated as of March 2, 2026

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Section 23.7.	Governing Law	60
Section 23.8.	Jurisdiction and Process; Waiver of Jury Trial	61
Section 23.9.	Transaction References	61

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Schedule A	—	Defined Terms

Schedule 1	—	Form of Note

Schedule 2.4	—	Form of Request for Purchase

Schedule 2.6	—	Form of Confirmation of Acceptance

Schedule 4.4(c)	—	Form of Opinion of Special Counsel for the Purchasers

Schedule 4.11	—	Form of Confirmation of Parent Guaranty

Schedule 4.12	—	Form of Confirmation of Subsidiary Guaranty

Schedule 5.3	—	Disclosure Materials

Schedule 5.4	—	Subsidiaries of the Parent and Ownership of Subsidiary Stock

Schedule 5.5	—	Financial Statements

Schedule 5.10	—	Unencumbered Properties

Schedule 5.15	—	Existing Indebtedness

Schedule 7.2	—	Form of Compliance Certificate

Schedule 10.6	—	Existing Investments

Schedule 10.11(e)	—	Existing Liens

Schedule QGL	—	Qualifying Ground Leases

Schedule SGA	—	Form of Subsidiary Guaranty Agreement

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Chiron Real Estate LP

Chiron Real Estate Inc.

2 Bethesda Metro Center, Suite 440

Bethesda, Maryland 20814

Master Note Facility

Dated as of March 2, 2026

NYL Investors LLC (“New York Life”)

51 Madison Avenue, 17th Floor

New York, New York 10010

Each New York Life Affiliate (as hereinafter defined) that becomes bound by certain provisions of this Agreement, as hereinafter provided (each a “Purchaser” and collectively, the “Purchasers”)

Ladies and Gentlemen:

Chiron Real Estate LP, a Delaware limited partnership (the “Issuer”), and Chiron Real Estate Inc., a Maryland corporation (the “Parent,” and together with the Issuer, the “Constituent Companies” and individually, a “Constituent Company”), jointly and severally agree with New York Life and each of the Purchasers as follows:

Certain capitalized and other terms used in this Agreement are defined in Schedule A and, for purposes of this Agreement, the rules of construction set forth in Section 23.5 shall govern.

Section 1.      Authorization of Notes.

The Issuer may, from time to time and in accordance with the terms of this Agreement, authorize the issue of senior promissory notes (the “Notes”) issuable in Series, in an aggregate outstanding principal amount not to exceed the Available Facility Amount at any time, each to be dated the date of its original issue, bearing interest on the unpaid balance from the date of original issuance at the rate per annum as provided by the terms of this Agreement and to mature no more than 10 years after the date of original issuance and to have an average life of no more than 10 years after the date of original issuance. Each Note will also be subject to the other terms of such Note as described in the Confirmation of Acceptance for such Note delivered pursuant to Section 2.7. Each Note will be substantially in the form of Schedule 1 (in each case, with such changes therefrom, if any, as may be approved by the Purchasers of the Notes of such Series and the Issuer) and the terms “Note” and “Notes” as used in this Agreement shall include each Note delivered pursuant to any provision of this Agreement and each Note delivered in substitution or exchange for any Note pursuant to any such provision. Notes that have (a) the same final maturity, (b) the same principal prepayment dates, (c) the same principal prepayment amounts (as a percentage of the original principal amount of each Note), (d) the same interest rate, (e) the same interest payment periods, and (f) the same date of issuance (which, in the case of a Note issued in exchange for another Note, is deemed for these purposes the date on which such Note’s ultimate predecessor Note was issued), are a “Series” of Notes.

Section 2.      Uncommitted Note Facility; Guaranties.

Section 2.1.      Facility. New York Life is willing to consider, from time to time, in its sole discretion and within limits that may be authorized for purchase by New York Life Affiliates, the purchase of Notes pursuant to this Agreement. The willingness of New York Life to consider such purchase of Notes is the “Facility.” NOTWITHSTANDING THE WILLINGNESS OF NEW YORK LIFE TO CONSIDER PURCHASES OF NOTES BY NEW YORK LIFE AFFILIATES, THIS AGREEMENT IS ENTERED INTO ON THE EXPRESS UNDERSTANDING THAT NEITHER NEW YORK LIFE NOR ANY NEW YORK LIFE AFFILIATE WILL BE OBLIGATED TO MAKE OR ACCEPT OFFERS TO PURCHASE NOTES, OR TO QUOTE RATES, SPREADS OR OTHER TERMS WITH RESPECT TO SPECIFIC PURCHASES OF NOTES, AND THE FACILITY IS NOT TO BE CONSTRUED AS A COMMITMENT BY NEW YORK LIFE OR ANY NEW YORK LIFE AFFILIATE.

Section 2.2.      Issuance Period. Notes may be issued and sold pursuant to this Agreement until the earlier of:

(a)            the third anniversary of the Effective Date (or if such anniversary is not a Business Day, the Business Day next preceding that anniversary);

(b)            the day after New York Life gives to the Issuer, or the Issuer gives to New York Life, written notice stating that it elects to terminate the issuance and sale of Notes pursuant to this Agreement (or if such day is not a Business Day, the Business Day next preceding such day);

(c)            the termination of the Facility under Section 12.1(a) of this Agreement; and

(d)            the acceleration of any Note and New York Life’s election to terminate the Facility under Section 12.1(b) of this Agreement.

The period during which Notes may be issued and sold pursuant to this Agreement is the “Issuance Period.”

Section 2.3      Periodic Spread Information. On any Business Day during the Issuance Period and when an Available Facility Amount exists, the Issuer may request by e-mail or telephone to New York Life, and New York Life may, but shall be under no obligation to, provide to the Issuer on that Business Day (if such request is received not later than 9:30 A.M.) or on the following Business Day (if such request is received after 9:30 A.M.) information by e-mail or telephone with respect to various spreads at which New York Life Affiliates might be interested in purchasing Notes of different average lives. The amount and content of information to be provided is in the sole discretion of New York Life, but it is the intent of New York Life to provide information that will be of use to the Issuer in determining whether to submit a Request for Purchase under Section 2.4. The delivery of the information requested is not an offer to purchase Notes, and neither New York Life nor any New York Life Affiliate is obligated to purchase Notes at the spreads specified. New York Life may suspend or terminate providing information pursuant to this Section 2.3 for any reason in its sole discretion, including its determination that the credit quality of the Issuer has declined since the Effective Date.

Section 2.4.      Request for Purchase. The Issuer may, from time to time during the Issuance Period, make requests for purchases of Notes (each request is called a “Request for Purchase”). Each Request for Purchase will be made to New York Life by e-mail or overnight delivery service, and must:

(a)            specify the aggregate principal amount of Notes covered by the Request for Purchase, in an amount not less than $10,000,000 and not greater than the Available Facility Amount at the time the Request for Purchase is made;

(b)            specify the principal amounts, final maturities (which are no more than 10 years from the date of issuance), average life (which is no more than 10 years from the date of issuance) and principal prepayment dates and amounts, if any, of the Notes covered by the Request for Purchase;

(c)            specify whether interest payments on such Notes are to be made quarterly or semi-annually in arrears;

(d)            specify the use or uses of proceeds of such Notes;

(e)            specify the proposed Closing Date for such Notes, which will be a Business Day during the Issuance Period not less than 15 days and not more than 30 days (or as otherwise agreed) after the making of that Request for Purchase;

(f)            certify that the representations and warranties contained in Section 5 are true on and as of the date of such Request for Purchase and that there exists on that same date no Default or Event of Default; and

(g)            be substantially in the form of the attached Schedule 2.4, with such changes therefrom, if any, as may be approved by New York Life and the Issuer.

Each Request for Purchase must be in writing and will be deemed made when received by New York Life.

Section 2.5.      Spread Quotes. Not later than three Business Days after New York Life receives a Request for Purchase pursuant to Section 2.4, New York Life may, but is under no obligation to, provide to the Issuer by telephone or e-mail, in each case between 9:30 A.M. and 1:30 P.M. (or such later time as New York Life may elect) quotes for interest rate spreads for the several principal amounts, maturities, principal prepayment schedules, if any, and interest payment periods (whether quarterly or semi-annually) of Notes specified in that Request for Purchase. Spreads quoted for Notes shall be equal to spreads over U.S. Treasury securities closest to the maturities specified in the Request for Purchase or an interpolated maturity as set forth on the display designated as “Page PX1” (or such other display as may replace Page PX1) on Bloomberg Financial Markets. Each quote will represent the interest rate spread per annum at which a New York Life Affiliate would be willing to purchase such Notes at 100% of the principal amount thereof.

Section 2.6.      Acceptance. By 11:00 A.M. on the next Business Day after New York Life provides interest rate spread quotes pursuant to Section 2.5 or such shorter period as New York Life may specify to the Issuer (such period, the “Acceptance Window”), the Issuer may, subject to Section 2.7, elect to accept those quotes as to not less than $10,000,000 aggregate principal amount of the Notes specified in the related Request for Purchase. Each election must be made by a Responsible Officer of the Issuer, notifying New York Life by telephone or e-mail within the Acceptance Window that the Issuer elects to accept a spread quote, specifying the Notes (each such Note being an “Accepted Note”) as to which such acceptance (the “Acceptance”) relates. By the close of business on the day of such Acceptance or as mutually agreed between such parties, the Issuer and New York Life shall agree on the interest rate for the Accepted Notes based on such spread quote. The day an interest rate is agreed with respect to Accepted Notes is the “Acceptance Day” for such Accepted Notes. Any quotes as to which New York Life does not receive an Acceptance within the Acceptance Window or which do not result in an agreement as to an interest rate will expire, and no purchase or sale of Notes will be made based on those expired quotes. Subject to Section 2.7 and the other terms and conditions of this Agreement, the Issuer will sell to a New York Life Affiliate, and a New York Life Affiliate will purchase the Accepted Notes at 100% of the principal amount of those Accepted Notes. No later than three Business Days following the Acceptance Day, New York Life will deliver to the Issuer a confirmation of the Acceptance substantially in the form of Schedule 2.6 (the “Confirmation of Acceptance”). If the Issuer does not execute and deliver such Confirmation of Acceptance within four Business Days following the Acceptance Day, New York Life or any New York Life Affiliate may, at its election, cancel the purchase and sale with respect to those Accepted Notes by notifying the Issuer in writing.

Section 2.7.      Market Disruption. Notwithstanding any other provision of this Agreement, if New York Life provides quotes pursuant to Section 2.5, and a Market Disruption occurs prior to agreement of the interest rate for Accepted Notes in accordance with Section 2.6, then such quotes will expire, and no purchase or sale of Notes will be made based on those expired quotes. If after the occurrence of any such Market Disruption the Issuer notifies New York Life of the Acceptance of such quotes, such Acceptance will be ineffective for all purposes of this Agreement, and New York Life will promptly notify the Issuer that the provisions of this Section 2.7 are applicable with respect to such Acceptance. “Market Disruption” means the occurrence of any of the following: the domestic market for U.S. Treasury securities or derivatives has closed or a general suspension, material limitation, or significant disruption of trading in Securities generally on the New York Stock Exchange or in the domestic market for U.S. Treasury securities or derivatives.

Section 2.8.      Structuring Fee. In consideration of the time, effort and expense involved in the preparation, negotiation and execution of this Agreement, at the time of the execution and delivery of this Agreement by the Constituent Companies and New York Life, the Issuer will pay to New York Life or at the direction of New York Life by wire transfer of immediately available funds a fee (the “Structuring Fee”) in the amount of [****].

Section 2.9.      Guaranties. The obligations of the Issuer hereunder and under the Notes are unconditionally and irrevocably guaranteed (a) by the Parent pursuant to Section 13 (the “Parent Guaranty”) and (b) by each Subsidiary Guarantor pursuant to that certain Subsidiary Guaranty Agreement to be dated as of the initial Closing Date (the “Subsidiary Guaranty”) substantially in the form of Schedule SGA.

Section 3.      Facility Closings.

Not later than 11:30 A.M. on the Closing Date for any Accepted Notes, the Issuer will deliver to each Purchaser listed in the Confirmation of Acceptance relating thereto the Accepted Notes to be purchased by such Purchaser in the form of one or more Notes in authorized denominations as such Purchaser may request. The Accepted Notes will be dated the date of applicable Closing and registered in the Purchaser’s name (or in the name of its nominee), delivered against payment of the purchase price thereof by wire transfer of immediately available funds. If the Issuer fails to tender an Accepted Note prior to 11:30 A.M. on the scheduled Closing Date for those Accepted Notes or any of the conditions specified in Section 4 are not fulfilled by such time, New York Life and each Purchaser may cancel such purchase and sale, without waiving any rights that New York Life or such Purchaser may have by reason of such failure or non-fulfillment, including any right pursuant to Section 16.1 to require payment of transaction expenses by the Constituent Companies.

Section 4.      Conditions to Closings.

Each Purchaser’s obligation to purchase and pay for the Notes to be sold to such Purchaser at a Closing is subject to the fulfillment to such Purchaser’s satisfaction, prior to or at such Closing, of the following conditions:

Section 4.1.      Representations and Warranties.

(a)            Representations and Warranties of each Constituent Company. The representations and warranties of each Constituent Company in this Agreement shall be true and correct on the Effective Date and on the applicable Closing Date.

(b)            Representations and Warranties of each Subsidiary Guarantor. The representations and warranties of each Subsidiary Guarantor in the Subsidiary Guaranty shall be true and correct on the initial Closing Date and on each other applicable Closing Date.

Section 4.2.      Performance; No Default. Each Constituent Company and each Subsidiary Guarantor shall have performed and complied with all agreements and conditions contained in this Agreement and the Subsidiary Guaranty required to be performed or complied with by it prior to or on the applicable Closing Date. Before and after giving effect to the issue and sale of the Notes to be purchased at such Closing (and the application of the proceeds thereof as contemplated by the relevant Request for Purchase), no Default or Event of Default shall have occurred and be continuing.

Section 4.3.      Compliance Certificates.

(a)            Officer’s Certificate of each Constituent Company. Each Constituent Company shall have delivered to such Purchaser an Officer’s Certificate of such Constituent Company, dated the date of such Closing, certifying that the conditions specified in Sections 4.1, 4.2 and 4.9 have been fulfilled.

(b)            Secretary’s Certificate of each Constituent Company. Each Constituent Company shall have delivered to such Purchaser a certificate of its Secretary or Assistant Secretary, dated the date of such Closing, certifying as to (1) the resolutions attached thereto and other partnership or corporate proceedings relating to the authorization, execution and delivery of the Notes to be issued at such Closing (in the case of the Issuer) and this Agreement (in the case of each Constituent Company), (2) such Constituent Company’s organizational documents as then in effect and (3) the names, titles and true signatures of the officers of such Constituent Company authorized to sign the Notes to be issued at such Closing (in the case of the Issuer) and this Agreement (in the case of each Constituent Company) and the other documents to be delivered by such Constituent Company in connection with this Agreement.

(c)            Officer’s Certificate of each Subsidiary Guarantor. Each Subsidiary Guarantor shall have delivered to such Purchaser an Officer’s Certificate of such Subsidiary Guarantor, dated the date of such Closing, certifying that the conditions specified in Sections 4.1(b), 4.2 and 4.9 have been fulfilled.

(d)            Secretary’s Certificate of each Subsidiary Guarantor. Each Subsidiary Guarantor shall have delivered to such Purchaser a certificate of its Secretary or Assistant Secretary, dated the date of such Closing, certifying as to (1) the resolutions attached thereto and other corporate or other proceedings relating to the authorization, execution and delivery of the Subsidiary Guaranty, (2) such Subsidiary Guarantor’s organizational documents as then in effect and (3) the names, titles and true signatures of the officers of such Subsidiary Guarantor authorized to sign the Subsidiary Guaranty and the other documents to be delivered by such Subsidiary Guarantor in connection with this Agreement.

Section 4.4.      Opinions of Counsel. New York Life and each Purchaser shall have received opinions in form and substance satisfactory to New York Life and such Purchaser, dated the date of such Closing from (a) Vinson & Elkins L.L.P., counsel for the Constituent Companies and the Subsidiary Guarantors, in the form agreed to by New York Life on or prior to the Execution Date (and the Constituent Companies hereby instruct their counsel to deliver such opinion to New York Life and such Purchasers), (b) Venable LLP, special Maryland counsel for the Parent, in the form agreed to by New York Life on or prior to the Execution Date (and the Parent hereby instructs its counsel to deliver such opinion to New York Life and such Purchasers) and (c) ArentFox Schiff LLP, New York Life’s and the Purchasers’ special counsel in connection with such transactions, substantially in the form set forth in Schedule 4.4(c) and covering such other matters incident to such transactions as New York Life or such Purchaser may reasonably request.

Section 4.5.      Purchase Permitted by Applicable Law, Etc. On the date of such Closing, such Purchaser’s purchase of the Notes to be purchased by it at such Closing shall (a) be permitted by the laws and regulations of each jurisdiction to which such Purchaser is subject, without recourse to provisions (such as section 1405(a)(8) of the New York Insurance Law) permitting limited investments by insurance companies without restriction as to the character of the particular investment, (b) not violate any applicable law or regulation (including Regulation T, U or X of the Board of Governors of the Federal Reserve System) and (c) not subject such Purchaser to any tax, penalty or liability under or pursuant to any applicable law or regulation, which law or regulation was not in effect on the Effective Date; provided that clause (c) shall not take into account incremental changes in tax rates after the Effective Date. If requested by such Purchaser, such Purchaser shall have received an Officer’s Certificate of the Issuer certifying as to such matters of fact as such Purchaser may reasonably specify to enable such Purchaser to determine whether such purchase is so permitted.

Section 4.6.      Sale of Other Notes. Contemporaneously with such Closing, the Issuer shall sell to each other Purchaser and each other Purchaser shall purchase the Notes to be purchased by it at such Closing as specified in the applicable Confirmation of Acceptance for any Notes.

Section 4.7.      Payment of Fees. Without limiting Section 16.1, the Constituent Companies shall have paid (a) on or before the Effective Date, the Structuring Fee to New York Life and (b) on or before the Effective Date and the date of such Closing, the fees, charges and disbursements of New York Life’s and the Purchasers’ special counsel referred to in Section 4.4(c) to the extent reflected in a statement of such counsel rendered to the Constituent Companies at least one Business Day prior to such date.

Section 4.8.      Private Placement Number. A Private Placement Number issued by CUSIP Global Services (in cooperation with the SVO) shall have been obtained for each Series of Notes being issued at such Closing.

Section 4.9.      Changes in Corporate Structure. After the Effective Date, other than as permitted by Section 10.2 of this Agreement, neither Constituent Company nor any Subsidiary Guarantor shall have changed its jurisdiction of incorporation or organization, as applicable, or been a party to any merger or consolidation or succeeded to all or any substantial part of the liabilities of any other entity, at any time following the date of the most recent financial statements referred to in Section 5.5.

Section 4.10.      Funding Instructions. At least five Business Days prior to the date of such Closing, each Purchaser shall have received written instructions signed by a Responsible Officer of the Issuer, on letterhead of the Issuer, directing the manner of the payment of the purchase price for the Notes to be purchased at such Closing and setting forth (a) the name and address of the transferee bank, (b) such transferee bank’s ABA number and other relevant bank identification information, (c) the account name and number into which the purchase price for the Notes to be purchased at such Closing is to be deposited, (d) the name, e-mail address and telephone number of the account representative responsible for verifying receipt of such funds and (e) the name, e-mail address and telephone number of a Responsible Officer of the Issuer to verify the information set forth in these instructions. At the request of any Purchaser, an identifiable Responsible Officer of the Issuer shall confirm the written instructions by a live videoconference made available to the Purchasers no later than two Business Days prior to the date of such Closing.

Section 4.11.      Confirmation of Parent Guaranty. The Parent shall have delivered to such Purchaser a Confirmation of Parent Guaranty, dated the date of such Closing, substantially in the form of Schedule 4.11 (each as amended, restated, supplemented or otherwise modified from time to time in accordance with the terms thereof, a “Confirmation of Parent Guaranty”).

Section 4.12.      Confirmation of Subsidiary Guaranty. Each Subsidiary Guarantor shall have delivered to such Purchaser a Confirmation of Subsidiary Guaranty, dated the date of such Closing, substantially in the form of Schedule 4.12 (each as amended, restated, supplemented or otherwise modified from time to time in accordance with the terms thereof, a “Confirmation of Subsidiary Guaranty”).

Section 4.13.      Other Conditions. Any special conditions to such purchase which may be specified by New York Life to the Issuer at the time of the Confirmation of Acceptance, such as repayment of existing Indebtedness, shall have been fulfilled.

Section 4.14.      Proceedings and Documents. All corporate and other proceedings in connection with the transactions contemplated by this Agreement and all documents and instruments incident to such transactions shall be satisfactory to New York Life, such Purchaser and their special counsel, and New York Life, such Purchaser and their special counsel shall have received all such counterpart originals or certified or other copies of such documents as New York Life, such Purchaser or such special counsel may reasonably request.

Section 5.      Representations and Warranties of the Constituent Companies.

The Constituent Companies represent and warrant to New York Life and each Purchaser that, as of the Effective Date and each Closing Date:

Section 5.1.      Organization; Power and Authority.

(a)            The Issuer is a limited partnership duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, and is duly qualified as a foreign limited partnership and is in good standing in each jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The Issuer has the limited partnership power and authority (1) to own or hold under lease the Properties it purports to own or hold under lease, (2) to transact the business it transacts and proposes to transact, (3) to execute and deliver this Agreement and the Notes and (4) to perform the provisions hereof and thereof, except with respect to clauses (1) and (2), where the failure so to have could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(b)            The Parent is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation, and is duly qualified as a foreign corporation and is in good standing in each jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The Parent has the corporate power and authority (1) to own or hold under lease the Properties it purports to own or hold under lease, (2) to transact the business it transacts and proposes to transact, (3) to execute and deliver this Agreement and (4) to perform the provisions hereof, except with respect to clauses (1) and (2), where the failure so to have could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(c)            Each Subsidiary Guarantor is a corporation or other legal entity duly incorporated, organized, validly existing and, where applicable, in good standing under the laws of its jurisdiction of organization, and is duly qualified as a foreign corporation or other legal entity and, where applicable, is in good standing in each jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Each Subsidiary Guarantor has the corporate or other power and authority (1) to own or hold under lease the Properties it purports to own or hold under lease, (2) to transact the business it transacts and proposes to transact and (3) to execute and deliver the Subsidiary Guaranty and to perform the provisions thereof, except with respect to clauses (1) and (2), where the failure so to have could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

Section 5.2.      Authorization, Etc.

(a)            This Agreement and each Note has been duly authorized by all necessary limited partnership action on the part of the Issuer, and this Agreement constitutes and, upon execution and delivery thereof, each Note will constitute, a legal, valid and binding obligation of the Issuer enforceable against the Issuer in accordance with its terms, except as such enforceability may be limited by (1) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and (2) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

(b)            This Agreement has been duly authorized by all necessary corporate action on the part of the Parent, and this Agreement constitutes a legal, valid and binding obligation of the Parent enforceable against the Parent in accordance with its terms, except as such enforceability may be limited by (1) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and (2) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

(c)            The Subsidiary Guaranty has been duly authorized by all necessary corporate or other organizational action on the part of each Subsidiary Guarantor, and the Subsidiary Guaranty constitutes the legal, valid and binding obligation of each Subsidiary Guarantor enforceable against each Subsidiary Guarantor in accordance with its terms, except as such enforceability may be limited by (1) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and (2) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

Section 5.3.      Disclosure. This Agreement, the financial statements referred to in Section 5.5 and the documents, certificates or other writings delivered to New York Life or any Purchaser by or on behalf of the Constituent Companies in connection with the transactions contemplated hereby (this Agreement, such financial statements and such documents, certificates or other writings delivered to New York Life in connection with the entering into this Agreement (in the case of making this representation on the Effective Date), or delivered to New York Life or any Purchaser in connection with such Purchaser’s purchase of Notes prior to the time New York Life provided the interest rate spread quotes to the Issuer pursuant to Section 2.4 with respect to such Notes (in the case of making this representation in the relevant Request for Purchase and at the time of the issuance of such Notes thereunder), but in each case excluding projections, forward looking statements and information of a general economic or industry nature, being referred to, collectively, as the “Disclosure Documents”), taken as a whole, do not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, taken as a whole, not misleading in light of the circumstances under which they were made. New York Life and the Purchasers acknowledge that as to any projections furnished thereto by or on behalf of the Constituent Companies, the Constituent Companies only represent that the same were prepared in good faith on the basis of information and estimates the Constituent Companies believed to be reasonable at the time of preparation. Except as disclosed in the Disclosure Documents, since December 31, 2024 (in the case of making this representation on the Effective Date) and since the end of the most recent Fiscal Year for which audited financial statements have been furnished pursuant to Section 7.1(b) prior to the time New York Life provided the interest rate spread quotes to the Issuer pursuant to Section 2.4 with respect to the Notes to be sold at the relevant Closing (in the case of making this representation in connection with the relevant Request for Purchase and at the time of the issuance of such Notes thereunder), there has been no change in the operations, performance, business, Property or financial condition of the Parent or any Subsidiary except changes that could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

Section 5.4.      Organization and Ownership of Shares of Subsidiaries; Affiliates. (a)  On the Effective Date, Schedule 5.4 contains (except as noted therein) complete and correct lists of (1) the Parent’s Subsidiaries, showing, as to each Subsidiary, the name thereof, the jurisdiction of its organization, the percentage of shares of each class of its Equity Interests outstanding owned by the Parent and each other Subsidiary and whether such Subsidiary is a Subsidiary Guarantor, (2) the Parent’s Affiliates, other than Subsidiaries, and (3) the Parent’s and the Issuer’s directors and senior officers.

(b)            All of the outstanding shares of Equity Interests of each Subsidiary owned by the Parent and its Subsidiaries have been validly issued, are, with respect to Subsidiaries that are corporations, fully paid and non-assessable and are owned by the Parent or another of its Subsidiaries free and clear of any Lien that is prohibited by this Agreement.

(c)            Each Subsidiary is (1) a corporation or other legal entity duly organized, validly existing and, where applicable, in good standing under the laws of its jurisdiction of organization except, in the case of each Subsidiary that is not a Material Subsidiary, where the failure to be in good standing could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect and (2) duly licensed or qualified as a foreign corporation or other legal entity and, where applicable, is in good standing in each other jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so licensed or qualified or in good standing could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Each Subsidiary has the corporate or other power and authority to own or hold under lease the Properties it purports to own or hold under lease and to transact the business it transacts and proposes to transact except where the failure so to have could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(d)            On the Effective Date, no Subsidiary is subject to any legal, regulatory, contractual or other restriction (other than the agreements listed on Schedule 5.4 and customary limitations imposed by corporate law or similar statutes) restricting the ability of such Subsidiary to pay dividends out of profits or make any other similar distributions of profits to the Parent or any of its Subsidiaries that owns outstanding shares of Equity Interests of such Subsidiary.

Section 5.5.      Financial Statements; Material Liabilities. The Constituent Companies have delivered to New York Life and each Purchaser copies of (a) the financial statements of the Parent and its Subsidiaries listed on Schedule 5.5 (in the case of making this representation on the Effective Date) and (b) the financial statements heretofore required to be delivered pursuant to Section 7.1(a) and Section 7.1(b) (in the case of making this representation in the relevant Request for Purchase and at the time of the issuance of the Notes thereunder). All of such financial statements (including in each case the related schedules and notes) fairly present in all material respects the consolidated financial position of the Parent and its Subsidiaries as of the respective dates thereof and the consolidated results of their operations and cash flows for the respective periods so specified and have been prepared in accordance with GAAP consistently applied throughout the periods involved except as set forth in the notes thereto (subject, in the case of any interim financial statements, to normal year-end adjustments). The Parent and its Subsidiaries do not have any Material liabilities that are not disclosed in the Disclosure Documents.

Section 5.6.      Compliance with Laws, Other Instruments, Etc. The execution, delivery and performance (a) by the Issuer of this Agreement and the Notes, (b) the Parent of this Agreement and (c) each Subsidiary Guarantor of the Subsidiary Guaranty will not (1) contravene, result in any breach of, or constitute a default under, any provision of the organizational documents of either Constituent Company or any Subsidiary Guarantor, (2) contravene, or constitute a default under, any material covenant, instrument or agreement of either Constituent Company or any Subsidiary or affecting any of their Property, (3) result in the creation or imposition of any Lien on any Property of either Constituent Company or any Subsidiary Guarantor or Material Subsidiary or under, any indenture, mortgage, deed of trust, loan, purchase or credit agreement, lease, corporate charter, regulations or by-laws, shareholders agreement or any other agreement or instrument to which the Parent or any Subsidiary is bound or by which the Parent or any Subsidiary or any of their respective Properties may be bound or affected, (4) conflict with or result in a breach of any of the terms, conditions or provisions of any order, judgment, decree or ruling of any court, arbitrator or Governmental Authority applicable to the Parent or any Subsidiary or (5) violate any provision of any statute or other rule or regulation of any Governmental Authority applicable to the Parent, the Issuer or any Subsidiary.

Section 5.7.      Governmental Authorizations, Etc. No consent, approval or authorization of, or registration, filing or declaration with, any Governmental Authority is required in connection with the execution, delivery or performance by (a) the Issuer of this Agreement or the Notes, (b) the Parent of this Agreement or (c) any Subsidiary Guarantor of the Subsidiary Guaranty, except in each case those that have otherwise been obtained or made on or prior to the Effective Date or the relevant Closing Date, as applicable, and which remain in full force and effect on such date.

Section 5.8.      Litigation; Observance of Agreements, Statutes and Orders. (a)  There are no actions, suits, investigations or proceedings pending or, to the knowledge of either Constituent Company, threatened against or affecting the Parent or any Subsidiary or any Property of the Parent or any Subsidiary in any court or before any arbitrator of any kind or before or by any Governmental Authority that could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(b)            Neither the Parent nor any Subsidiary is (1) in default under any agreement or instrument to which it is a party or by which it is bound, (2) in violation of any order, judgment, decree or ruling of any court, any arbitrator of any kind or any Governmental Authority or (3) in violation of any applicable law, ordinance, rule or regulation of any Governmental Authority (including Environmental Laws, zoning regulations, the Occupational Safety and Health Act of 1970, the Americans with Disabilities Act of 1990, the USA PATRIOT Act or any of the other laws and regulations that are referred to in Section 5.16), which default or violation could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

Section 5.9.      Taxes; REIT Status.

(a)            All material tax returns required to be filed by either Constituent Company or any Subsidiary in any jurisdiction have, in fact, been filed, and all taxes upon either Constituent Company or any Subsidiary or upon any of their respective Property, income or franchises, which are shown to be due and payable in such returns, have been paid before they have become delinquent, except (1) such taxes, assessments, fees and governmental charges, if any, as are being contested in good faith and by appropriate proceedings and as to which adequate reserves established in accordance with GAAP have been provided or (2) where the failure to file such returns or pay such taxes could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect. Adequate provisions in accordance with GAAP for material taxes on the books of the Constituent Companies and each Subsidiary have been made for all open years and for its current fiscal period. On the Effective Date, the U.S. federal income tax liabilities of the Parent and its Subsidiaries have been finally determined (whether by reason of completed audits or the statute of limitations having run) for all Fiscal Years up to and including the Fiscal Year ended December 31, 2021.

(b)            The Parent has (1) elected to be treated as a REIT and will continue to operate in a manner so as to qualify as a REIT, and (2) not revoked its election to be treated as a REIT. Each Subsidiary of the Parent is either (i) a “qualified REIT subsidiary” within the meaning of Section 856(i) of the Code, (ii) a Taxable REIT Subsidiary within the meaning of Section 856(l) of the Code, (iii) a partnership under Treasury Regulation Section 301.7701-3 or (iv) an entity disregarded as a separate entity from its owner under Treasury Regulation Section 301.7701-3.

Section 5.10.      Title to Property; Leases. The Parent and its Subsidiaries have good and sufficient title (or valid leasehold interests) to their respective Properties, including all such Properties reflected in the most recent audited balance sheet referred to in Section 5.5 or purported to have been acquired by the Parent or any Subsidiary after such date (except as sold or otherwise disposed of in the ordinary course of business), except for those defects in title that could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. All leases that individually or in the aggregate are Material are valid and subsisting and are in full force and effect in all material respects. The Unencumbered Properties are subject to no Liens, other than Permitted Liens. Schedule 5.10 sets forth a list of all of the Unencumbered Properties as of the Effective Date.

Section 5.11.      Licenses, Permits, Etc.

(a)            The Constituent Companies and the Subsidiaries have received all licenses, permits, and approvals of all federal, state, and local Governmental Authorities, if any, necessary to conduct their businesses, in each case except where the failure to obtain or maintain the same could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. No investigation or proceeding, which could reasonably be expected to result in revocation or denial of any material license, permit or approval, is pending or, to the knowledge of the Constituent Companies, threatened except where such revocation or denial could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(b)            The Constituent Companies and the Subsidiaries own, possess, or have the right to use all patents, licenses, franchises, trademarks, trade names, trade styles, copyrights, trade secrets, know how, and confidential commercial and proprietary information necessary to conduct their businesses as now conducted, without known conflict with any patent, license, franchise, trademark, trade name, trade style, copyright or other proprietary right of any other Person except, in each case, where the failure to do so could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(c)            To the knowledge of each Constituent Company, there is no Material violation by any Person of any right of either Constituent Company or any Subsidiary with respect to any patents, licenses, franchises, trademarks, trade names, trade styles, copyrights, trade secrets, know how, and confidential commercial and proprietary information owned by them or necessary to conduct their businesses as now conducted.

Section 5.12.      Compliance with Employee Benefit Plans.

(a)            The Parent and each ERISA Affiliate have operated and administered each Plan in compliance with all applicable laws except for such instances of noncompliance as have not resulted in and could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect. Neither the Parent nor any ERISA Affiliate has incurred any liability pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans (as defined in section 3 of ERISA), and no event, transaction or condition has occurred or exists that could, individually or in the aggregate, reasonably be expected to result in the incurrence of any such liability by the Parent or any ERISA Affiliate, or in the imposition of any Lien on any of the rights, Properties or assets of the Parent or any ERISA Affiliate, in either case pursuant to Title I or IV of ERISA or to section 430(k) of the Code or to any such penalty or excise tax provisions under the Code or federal law or section 4068 of ERISA or by the granting of a security interest in connection with the amendment of a Plan, other than such liabilities or Liens as could not be individually or in the aggregate Material.

(b)            The present value of the aggregate benefit liabilities under each of the Plans (other than Multiemployer Plans), determined as of the end of such Plan’s most recently ended plan year on the basis of the actuarial assumptions specified for funding purposes in such Plan’s most recent actuarial valuation report, did not exceed the aggregate current value of the assets of such Plan allocable to such benefit liabilities by an amount, whether in the case of any single Plan or in the aggregate for all Plans, that could reasonably be expected to result in a Material Adverse Effect. The term “benefit liabilities” has the meaning specified in section 4001 of ERISA and the terms “current value” and “present value” have the meaning specified in section 3 of ERISA.

(c)            The Parent and its ERISA Affiliates have not incurred withdrawal liabilities (and are not subject to contingent withdrawal liabilities) under section 4201 or 4204 of ERISA in respect of Multiemployer Plans that individually or in the aggregate are Material.

(d)            The expected postretirement benefit obligation (determined as of the last day of the Parent’s most recently ended Fiscal Year in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 715-60, without regard to liabilities attributable to continuation coverage mandated by section 4980B of the Code) of the Parent and its Subsidiaries is not Material.

(e)            The execution and delivery of this Agreement and the issuance and sale of the Notes hereunder will not involve any transaction that is subject to the prohibitions of section 406 of ERISA or in connection with which a tax could be imposed pursuant to section 4975(c)(1)(A)-(D) of the Code. The representation by the Constituent Companies to each Purchaser in the first sentence of this Section 5.12(e) is made in reliance upon and subject to the accuracy of such Purchaser’s representation in Section 6.2 as to the sources of the funds to be used to pay the purchase price of the Notes to be purchased by such Purchaser.

(f)            The Parent and its Subsidiaries do not have any Non-U.S. Plans.

Section 5.13.      Private Offering by the Constituent Companies. Neither Constituent Company or anyone acting on its behalf has offered the Notes, the Parent Guaranty, the Subsidiary Guaranty or any similar Securities for sale to, or solicited any offer to buy the Notes, the Parent Guaranty, the Subsidiary Guaranty or any similar Securities from, or otherwise approached or negotiated in respect thereof with, any Person other than the Purchasers, each of which has been offered the Notes, the Parent Guaranty and the Subsidiary Guaranty at a private sale for investment. Neither Constituent Company or anyone acting on its behalf has taken, or will take, any action that would subject the issuance or sale of the Notes or the delivery of the Parent Guaranty or the Subsidiary Guaranty to the registration requirements of section 5 of the Securities Act or to the registration requirements of any Securities or blue-sky laws of any applicable jurisdiction.

Section 5.14.      Use of Proceeds; Margin Regulations. The Issuer will apply the proceeds of the sale of any Notes as set forth in the relevant Request for Purchase. No part of the proceeds from the sale of any Notes hereunder will be used, directly or indirectly, for the purpose of buying or carrying any margin stock within the meaning of Regulation U of the Board of Governors of the Federal Reserve System (12 CFR 221), or for the purpose of buying or carrying or trading in any Securities under such circumstances as to involve the Issuer in a violation of Regulation X of said Board (12 CFR 224) or to involve any broker or dealer in a violation of Regulation T of said Board (12 CFR 220). Margin stock does not constitute more than 25% of the value of the consolidated assets of the Issuer and its Subsidiaries and the Issuer does not have any present intention that margin stock will constitute more than 25% of the value of such assets. As used in this Section, the terms “margin stock” and “purpose of buying or carrying” shall have the meanings assigned to them in said Regulation U.

Section 5.15.      Existing Indebtedness; Future Liens. (a) Except as described therein, Schedule 5.15 sets forth a complete and correct list of all outstanding Indebtedness of the Parent and its Subsidiaries with an outstanding principal amount as of December 31, 2025 equal to or exceeding $1,000,000 (including descriptions of the obligors and obligees, principal amounts outstanding, any collateral therefor and any guaranty thereof). As of the Effective Date, there has been no Material change in the amounts, interest rates, sinking funds, installment payments or maturities of the Indebtedness of the Parent or its Subsidiaries since December 31, 2025. Neither the Parent nor any Subsidiary is in default and no waiver of default is currently in effect, in the payment of any principal or interest on any Indebtedness of the Parent or such Subsidiary and no event or condition exists with respect to any Indebtedness of the Parent or any Subsidiary the outstanding principal amount of which exceeds $1,000,000 that would permit (or that with notice or the lapse of time, or both, would permit) one or more Persons to cause such Indebtedness to become due and payable before its stated maturity or before its regularly scheduled dates of payment.

(b)            As of the Effective Date, neither the Parent nor any Subsidiary is a party to, or otherwise subject to any provision contained in, any instrument evidencing Indebtedness of the Parent or such Subsidiary, any agreement relating thereto or any other agreement (including its charter or any other organizational document) which limits the amount of, or otherwise imposes restrictions on the incurring of, Indebtedness of the Parent, the Issuer or any Subsidiary Guarantor, except as disclosed in Schedule 5.15.

Section 5.16.      Foreign Assets Control Regulations, Etc. (a)  Neither the Parent nor any Controlled Entity (1) is a Blocked Person, (2) has been notified that its name appears or may in the future appear on a State Sanctions List or (3) is a target of sanctions that have been imposed by the United Nations or the European Union.

(b)            Neither the Parent nor any Controlled Entity (1) has violated, been found in violation of, or been charged or convicted under, any applicable U.S. Economic Sanctions Laws, Anti-Money Laundering Laws or Anti-Corruption Laws or (2) to either Constituent Company’s knowledge, is under investigation by any Governmental Authority for possible violation of any U.S. Economic Sanctions Laws, Anti-Money Laundering Laws or Anti-Corruption Laws.

(c)            No part of the proceeds from the sale of the Notes hereunder:

(1)            constitutes or will constitute funds obtained on behalf of any Blocked Person or will otherwise be used by the Parent or any Controlled Entity, directly or indirectly, (i) in connection with any investment in, or any transactions or dealings with, any Blocked Person, (ii) for any purpose that would cause any Purchaser to be in violation of any U.S. Economic Sanctions Laws or (iii) otherwise in violation of any U.S. Economic Sanctions Laws;

(2)            will be used, directly or indirectly, in violation of, or cause any Purchaser to be in violation of, any applicable Anti-Money Laundering Laws; or

(3)            will be used, directly or indirectly, for the purpose of making any improper payments, including bribes, to any Governmental Official or commercial counterparty in order to obtain, retain or direct business or obtain any improper advantage, in each case which would be in violation of, or cause any Purchaser to be in violation of, any applicable Anti-Corruption Laws.

(d)            The Parent has established procedures and controls which it reasonably believes are adequate (and otherwise comply with applicable law) to ensure that the Parent and each Controlled Entity is and will continue to be in compliance with all applicable U.S. Economic Sanctions Laws, Anti-Money Laundering Laws and Anti-Corruption Laws.

Section 5.17.      Status under Certain Statutes. Neither the Parent nor any Subsidiary is subject to regulation under the Investment Company Act of 1940, the Public Utility Holding Company Act of 2005, the ICC Termination Act of 1995, or the Federal Power Act.

Section 5.18.      Environmental Matters. (a)  Neither the Parent nor any Subsidiary has knowledge of any claim or has received any written notice of any claim and no proceeding has been instituted asserting any claim against the Parent or any Subsidiary or any of their respective real properties or other assets now or formerly owned, leased or operated by any of them, alleging any damage to the environment or violation of any Environmental Laws, except, in each case, such as could not reasonably be expected to result in a Material Adverse Effect.

(b)            Neither the Parent nor any Subsidiary has knowledge of any facts which would give rise to any claim, public or private, of violation of Environmental Laws or damage to the environment emanating from, occurring on or in any way related to real properties now or formerly owned, leased or operated by any of them or to other assets or their use, except, in each case, such as could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

(c)            Neither the Parent nor any Subsidiary has stored any Hazardous Materials on real properties now or formerly owned, leased or operated by any of them in violation of any Environmental Law that could, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

(d)            Neither the Parent nor any Subsidiary has disposed of any Hazardous Materials in violation of any Environmental Law that could, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

(e)            All buildings on all real properties now owned, leased or operated by the Parent or any Subsidiary are in compliance with applicable Environmental Laws, except where failure to comply could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

Section 5.19.      Obligations Rank Pari Passu.

(a)            The obligations of the Issuer under this Agreement and the Notes of each Series rank at least pari passu in right of payment with the Notes of each other Series issued under this Agreement and with all other unsecured senior Indebtedness (actual or contingent) of the Issuer, including all unsecured senior Indebtedness of the Issuer described in Schedule 5.15.

(b)            The obligations of the Parent under the Parent Guaranty rank at least pari passu in right of payment with all other unsecured senior Indebtedness (actual or contingent) of the Parent, including all unsecured senior Indebtedness of such Parent described in Schedule 5.15.

(c)            The obligations of each Subsidiary Guarantor under the Subsidiary Guaranty rank at least pari passu in right of payment with all other unsecured senior Indebtedness (actual or contingent) of such Subsidiary Guarantor, including all unsecured senior Indebtedness of such Subsidiary Guarantor described in Schedule 5.15.

Section 5.20.      Solvency. The Parent, the Issuer and their Subsidiaries, taken as a whole, are Solvent.

Section 5.21.      Condition of Property; Casualties; Condemnation. Except to the extent that the same could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect, each Real Property (a) is in good repair, working order and condition, normal wear and tear excepted, (b) is free of structural defects, (c) is not subject to material deferred maintenance, (d) has and will have all building systems contained therein in good repair, working order and condition, normal wear and tear excepted and (e) does not have a building located in a flood plain or flood hazard area, or if located in a flood plain or flood hazard area, such building is covered by full replacement cost flood insurance and in an amount and otherwise in compliance with the requirements of all applicable flood insurance laws and regulations (it being understood that parking lots and unimproved portions of the Property may be in a flood plain). For the avoidance of doubt, in no event shall the representations contained in the foregoing clauses (a) through (d) be deemed to be applicable to any Property owned by a Tenant. None of the Unencumbered Properties is currently materially adversely affected as a result of any fire, explosion, earthquake, flood, drought, windstorm, accident, strike or other labor disturbance, embargo, requisition or taking of Property or cancellation of contracts, permits or concessions by a Governmental Authority, riot, activities of armed forces or acts of God or of any public enemy which is not in the process of being repaired. No condemnation or other like proceedings that has had, or would reasonably be expected to result in, a Material Adverse Effect, is pending, served or, to the knowledge of either Constituent Company, threatened against any Unencumbered Property.

Section 5.22.      Outbound Investment Rules. Neither the Parent nor any of its Subsidiaries is a “covered foreign person” as that term is used in the Outbound Investment Rules. Neither the Parent nor any of its Subsidiaries currently engages, or has any present intention to engage in the future, directly or indirectly, in (a) a “covered activity” or a “covered transaction,” as each such term is defined in the Outbound Investment Rules, (b) any activity or transaction that would constitute a “covered activity” or a “covered transaction,” as each such term is defined in the Outbound Investment Rules or (c) any other activity that would cause New York Life or any Purchaser to be in violation of the Outbound Investment Rules or cause New York Life or any Purchaser to be legally prohibited by the Outbound Investment Rules from performing under this Agreement.

Section 6.      Representations of the Purchasers.

Section 6.1.      Purchase for Investment. Each Purchaser severally represents that it is purchasing the Notes for its own account or for one or more separate accounts maintained by such Purchaser or for the account of one or more pension or trust funds and not with a view to the distribution thereof, provided that the disposition of such Purchaser’s or their Property shall at all times be within such Purchaser’s or their control. Each Purchaser understands that the Notes, the Parent Guaranty and the Subsidiary Guaranty have not been registered under the Securities Act and may be resold only if registered pursuant to the provisions of the Securities Act or if an exemption from registration is available, except under circumstances where neither such registration nor such an exemption is required by law, and that the Issuer is not required to register the Notes, the Parent Guaranty or the Subsidiary Guaranty.

Section 6.2.      Source of Funds. Each Purchaser severally represents that at least one of the following statements is an accurate representation as to each source of funds (a “Source”) to be used by such Purchaser to pay the purchase price of the Notes to be purchased by such Purchaser hereunder:

(a)            the Source is an “insurance company general account” (as the term is defined in the United States Department of Labor’s Prohibited Transaction Exemption (“PTE”) 95-60) in respect of which the reserves and liabilities (as defined by the annual statement for life insurance companies approved by the NAIC (the “NAIC Annual Statement”)) for the general account contract(s) held by or on behalf of any employee benefit plan together with the amount of the reserves and liabilities for the general account contract(s) held by or on behalf of any other employee benefit plans maintained by the same employer (or affiliate thereof as defined in PTE 95-60) or by the same employee organization in the general account do not exceed 10% of the total reserves and liabilities of the general account (exclusive of separate account liabilities) plus surplus as set forth in the NAIC Annual Statement filed with such Purchaser’s state of domicile; or

(b)            the Source is a separate account that is maintained solely in connection with such Purchaser’s fixed contractual obligations under which the amounts payable, or credited, to any employee benefit plan (or its related trust) that has any interest in such separate account (or to any participant or beneficiary of such plan (including any annuitant)) are not affected in any manner by the investment performance of the separate account; or

(c)            the Source is either (1) an insurance company pooled separate account, within the meaning of PTE 90-1 or (2) a bank collective investment fund, within the meaning of PTE 91-38 and, except as disclosed by such Purchaser to the Issuer in writing pursuant to this clause (c), no employee benefit plan or group of plans maintained by the same employer or employee organization beneficially owns more than 10% of all assets allocated to such pooled separate account or collective investment fund; or

(d)            the Source constitutes assets of an “investment fund” (within the meaning of Section VI of PTE 84-14 (the “QPAM Exemption”)) managed by a “qualified professional asset manager” or “QPAM” (within the meaning of Section VI of the QPAM Exemption), is not ineligible pursuant to Section 1(g) of the QPAM Exemption, no employee benefit plan’s assets that are managed by the QPAM in such investment fund, when combined with the assets of all other employee benefit plans established or maintained by the same employer or by an affiliate (within the meaning of Section VI(c)(1) of the QPAM Exemption) of such employer or by the same employee organization and managed by such QPAM, represent more than 20% of the total client assets managed by such QPAM, the conditions of Section I(c) and Section I(k) of the QPAM Exemption are satisfied, neither the QPAM nor a person controlling or controlled by the QPAM maintains an ownership interest in the Issuer that would cause the QPAM and the Issuer to be “related” within the meaning of Section VI(h) of the QPAM Exemption and (1) the identity of such QPAM and (2) the names of any employee benefit plans whose assets in the investment fund, when combined with the assets of all other employee benefit plans established or maintained by the same employer or by an affiliate (within the meaning of Section VI(c)(1) of the QPAM Exemption) of such employer or by the same employee organization, represent 10% or more of the assets of such investment fund have been disclosed to the Issuer in writing pursuant to this clause (d); or

(e)            the Source constitutes assets of a “plan(s)” (within the meaning of Part IV(h) of PTE 96-23 (the “INHAM Exemption”)) managed by an “in-house asset manager” or “INHAM” (within the meaning of Part IV(a) of the INHAM Exemption), the conditions of Part I(a), (g) and (h) of the INHAM Exemption are satisfied, neither the INHAM nor a person controlling or controlled by the INHAM (applying the definition of “control” in Part IV(d)(3) of the INHAM Exemption) owns a 10% or more interest in the Issuer and (1) the identity of such INHAM and (2) the name(s) of the employee benefit plan(s) whose assets constitute the Source have been disclosed to the Issuer in writing pursuant to this clause (e); or

(f)            the Source is a governmental plan; or

(g)            the Source is one or more employee benefit plans, or a separate account or trust fund comprised of one or more employee benefit plans, each of which has been identified to the Issuer in writing pursuant to this clause (g); or

(h)            the Source does not include assets of any employee benefit plan, other than a plan exempt from the coverage of ERISA.

As used in this Section 6.2, the terms “employee benefit plan,” “governmental plan,” and “separate account” shall have the respective meanings assigned to such terms in section 3 of ERISA.

Section 7.      Information as to Constituent Companies.

Section 7.1.      Financial and Business Information. The Constituent Companies shall deliver to New York Life and each holder of a Note that is an Institutional Investor:

(a)            Quarterly Statements — within 45 days (or such shorter period as is the earlier of (x) 15 days greater than the period applicable to the filing of the Parent’s Quarterly Report on Form 10-Q (the “Form 10-Q”) with the SEC regardless of whether the Parent is subject to the filing requirements thereof and (y) the date by which such financial statements are required to be delivered under any Material Credit Facility or the date on which such corresponding financial statements are delivered under any Material Credit Facility if such delivery occurs earlier than such required delivery date) after the end of each Fiscal Quarter in each Fiscal Year (other than the last quarterly fiscal period of each such Fiscal Year), copies of

(1)            a consolidated balance sheet of the Parent and its Subsidiaries as at the end of such Fiscal Quarter, and

(2)            consolidated statements of income, changes in shareholders’ equity and cash flows of the Parent and its Subsidiaries, for such quarter and (in the case of the second and third quarters) for the portion of the Fiscal Year ending with such Fiscal Quarter, setting forth in each case in comparative form the figures for the corresponding periods in the previous Fiscal Year, all in reasonable detail, prepared in accordance with GAAP applicable to quarterly financial statements generally, and certified by a Senior Financial Officer of the Parent as fairly presenting, in all material respects, the financial position of the companies being reported on and their results of operations and cash flows, subject to changes resulting from year-end adjustments;

(b)            Annual Statements — within 90 days (or such shorter period as is the earlier of (x) 15 days greater than the period applicable to the filing of the Parent’s Annual Report on Form 10-K (the “Form 10-K”) with the SEC regardless of whether the Parent is subject to the filing requirements thereof and (y) the date by which such financial statements are required to be delivered under any Material Credit Facility or the date on which such corresponding financial statements are delivered under any Material Credit Facility if such delivery occurs earlier than such required delivery date) after the end of each Fiscal Year, copies of

(1)            a consolidated balance sheet of the Parent and its Subsidiaries as at the end of such Fiscal Year, and

(2)            consolidated statements of income, changes in shareholders’ equity and cash flows of the Parent and its Subsidiaries for such Fiscal Year,

setting forth in each case in comparative form the figures for the previous Fiscal Year, all in reasonable detail, prepared in accordance with GAAP, and accompanied by an opinion thereon (without a “going concern” or similar qualification or exception (except any such qualification or exception resulting from (i) an anticipated breach of Section 10.11 or any financial covenant contained in other Indebtedness which has not yet occurred or (ii) the impending maturity of the Notes or other Indebtedness within the ensuing twelve months) and without any qualification or exception as to the scope of the audit on which such opinion is based) of independent public accountants of recognized national standing, which opinion shall state that such financial statements present fairly, in all material respects, the financial position of the companies being reported upon and their results of operations and cash flows and have been prepared in conformity with GAAP, and that the examination of such accountants in connection with such financial statements has been made in accordance with generally accepted auditing standards, and that such audit provides a reasonable basis for such opinion in the circumstances;

(c)            Budgets — within 30 days after the end of each Fiscal Year, a copy of the Issuer’s operating budget and projections for the following year including consolidated projections of revenues, expenses and balance sheet on a quarter-by-quarter basis, with such operating budget and projections in reasonable detail prepared by the Issuer and in form reasonably satisfactory to New York Life (which shall include a summary of all significant assumptions made in preparing such projections);

(d)            SEC and Other Reports — promptly upon their becoming available, one copy of (1) each financial statement, report, notice, proxy statement or similar document sent by the Parent or any Subsidiary (i) to its creditors under any Material Credit Facility (excluding information sent to such creditors in the ordinary course of administration of a credit facility, such as information relating to pricing and borrowing availability) or (ii) to its public Securities holders generally, and (2) each regular or periodic report, each registration statement (without exhibits except as expressly requested by New York Life or such holder), and each prospectus and all amendments thereto filed by the Parent or any Subsidiary with the SEC and of all press releases and other statements made available generally by the Parent or any Subsidiary to the public concerning developments that are Material;

(e)            Management Letters — promptly upon request therefor by New York Life or any holder, any additional written reports, management letters or other detailed information contained in writing concerning significant aspects of the Parent’s or any Subsidiary’s operations and financial affairs given to it by its independent public accountants and submitted to the board of directors (or similar governing body) of such Person;

(f)            Regulatory Audits — promptly after receipt thereof, if any, a copy of each audit made by any regulatory agency of the books and records of the Parent or any Subsidiary or of notice of any material noncompliance with any applicable law, rule or regulation relating to the Parent or any Subsidiary, or its business;

(g)            Notice of Default or Event of Default — promptly, and in any event within five Business Days after a Responsible Officer of either Constituent Company becoming aware of the existence of any Default or Event of Default or that any Person has given any notice or taken any action with respect to a claimed default hereunder or that any Person has given any notice or taken any action with respect to a claimed default of the type referred to in Section 11(f), a written notice specifying the nature and period of existence thereof and what action the Constituent Companies are taking or propose to take with respect thereto;

(h)            Employee Benefits Matters — promptly, and in any event within five days after a Responsible Officer of either Constituent Company becoming aware of any of the following, a written notice setting forth the nature thereof and the action, if any, that the Parent or an ERISA Affiliate proposes to take with respect thereto:

(1)            with respect to any Plan, any reportable event, as defined in section 4043(c) of ERISA and the regulations thereunder, for which notice thereof has not been waived pursuant to such regulations as in effect on the Effective Date;

(2)            the taking by the PBGC of steps to institute, or the threatening by the PBGC of the institution of, proceedings under section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan, or the receipt by the Parent or any ERISA Affiliate of a notice from a Multiemployer Plan that such action has been taken by the PBGC with respect to such Multiemployer Plan;

(3)            any event, transaction or condition that could result in the incurrence of any liability by the Parent or any ERISA Affiliate pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans, or in the imposition of any Lien on any of the rights, Properties or assets of the Parent or any ERISA Affiliate pursuant to Title I or IV of ERISA or such penalty or excise tax provisions, if such liability or Lien, taken together with any other such liabilities or Liens then existing, could reasonably be expected to have a Material Adverse Effect; or

(4)            receipt of notice of the imposition of a Material financial penalty (which for this purpose shall mean any tax, penalty or other liability, whether by way of indemnity or otherwise) with respect to one or more Non-U.S. Plans;

(i)            Notices of Litigation; Etc. — promptly after any Responsible Officer of either Constituent Company obtains knowledge thereof, written notice of (1) any threatened (in writing) or pending litigation or governmental or arbitration proceeding or labor controversy against the Parent or any Subsidiary or any of their respective Property or Properties that could reasonably be expected to have a Material Adverse Effect or (2) the occurrence of any other matter that could reasonably be expected to have a Material Adverse Effect;

(j)            Resignation or Replacement of Auditors — within 10 Business Days following the date on which the Parent’s auditors resign or the Parent elects to change auditors, as the case may be, notification thereof, together with such further information as New York Life or the Required Holders may reasonably request;

(k)            Material Acquisition — promptly, and in any event within 10 Business Days after the occurrence of a Material Acquisition with respect to which the Issuer will make the election provided in Section 10.11(a), Section 10.11(e) or Section 10.11(f), an Officer’s Certificate of the Issuer stating (1) that the Issuer has completed a Material Acquisition, (2) a description of such Material Acquisition, (3) the date of completion of such Material Acquisition and (4) the total consideration for such Material Acquisition;

(l)            Debt Rating — promptly following the occurrence thereof, notice of any change in the Debt Rating for any Series of Notes (to the extent such Debt Rating is not a public rating); and

(m)            Requested Information — with reasonable promptness, such other data and information relating to the business, operations, affairs, financial condition, assets or Properties of the Parent or any of its Subsidiaries (including actual copies of the Parent’s Form 10-Q and Form 10-K) or relating to the ability of either Constituent Company or any Subsidiary Guarantor to perform its obligations hereunder, under the Notes or under the Subsidiary Guaranty as from time to time may be reasonably requested by New York Life or any such holder of a Note.

Section 7.2.      Officer’s Certificate. Each set of financial statements delivered to New York Life or a holder of a Note pursuant to Section 7.1(a) or Section 7.1(b) shall be accompanied by a certificate of a Senior Financial Officer of the Parent in the form attached hereto as Schedule 7.2 (a “Compliance Certificate”):

(a)            Covenant Compliance — setting forth the information from such financial statements that is required in order to establish whether the Constituent Companies were in compliance with the requirements of Section 10 and each Additional or More Restrictive Term during the quarterly or annual period covered by the financial statements then being furnished (including with respect to each such provision that involves mathematical calculations, the information from such financial statements that is required to perform such calculations) and detailed calculations of the maximum or minimum amount, ratio or percentage, as the case may be, permissible under the terms of such Section, and the calculation of the amount, ratio or percentage then in existence. In the event that the Parent or any Subsidiary has made an election to measure any financial liability using fair value (which election is being disregarded for purposes of determining compliance with this Agreement pursuant to Section 23.2) as to the period covered by any such financial statement, such Senior Financial Officer’s certificate as to such period shall include a reconciliation from GAAP with respect to such election;

(b)            Event of Default — certifying that such Senior Financial Officer has reviewed the relevant terms of this Agreement and has made, or caused to be made, under his or her supervision, a review of the transactions and conditions of the Parent and its Subsidiaries from the beginning of the quarterly or annual period covered by the statements then being furnished to the date of the certificate and that such review shall not have disclosed the existence during such period of any condition or event that constitutes a Default or an Event of Default or, if any such condition or event existed or exists (including any such event or condition resulting from the failure of the Parent or any Subsidiary to comply with any Environmental Law), specifying the nature and period of existence thereof and what action the Constituent Companies shall have taken or propose to take with respect thereto;

(c)            Subsidiary Guarantors – setting forth a list of all Subsidiaries that are Subsidiary Guarantors and certifying that each Subsidiary that is required to be a Subsidiary Guarantor pursuant to Section 9.7 is a Subsidiary Guarantor, in each case, as of the date of such certificate of Senior Financial Officer; and

(d)            Organization List – if there have been any changes to the organizational list of the Parent and its Subsidiaries during the most recently ended Fiscal Quarter, a revised organizational list, together with a summary of the changes.

Section 7.3.      Visitation. Each Constituent Company shall permit the representatives of New York Life and each holder of a Note that is an Institutional Investor:

(a)            No Default — if no Default or Event of Default then exists, at the expense of New York Life or such holder and upon reasonable prior notice to such Constituent Company, but no more than once during any 12 consecutive month period, to visit the principal executive office of such Constituent Company, to discuss the affairs, finances and accounts of such Constituent Company and its Subsidiaries with such Constituent Company’s officers, and (with the consent of such Constituent Company, which consent will not be unreasonably withheld) its independent public accountants, and (with the consent of such Constituent Company, which consent will not be unreasonably withheld) to visit the other offices and, subject to the provisions of any applicable Leases, Properties of such Constituent Company and each of its Subsidiaries, all at such reasonable times as may be reasonably requested in writing; and

(b)            Default — if a Default or Event of Default then exists, at the expense of such Constituent Company to visit and inspect any of the offices or Properties of such Constituent Company or any of its Subsidiaries, to examine all their respective books of account, records, reports and other papers, to make copies and extracts therefrom, and to discuss their respective affairs, finances and accounts with their respective officers and independent public accountants (and by this provision such Constituent Company authorizes said accountants to discuss the affairs, finances and accounts of such Constituent Company and its Subsidiaries), all at such times and as often as may be requested;

provided that notwithstanding the foregoing, such representatives shall use reasonable efforts to coordinate inspections undertaken in accordance with this Section 7.3 to (1) minimize the administrative burden of such inspections on the Constituent Companies and their Subsidiaries, (2) minimize the interference with the business of the Constituent Companies and their Subsidiaries and (3) not disturb the occupancy of any Real Property by any Tenant.

Section 7.4.      Electronic Delivery. Financial statements, opinions of independent certified public accountants, other information and Officer’s Certificates that are required to be delivered by a Constituent Company pursuant to Sections 7.1(a), (b), (c) or (d) and Section 7.2 shall be deemed to have been delivered if such Constituent Company satisfies any of the following requirements with respect thereto:

(a)            such financial statements satisfying the requirements of Section 7.1(a) or Section 7.1(b) and related Officer’s Certificate satisfying the requirements of Section 7.2 and any other information required under Section 7.1(c) or Section 7.1(d) are delivered to New York Life and each holder of a Note by e-mail at the e-mail address set forth in such holder’s Purchaser Schedule or as communicated from time to time in a separate writing delivered to the Constituent Companies;

(b)            the Parent shall have timely filed such Form 10-Q or Form 10-K, satisfying the requirements of Section 7.1(a) or Section 7.1(b), as the case may be, with the SEC on EDGAR and shall have made such form and the related Officer’s Certificate satisfying the requirements of Section 7.2 available on its home page on the internet, which is located at https://www.globalmedicalreit.com as of the Effective Date;

(c)            such financial statements satisfying the requirements of Section 7.1(a) or Section 7.1(b) and related Officer’s Certificate satisfying the requirements of Section 7.2 and any other information required under Section 7.1 (c) or Section 7.1(d) are timely posted by or on behalf of either Constituent Company on Intralinks or on any other similar website to which New York Life and each holder of Notes has free access; or

(d)            the Constituent Companies shall have timely filed any of the items referred to in Section 7.1(d)(2) with the SEC on EDGAR and shall have made such items available on its home page on the internet or on Intralinks or on any other similar website to which New York Life and each holder of Notes has free access;

provided however, that in no case shall access to such financial statements, other information and Officer’s Certificates be conditioned upon any waiver or other agreement or consent (other than confidentiality provisions consistent with Section 21 of this Agreement); provided further, that in the case of any of clauses (b), (c) or (d), the Constituent Companies shall have given New York Life and each holder of a Note prior written notice, which may be by e-mail or in accordance with Section 19, of such posting or filing in connection with each delivery, provided further, that upon request of New York Life or any holder to receive paper copies of such forms, financial statements, other information and Officer’s Certificates or to receive them by e-mail, the Constituent Companies will promptly e-mail them or deliver such paper copies, as the case may be, to New York Life or such holder.

Section 8.      Payment and Prepayment of the Notes.

Section 8.1.      Required Prepayments; Maturity.

(a)            Each Series of Notes shall be subject to required prepayments, if any, as set forth in the Notes of such Series, provided that upon any partial prepayment of the Notes of any Series pursuant to Section 8.3, or partial purchase of the Notes pursuant to Section 8.6 the principal amount of each required prepayment of the Notes of such Series becoming due under this Section 8.1(a) on and after the date of such prepayment shall be reduced in the same proportion as the aggregate unpaid principal amount of the Notes of such Series is reduced as a result of such prepayment.

(b)            As provided therein, the entire unpaid principal balance of each Note shall be due and payable on the Maturity Date thereof.

Section 8.2.      Interest.

(a)            The Issuer shall pay interest on each Note at the rates and at the times set forth in such Note.

(b)            Notwithstanding the foregoing clause (a), if as of December 31, 2026 the Coupon Adjustment Leverage Ratio is greater than or equal to 6.50 to 1.00 (the “Increased Interest Event”), then the interest rate payable with respect to each outstanding Note shall be equal to the interest rate applicable to such Note immediately preceding the Increased Interest Event plus 0.65% (65 basis points) per annum (such incremental interest herein, the “Increased Interest”). Upon the occurrence of the Increased Interest Event, Increased Interest shall commence accruing on each outstanding Note on and as of January 1, 2027 and shall cease accruing on such Note on the last day of the Fiscal Quarter in which the Coupon Adjustment Leverage Ratio is, and was as of the last day of the immediately preceding two Fiscal Quarters, less than 6.50 to 1.00 (the “Increased Interest Termination Date”), as evidenced by written notice thereof from the Issuer to New York Life and each holder of the Notes. Increased Interest shall be computed on the basis of a 360-day year of twelve 30-day months and shall be fully-earned and payable to each holder of a Note in arrears on each interest payment date with respect to such Note. After the Increased Interest Termination Date, Increased Interest shall no longer accrue on any Note pursuant to this Section 8.2(b).

Section 8.3.      Optional Prepayments with Make-Whole Amount.

(a)            The Issuer may, at its option, upon notice as provided below, prepay at any time all, or from time to time any part of, the Notes of any Series, in an amount not less than 5% of the aggregate principal amount of the Notes of such Series then outstanding in the case of a partial prepayment, at 100% of the principal amount so prepaid, and the Make-Whole Amount, if any, determined for the prepayment date with respect to such principal amount. The Issuer will give each holder of Notes of a Series to be prepaid (with a copy to New York Life) written notice of each optional prepayment under this Section 8.3(a) not less than 10 days and not more than 60 days prior to the date fixed for such prepayment unless the Issuer and the holders of more than 50% of the then outstanding principal amount of the Series of Notes to be prepaid (exclusive of any Notes then owned by a Constituent Company or any of its Affiliates) agree to another time period pursuant to Section 18. Each such notice shall specify such date (which shall be a Business Day), the aggregate principal amount of the Notes of the Series to be prepaid on such date, the principal amount of each Note of such Series held by such holder to be prepaid (determined in accordance with Section 8.4), and the interest to be paid on the prepayment date with respect to such principal amount being prepaid, and shall be accompanied by a certificate of a Senior Financial Officer of the Issuer as to the estimated Make-Whole Amount due in connection with such prepayment (calculated as if the date of such notice were the date of the prepayment), setting forth the details of such computation. Two Business Days prior to such prepayment, the Issuer shall deliver to New York Life and each holder of Notes of the Series to be prepaid a certificate of a Senior Financial Officer of the Issuer specifying the calculation of such Make-Whole Amount as of the specified prepayment date.

(b)            Notwithstanding anything contained in Section 8.3(a) to the contrary, if and so long as any Default or Event of Default then exists or would be caused by an optional prepayment, any optional prepayment of the Notes pursuant to the provisions of Section 8.3(a) shall be allocated among all of the Notes of all Series at the time outstanding in proportion, as nearly as practicable, to the respective unpaid principal amounts thereof.

Section 8.4.      Allocation of Partial Prepayments.

(a)            In the case of each partial prepayment of the Notes of any Series pursuant to Section 8.3(a), the principal amount of the Notes of such Series to be prepaid shall be allocated among all of the Notes of such Series at the time outstanding in proportion, as nearly as practicable, to the respective unpaid principal amounts thereof not theretofore called for prepayment.

(b)            In the case of each partial prepayment of all Series of Notes pursuant to Section 8.3(b), the principal amount of the Notes to be prepaid shall be allocated among all of the Notes regardless of Series at the time outstanding in proportion, as nearly as practicable, to the respective unpaid principal amounts thereof not theretofore called for prepayment.

Section 8.5.      Maturity; Surrender, Etc.      In the case of each prepayment of Notes pursuant to this Section 8, the principal amount of each Note to be prepaid shall mature and become due and payable on the date fixed for such prepayment, together with interest on such principal amount accrued to such date and the applicable Make-Whole Amount, if any. From and after such date, unless the Issuer shall fail to pay such principal amount when so due and payable, together with the interest and Make-Whole Amount, if any, as aforesaid, interest on such principal amount shall cease to accrue. Any Note paid or prepaid in full shall be surrendered to the Issuer and cancelled and shall not be reissued, and no Note shall be issued in lieu of any prepaid principal amount of any Note.

Section 8.6.      Purchase of Notes. The Issuer will not, and will not permit any of its Affiliates to purchase, redeem, prepay or otherwise acquire, directly or indirectly, any of the outstanding Notes except (a) upon the payment or prepayment of the Notes in accordance with this Agreement and the Notes or (b) pursuant to an offer to purchase the outstanding Notes of any Series made by the Issuer or one of its Affiliates pro rata to the holders of all Notes of such Series at the time outstanding upon the same terms and conditions; provided that if and so long as any Default or Event of Default then exists or would arise as a result thereof, such offer shall be made pro rata to the holders of the Notes of all Series. Any such offer shall provide each holder with sufficient information to enable it to make an informed decision with respect to such offer, and shall remain open for at least 10 Business Days. If the holders of more than 25% of the principal amount of the Notes then outstanding accept such offer, the Issuer shall promptly notify the remaining holders of such fact and the expiration date for the acceptance by holders of Notes of such offer shall be extended by the number of days necessary to give each such remaining holder at least 10 Business Days from its receipt of such notice to accept such offer. The Issuer will promptly cancel all Notes acquired by it or any Affiliate pursuant to any payment, prepayment or purchase of Notes pursuant to this Agreement and no Notes may be issued in substitution or exchange for any such Notes.

Section 8.7.      Make-Whole Amount.

The term “Make-Whole Amount” means, with respect to any Note, an amount equal to the excess, if any, of the Discounted Value of the Remaining Scheduled Payments with respect to the Called Principal of such Note over the amount of such Called Principal, provided that the Make-Whole Amount may in no event be less than zero. For the purposes of determining the Make-Whole Amount, the following terms have the following meanings:

“Called Principal” means, with respect to any Note, the principal of such Note that is to be prepaid pursuant to Section 8.3 or has become or is declared to be immediately due and payable pursuant to Section 12.1, as the context requires.

“Discounted Value” means, with respect to the Called Principal of any Note, the amount obtained by discounting all Remaining Scheduled Payments with respect to such Called Principal from their respective scheduled due dates to the Settlement Date with respect to such Called Principal, in accordance with accepted financial practice and at a discount factor (applied on the same periodic basis as that on which interest on the Notes is payable) equal to the Reinvestment Yield with respect to such Called Principal.

“Reinvestment Yield” means, with respect to the Called Principal of any Note, the sum of (a) 0.50% plus (b) the yield to maturity implied by the “Ask Yield(s)” reported as of 10:00 A.M. on the second Business Day preceding the Settlement Date with respect to such Called Principal, on the display designated as “Page PX1” (or such other display as may replace Page PX1) on Bloomberg Financial Markets for the most recently issued actively traded on-the-run U.S. Treasury securities (“Reported”) having a maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date. If there are no such U.S. Treasury securities Reported having a maturity equal to such Remaining Average Life, then such implied yield to maturity will be determined by (1) converting U.S. Treasury bill quotations to bond equivalent yields in accordance with accepted financial practice and (2) interpolating linearly between the “Ask Yields” Reported for the applicable most recently issued actively traded on-the-run U.S. Treasury securities with the maturities (i) closest to and greater than such Remaining Average Life and (ii) closest to and less than such Remaining Average Life. The Reinvestment Yield shall be rounded to the number of decimal places as appears in the interest rate of the applicable Note.

If such yields are not Reported or the yields Reported as of such time are not ascertainable (including by way of interpolation), then “Reinvestment Yield” means, with respect to the Called Principal of any Note, the sum of (x) 0.50% plus (y) the yield to maturity implied by the U.S. Treasury constant maturity yields reported, for the latest day for which such yields have been so reported as of the second Business Day preceding the Settlement Date with respect to such Called Principal, in Federal Reserve Statistical Release H.15 (or any comparable successor publication) for the U.S. Treasury constant maturity having a term equal to the Remaining Average Life of such Called Principal as of such Settlement Date. If there is no such U.S. Treasury constant maturity having a term equal to such Remaining Average Life, such implied yield to maturity will be determined by interpolating linearly between (A) the U.S. Treasury constant maturity so reported with the term closest to and greater than such Remaining Average Life and (B) the U.S. Treasury constant maturity so reported with the term closest to and less than such Remaining Average Life. The Reinvestment Yield shall be rounded to the number of decimal places as appears in the interest rate of the applicable Note.

“Remaining Average Life” means, with respect to any Called Principal, the number of years obtained by dividing (a) such Called Principal into (b) the sum of the products obtained by multiplying (1) the principal component of each Remaining Scheduled Payment with respect to such Called Principal by (2) the number of years, computed on the basis of a 360-day year comprised of twelve 30-day months and calculated to two decimal places, that will elapse between the Settlement Date with respect to such Called Principal and the scheduled due date of such Remaining Scheduled Payment.

“Remaining Scheduled Payments” means, with respect to the Called Principal of any Note, all payments of such Called Principal and interest (calculated without reference to any Default Rate then in effect) thereon that would be due after the Settlement Date with respect to such Called Principal if no payment of such Called Principal were made prior to its scheduled due date, provided that if such Settlement Date is not a date on which interest payments are due to be made under the Notes, then the amount of the next succeeding scheduled interest payment will be reduced by the amount of interest accrued to such Settlement Date and required to be paid on such Settlement Date pursuant to Section 8.3 or Section 12.1.

“Settlement Date” means, with respect to the Called Principal of any Note, the date on which such Called Principal is to be prepaid pursuant to Section 8.3 or has become or is declared to be immediately due and payable pursuant to Section 12.1, as the context requires.

Section 8.8.      Change in Control.

(a)            Notice of Change in Control. The Constituent Companies will, within five Business Days after any Responsible Officer of either thereof has knowledge of the occurrence of any Change in Control give written notice of such Change in Control to New York Life and each holder of Notes and such notice shall contain and constitute an offer by the Issuer to prepay Notes as described in Section 8.8(b) and shall be accompanied by the certificate described in Section 8.8(e).

(b)            Offer to Prepay Notes. The offer to prepay Notes contemplated by Section 8.8(a) shall be an offer to prepay, in accordance with and subject to this Section 8.8, all, but not less than all, Notes held by each holder on a date specified in such offer (the “Change in Control Proposed Prepayment Date”), which date shall be a Business Day not less than 10 days and not more than 60 days after the date of such offer (or if the Change in Control Proposed Prepayment Date shall not be specified in such offer, the Change in Control Proposed Prepayment Date shall be the Business Day nearest to the 30th day after the date of such offer).

(c)            Acceptance; Rejection. A holder of Notes may accept or reject the offer to prepay made pursuant to this Section 8.8 by causing a notice of such acceptance or rejection to be delivered to the Issuer at least five Business Days prior to the Change in Control Proposed Prepayment Date. A failure by a holder of Notes to so respond to an offer to prepay made pursuant to this Section 8.8 shall be deemed to constitute a rejection of such offer by such holder.

(d)            Prepayment. Prepayment of the Notes to be prepaid pursuant to this Section 8.8 shall be at 100% of the principal amount of such Notes but without any Make-Whole Amount. The prepayment shall be made on the Change in Control Proposed Prepayment Date.

(e)            Officer’s Certificate. Each offer to prepay the Notes pursuant to this Section 8.8 shall be accompanied by a certificate, executed by a Senior Financial Officer of the Issuer and dated the date of such offer, specifying (1) the Change in Control Proposed Prepayment Date, (2) that such offer is made pursuant to this Section 8.8 and that failure by a holder to respond to such offer by the deadline established in Section 8.8(c) shall result in such offer to such holder being deemed rejected, (3) the principal amount of each Note offered to be prepaid, (4) the interest that would be due on each Note offered to be prepaid, accrued to the Change in Control Proposed Prepayment Date, (5) that the conditions of this Section 8.8 have been fulfilled and (6) in reasonable detail, the nature and date of the Change in Control.

(f)            Change in Control Defined. “Change in Control” means the occurrence of any of the following: (1) the acquisition by any “person” or “group” (as such terms are used in sections 13(d) and 14(d) of the Securities Exchange Act of 1934 (the “Exchange Act”), but excluding any employee benefit plan of such person or its subsidiaries, and any person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan) at any time of beneficial ownership of more than 35% of the outstanding capital stock or other equity interests of the Parent entitled to vote for members of the board of directors or equivalent governing body of the Parent on a fully-diluted basis; or (2) during any period of 12 consecutive months, a majority of the members of the board of directors or other equivalent governing body of the Parent cease to be composed of individuals (i) who were members of that board or equivalent governing body on the first day of such period, (ii) whose election or nomination to that board or equivalent governing body was approved by individuals referred to in clause (i) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body or (iii) whose election or nomination to that board or other equivalent governing body was approved by individuals referred to in clauses (i) and (ii) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body.

Section 8.9.      Payments Due on Non-Business Days. Anything in this Agreement or the Notes to the contrary notwithstanding, (a) except as set forth in clause (b), any payment of interest on any Note that is due on a date that is not a Business Day shall be made on the next succeeding Business Day without including the additional days elapsed in the computation of the interest payable on such next succeeding Business Day; and (b) any payment of principal of or Make-Whole Amount on any Note (including principal due on the Maturity Date of such Note) that is due on a date that is not a Business Day shall be made on the next succeeding Business Day and shall include the additional days elapsed in the computation of interest payable on such next succeeding Business Day.

Section 9.      Affirmative Covenants.

During the Issuance Period and so long thereafter as any of the Notes are outstanding, the Constituent Companies covenant that:

Section 9.1.      Compliance with Laws. (a)  Without limiting Section 10.4, the Constituent Companies will, and will cause each Subsidiary to, comply with all laws, ordinances or governmental rules or regulations to which each of them or their Property is subject (including ERISA, Environmental Laws, the USA PATRIOT Act and the other laws and regulations that are referred to in Section 5.16) and will obtain and maintain in effect all licenses, certificates, permits, franchises and other governmental authorizations necessary to the ownership of their respective Properties or to the conduct of their respective businesses, in each case to the extent necessary to ensure that non-compliance with such laws, ordinances or governmental rules or regulations or failures to obtain or maintain in effect such licenses, certificates, permits, franchises and other governmental authorizations could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(b)            The Constituent Companies will, and will cause each Subsidiary to, at all times, do the following to the extent the failure to do so would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect: (1) comply in all material respects with, and maintain each of the Real Properties in compliance in all material respects with, all applicable Environmental Laws; (2) use commercially reasonable efforts to require that each Tenant of any of the Real Properties or any part thereof comply in all material respects with all applicable Environmental Laws; (3) obtain and maintain in full force and effect all material governmental approvals required by any applicable Environmental Law for the then-current operations at each of the Real Properties; (4) cure any material violation of applicable Environmental Laws by it or at any of the Real Properties as required by applicable Environmental Laws; (5) not allow the presence or operation at any of the Real Properties of any (i) landfill or dump or (ii) hazardous waste management facility or solid waste disposal facility as defined pursuant to RCRA or any comparable state law (other than any private sewage treatment plant maintained at any Real Property in compliance with Environmental Laws); (6) not manufacture, use, generate, transport, treat, store, Release, dispose or handle any Hazardous Material at any of the Properties except in the ordinary course of its business and in compliance with Environmental Laws; (7) within 10 Business Days after receipt of written notice of the same in connection with either Constituent Company or any Subsidiary or any of the Real Properties, notify New York Life and the holders of the Notes in writing of, and provide any reasonably requested documents with respect to, any of the following: (i) any material liability for response or corrective action, natural resource damage or other harm pursuant to CERCLA, RCRA or any comparable state law; (ii) any material Environmental Claim; (iii) any material violation of an Environmental Law or material Release, threatened Release or disposal of a Hazardous Material; (iv) any restriction on the ownership, occupancy, use or transferability arising pursuant to any (A) Release, threatened Release or disposal of a Hazardous Material or (B) Environmental Law; or (v) any environmental, natural resource, health or safety condition at any of the Real Properties which could reasonably be expected to have a Material Adverse Effect; (8) conduct, at its expense, any investigation, study, sampling, testing, abatement, cleanup, removal, remediation or other response action necessary to remove, remediate, clean up or abate any material Release, threatened Release or disposal of a Hazardous Material as required to be performed by any applicable Environmental Law, (9) abide by and observe any restrictions on the use of the Real Properties imposed by any Governmental Authority as set forth in a deed or other instrument affecting either Constituent Company’s or any Subsidiary’s interest therein; (10) promptly provide or otherwise make available to New York Life and the holder of the Notes any reasonably requested existing environmental record concerning the Real Properties which either Constituent Company or any Subsidiary possesses or can reasonably obtain; and (11) perform, satisfy, and implement any operation or maintenance actions required by any Governmental Authority or Environmental Law or included in any no further action letter or covenant not to sue issued by any Governmental Authority under any Environmental Law.

Section 9.2.      Insurance. The Constituent Companies will, and will cause each Subsidiary to, maintain, with financially sound and reputable insurers, insurance with respect to their respective Properties and businesses against such casualties and contingencies, of such types, on such terms and in such amounts (including deductibles, co-insurance and self-insurance, if adequate reserves are maintained with respect thereto) as is customary in the case of entities of established reputations engaged in the same or a similar business and similarly situated.

Section 9.3.      Maintenance of Properties. The Constituent Companies will, and will cause each Subsidiary to, maintain and keep, or cause to be maintained and kept, their respective Properties in good repair, working order and condition (other than ordinary wear and tear and damage by casualty), so that the business carried on in connection therewith may be properly conducted at all times, provided that this Section 9.3 shall not prevent either Constituent Company or any Subsidiary from discontinuing the operation and the maintenance of any of its Properties if such discontinuance is desirable in the conduct of its business and the Parent has concluded that such discontinuance could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Neither Constituent Company will, nor will it permit any Subsidiary to, amend, modify, waive or terminate any material contract or agreement to which it is a party if such amendment, modification, waiver or termination could reasonably be expected to have a Material Adverse Effect.

Section 9.4.      Payment of Taxes and Claims. The Constituent Companies will, and will cause each Subsidiary Guarantor and Material Subsidiary to, duly pay and discharge all material taxes, rates, assessments, fees, and governmental charges upon or against it or its Property (other than any such taxes, rates, assessments, fees, and governmental charges that are required to be paid by any Tenants so long as such amounts are paid within 45 days of the applicable due date), in each case before the same become delinquent and before penalties accrue thereon, unless and to the extent that the same are being contested in good faith and by appropriate proceedings and adequate reserves established in accordance with GAAP are provided therefor.

Section 9.5.      Corporate Existence, Etc. Subject to Section 10.2, each Constituent Company will at all times preserve and keep its corporate or limited partnership existence in full force and effect. Subject to Section 10.2, the Constituent Companies will at all times preserve and keep in full force and effect the corporate existence of each Subsidiary (unless merged into a Constituent Company or a wholly-owned Subsidiary) and all rights and franchises of each Constituent Company and each Subsidiary unless, in the good faith judgment of the Constituent Companies, the termination of or failure to preserve and keep in full force and effect such corporate existence, right or franchise could not, individually or in the aggregate, have a Material Adverse Effect.

Section 9.6.      Books and Records. The Constituent Companies will, and will cause each Subsidiary to, maintain proper books of record and account in conformity with GAAP and all applicable requirements of any Governmental Authority having legal or regulatory jurisdiction over such Constituent Company or such Subsidiary, as the case may be.

Section 9.7.      Subsidiary Guarantors. (a) The Constituent Companies will cause (x) each Material Subsidiary (other than the Issuer) that is liable for any recourse Indebtedness (whether secured or unsecured, and including any guarantee obligations in respect of indentures or other recourse Indebtedness, it being understood that any Indebtedness that provides for recourse to a Material Subsidiary solely by virtue of Customary Recourse Exceptions shall not constitute recourse Indebtedness) and whose Real Property is then included in the determination of Unencumbered Asset Value to, and (y) each Subsidiary (other than the Issuer) that guarantees or otherwise becomes liable at any time, whether as a borrower or an additional or co-borrower or otherwise, for or in respect of any Indebtedness under any Material Credit Facility to concurrently therewith:

(1)            execute and deliver a supplement to the Subsidiary Guaranty in the form of Exhibit A thereto (a “Subsidiary Guaranty Supplement”); and

(2)            deliver the following to each holder of a Note:

(i)            an executed counterpart of such Subsidiary Guaranty Supplement;

(ii)            a certificate signed by an authorized responsible officer of such Subsidiary containing representations and warranties on behalf of such Subsidiary to the same effect, mutatis mutandis, as those contained in Sections 5.1(c), 5.2(c), 5.6, 5.7 and 5.19 of this Agreement (but with respect to such Subsidiary, such Subsidiary Guaranty Supplement and the Subsidiary Guaranty);

(iii)            all documents as may be reasonably requested by the Required Holders to evidence the due organization, continuing existence and, where applicable, good standing of such Subsidiary and the due authorization by all requisite action on the part of such Subsidiary of the execution and delivery of such Subsidiary Guaranty Supplement and the performance by such Subsidiary of its obligations under the Subsidiary Guaranty; and

(iv)            an opinion of counsel reasonably satisfactory to the Required Holders covering such matters relating to such Subsidiary, such Subsidiary Guaranty Supplement and the Subsidiary Guaranty as the Required Holders may reasonably request.

(b)            At the election of either Constituent Company and by written notice to New York Life and each holder of Notes, any Subsidiary Guarantor that is not at the time required to be a Subsidiary Guarantor under Section 9.7(a) shall be discharged from all of its obligations and liabilities under the Subsidiary Guaranty and shall be automatically released from its obligations thereunder without the need for the execution or delivery of any other document by the holders; provided that (1) at the time of, and after giving effect to, such release and discharge, no Default or Event of Default shall have occurred and be continuing, (2) no amount is then due and payable under the Subsidiary Guaranty, (3) if in connection with such Subsidiary Guarantor being released and discharged under any Material Credit Facility, any cash fee or other cash consideration (it being understood that (i) any fee in the form of original issue discount shall be deemed a cash fee, (ii) any increase to the stated interest rate (including any increase resulting from a change to any pricing grid, leverage-based pricing schedule or similar rate-setting mechanism) applicable to such Material Credit Facility shall be considered, for purposes hereof, a one-time cash fee in an amount equal to such percentage increase multiplied by the then outstanding principal amount of the Notes and (iii) any reimbursement of out-of-pocket costs and expenses and any cash fee that is not paid to or on behalf of all consenting holders of such Material Credit Facility, shall not be considered a cash fee or other cash consideration) is given to any holder of Indebtedness under such Material Credit Facility to induce such holder to release such Subsidiary Guarantor from its obligations under such Material Credit Facility, the holders of the Notes shall receive ratable cash consideration substantially concurrently therewith and (4) each holder shall have received a certificate of a Responsible Officer of each Constituent Company certifying as to the matters set forth in clauses (1), (2) and (3) above.

Section 9.8.      REIT Status The Parent shall maintain its status as a REIT.

Section 9.9.      Ownership. (a) The Parent will, at all times, directly or indirectly (1) Control the Issuer and (2) own more than 51% of the total economic interest in the Equity Interests of the Issuer.

(b)            The Issuer will, at all times, directly or indirectly (1) Control the Manager and (2) own more than 98% of the total economic interest in the Equity Interests of the Manager.

Section 9.10.      Rating on the Notes. (a)  At any time after initial Closing Date, if requested by New York Life or any holder of a Note, the Issuer will, within 90 days of such request, obtain and maintain a Debt Rating for each Series of Notes then outstanding from an Acceptable Rating Agency for so long as such Series of Notes is outstanding.

(b)            At any time that the Debt Rating maintained pursuant to clause (a) above is not a public rating, the Issuer will provide to each holder of a Note (1) at least annually (on or before each anniversary of the Effective Date) and (2) promptly upon either Constituent Company having any knowledge of any change in such Debt Rating, an updated Private Rating Letter evidencing such Debt Rating and an updated Private Rating Rationale Report with respect to such Debt Rating. In addition to the foregoing information and any information specifically required to be included in any Private Rating Letter or Private Rating Rationale Report (as set forth in the respective definitions thereof), if the SVO or any other Governmental Authority having jurisdiction over any holder of any Notes from time to time requires any additional information with respect to the Debt Rating of any Series of Notes, Issuer will use commercially reasonable efforts to procure such information from the Acceptable Rating Agency.

Section 9.11.      Most Favored Lender. (a)  If either Constituent Company or any Subsidiary (1) amends, restates or otherwise modifies any Material Credit Facility or (2) otherwise enters into, assumes or otherwise is or becomes bound or obligated under any Material Credit Facility, which includes one or more Additional or More Restrictive Terms, the terms of this Agreement shall, without any further action on the part of the Constituent Companies, any Subsidiary, New York Life or the holders of the Notes, be deemed to be amended automatically and immediately to include each such Additional or More Restrictive Term (subject to clause (b) below) and the Constituent Companies shall provide written notice of such event to New York Life and the holders of the Notes providing a fully executed copy of the Material Credit Facility and/or amendment thereto containing such Additional or More Restrictive Term promptly upon becoming bound or obligated thereby. Upon written request of either Constituent Company, New York Life or the Required Holders, the Constituent Companies, New York Life and the Required Holders shall promptly execute and deliver at the Constituent Companies’ expense (including the reasonable fees and expenses of counsel for New York Life and the holders of the Notes, limited to one primary counsel for each of New York Life and the holders collectively) an amendment to this Agreement in form and substance reasonably satisfactory to the Constituent Companies, New York Life and the Required Holders evidencing the amendment of this Agreement to include such Additional or More Restrictive Term, provided that the execution and delivery of any such amendment shall not be a precondition to the effectiveness of such amendment as provided for in this paragraph (a), but shall merely be for the convenience of the parties hereto.

(b)            If after the time this Agreement is amended pursuant to the foregoing clause (a) to include in this Agreement any Additional Covenant or More Restrictive Term and such Additional or More Restrictive Term ceases to be in effect under all Material Credit Facilities or such Additional or More Restrictive Term is otherwise amended or modified in accordance with the terms of each applicable Material Credit Facility so as to be less restrictive with respect to the Constituent Companies and the Subsidiaries, then, upon written notice thereof from either Constituent Company (which notice shall (1) contain a certification of a Responsible Officer of such Constituent Company that no Default or Event of Default shall have occurred and be continuing and (2) in the case of an amendment or modification, include a fully executed copy of the amendment or modification to each applicable Material Credit Facility) to New York Life and the holders, the terms of this Agreement shall be deemed to be amended automatically and immediately, without any further action on the part of the Constituent Companies, any Subsidiary, New York Life or the holders of the Notes, to remove such Additional or More Restrictive Term or amend or modify such Additional or More Restrictive Term, as applicable. Upon written request of either Constituent Company, New York Life or the Required Holders, the Constituent Companies, New York Life and the Required Holders shall promptly execute and deliver at the Constituent Companies’ expense (including the reasonable fees and expenses of counsel for New York Life and the holders of the Notes, limited to one primary counsel for each of New York Life and the holders collectively) an amendment to this Agreement in form and substance reasonably satisfactory to the Constituent Companies, New York Life and the Required Holders evidencing the amendment of this Agreement to remove, amend or modify such Additional or More Restrictive Term, provided that the execution and delivery of such amendment shall not be a precondition to the effectiveness of such amendment as provided for in this paragraph (b), but shall merely be for the convenience of the parties hereto. If any cash fee or other cash consideration (it being understood that (i) any fee in the form of original issue discount shall be deemed a cash fee, (ii) any increase to the stated interest rate (including any increase resulting from a change to any pricing grid, leverage-based pricing schedule or similar rate-setting mechanism) applicable to such Material Credit Facility shall be considered, for purposes hereof, a one-time cash fee in an amount equal to such percentage increase multiplied by the then outstanding principal amount of the Notes and (iii) any reimbursement of out-of-pocket costs and expenses and any cash fee that is not paid to or on behalf of all consenting holders of such Material Credit Facility, shall not be considered a cash fee or other cash consideration) is given to any holder of Indebtedness under a Material Credit Facility to induce such holder to cause such Additional or More Restrictive Term to cease to be in effect or to be so amended or modified under such Material Credit Facility, the holders of the Notes shall receive ratably equivalent cash consideration substantially concurrently therewith. Notwithstanding the foregoing, no release or amendment to this Agreement pursuant to this paragraph (b) as the result of any Additional or More Restrictive Term in any Material Credit Facility ceasing to be in effect or being amended shall cause any covenant or Event of Default in this Agreement to be less restrictive than such covenant or Event of Default as originally contained in this Agreement on the Effective Date.

Section 10.      Negative Covenants.

During the Issuance Period and so long thereafter as any of the Notes are outstanding, the Constituent Companies covenant that:

Section 10.1.      Transactions with Affiliates. The Constituent Companies will not, and will not permit any Subsidiary to, enter into directly or indirectly any transaction or group of related transactions (including the purchase, lease, sale or exchange of Properties of any kind or the rendering of any service) with any Affiliate (other than a Constituent Company or another Subsidiary), except pursuant to the reasonable requirements of such Constituent Company’s or such Subsidiary’s business and upon fair and reasonable terms no less favorable to such Constituent Company or such Subsidiary than would be obtainable in a comparable arm’s-length transaction with a Person not an Affiliate.

Section 10.2.      Merger, Consolidation, Etc. Except with the prior written consent of the Required Holders (which shall not be unreasonably withheld, conditioned or delayed), the Constituent Companies will not, and will not permit any Subsidiary Guarantor to, be a party to any merger or consolidation, or sell, transfer, lease or otherwise dispose of all or substantially all of its Property; provided, however, that this Section 10.2 shall not apply to nor operate to prevent:

(a)            the sale, transfer, lease or other disposition of Property of the Constituent Companies or any of the Subsidiary Guarantors to one another;

(b)            the merger of any Subsidiary with and into the Issuer or any other Subsidiary, provided that, in the case of any merger involving the Issuer, the Issuer is the entity surviving the merger and, in the case of any merger involving a Subsidiary Guarantor (but not the Issuer), a Subsidiary Guarantor is the entity surviving the merger;

(c)            the sale, transfer or other disposition of any tangible personal property in the ordinary course of business;

(d)            Leases of all or any portion of any Real Property to Tenants;

(e)            any sale, transfer, lease or other disposition of an Unencumbered Property (including any disposition of such Property as part of a sale and leaseback transaction and any disposition of the Equity Interests in the owner of such Property) so long as no Default or Event of Default will exist immediately after giving effect thereto;

(f)            any merger if it results in the simultaneous payoff in immediately available funds of all of the principal of, Make-Whole Amount, if any, and interest on each of the Notes then outstanding and all other Obligations and the termination of the Facility;

(g)            any merger or consolidation, directly or indirectly, with any other Person so long as (1) a Constituent Company or a Subsidiary Guarantor, as applicable, shall be the survivor thereof; (2) the Issuer shall have given the holders of the Notes and New York Life at least 10 Business Days’ prior written notice of such merger or consolidation; (3) immediately prior thereto, and immediately thereafter and after giving effect thereto, no Default or Event of Default has occurred or would result therefrom; and (4) at the time the Issuer gives notice pursuant to clause (2) of this subsection, the Constituent Companies shall have delivered to the holders of the Notes and New York Life a Compliance Certificate, calculated on a pro forma basis based on information then available to the Constituent Companies, evidencing the continued compliance by the Constituent Companies and the Subsidiaries with the terms and conditions of this Agreement, including the financial covenants contained in Section 10.11 and any Additional or More Restrictive Term, after giving effect to such consolidation or merger;

(h)            (1) each Subsidiary Guarantor may issue or sell its Equity Interests and (2) the Constituent Companies may each issue or sell its respective Equity Interests so long as, after consummating such transaction, no Change of Control shall occur and the Constituent Companies shall be in compliance with Section 9.9; and

(i)            transactions expressly permitted under Section 10.6 or Section 10.7.

In the case of any such transaction involving the Issuer, the Parent and, in the case of any such transaction involving the Issuer or the Parent, each Subsidiary Guarantor shall reaffirm its obligations under the Parent Guaranty and/or the Subsidiary Guaranty in writing at such time pursuant to documentation that is reasonably acceptable to the Required Holders.

Section 10.3.      Line of Business. The Constituent Companies will not, and will not permit any Subsidiary to, engage in any business if, as a result, the general nature of the business in which the Constituent Companies and the Subsidiaries, taken as a whole, would then be engaged would be substantially changed from the general nature of the business in which the Constituent Companies and the Subsidiaries, taken as a whole, are engaged on the Effective Date; provided that nothing herein shall be deemed to prohibit or restrict the Issuer or any Subsidiary from engaging in any business which is reasonably related to the core business engaged in by it on the Effective Date, including for the avoidance of doubt, ownership of senior housing and active adult housing facilities.

Section 10.4.      Economic Sanctions, Etc. The Constituent Companies will not, and will not permit any Controlled Entity to (a) become (including by virtue of being owned or controlled by a Blocked Person), own or control a Blocked Person or (b) directly or indirectly have any investment in or engage in any dealing or transaction (including any investment, dealing or transaction involving the proceeds of the Notes) with any Person if such investment, dealing or transaction (1) would cause New York Life or any holder or any affiliate of New York Life or such holder to be in violation of, or subject to sanctions under, any law or regulation applicable to New York Life or such holder, or (2) is prohibited by or subject to sanctions under any U.S. Economic Sanctions Laws.

Section 10.5.      Liens. The Constituent Companies will not, and will not permit any Subsidiary to, create, incur or permit to exist any Lien of any kind on any Property owned by any such Person, other than Permitted Liens.

Section 10.6.      Investments, Acquisitions, Loans and Advances. The Constituent Companies will not, and will not permit any Subsidiary to (a) directly or indirectly, make, retain or have outstanding any investments (whether through the purchase of stock or obligations or otherwise) in any Person, real property or improvements on real property, or any loans, advances, lines of credit, mortgage loans or other financings (including pursuant to sale/leaseback transactions) to any other Person, or (b) acquire any real property, improvements on real property or all or any substantial part of the assets or business of any other Person or division thereof; provided, however, that the foregoing shall not apply to nor operate to prevent, with respect to either Constituent Company or any Subsidiary, any of the following:

(1)            investments in direct obligations of the United States or of any agency or instrumentality thereof whose obligations constitute full faith and credit obligations of the United States, provided that any such obligations shall mature within one year of the date of issuance thereof;

(2)            investments in commercial paper with a rating of at least “P-1” by Moody’s and at least “A-1” by S&P maturing within one year of the date of issuance thereof;

(3)            investments in demand or time deposits, certificates of deposit or bankers acceptances of any lender under the Bank Credit Agreement or by any United States commercial bank having capital and surplus of not less than $100,000,000 which have a maturity of one year or less;

(4)            investments in repurchase obligations with a term of not more than seven days for underlying securities of the types described in subsection (1) above entered into with any bank meeting the qualifications specified in subsection (3) above, provided all such agreements require physical delivery of the securities securing such repurchase agreement, except those delivered through the Federal Reserve Book Entry System;

(5)            investments in money market funds that invest solely, and which are restricted by their respective charters to invest solely, in investments of the type described in the immediately preceding subsections (1), (2), (3), and (4) above;

(6)            the Parent’s investment in the Issuer, the Issuer’s investments from time to time in its Subsidiaries, and investments made from time to time by a Subsidiary in one or more of its Subsidiaries;

(7)            intercompany advances made from time to time among the Issuer and its Subsidiaries in the ordinary course of business to finance working capital needs;

(8)            investments from time to time in individual real properties or in entities which own such individual real properties, provided that such investment does not cause a breach of the financial covenants set forth in Section 10.11 hereof, any Additional or More Restrictive Term or clause (15) below;

(9)            investments in deposit account and securities accounts opened in the ordinary course of business and in compliance with the terms of this Agreement;

(10)            investments pursuant to Hedging Agreements that are not otherwise prohibited by the terms of this Agreement;

(11)            investments existing on the date of this Agreement and set forth on Schedule 10.6;

(12)            advances to officers, directors and employees of the Issuer and its Subsidiaries for travel, entertainment, relocation and analogous ordinary business purposes;

(13)            investments consisting of extensions of credit in the nature of accounts receivable or notes receivable arising from the grant of trade credit in the ordinary course of business;

(14)            investments by the Parent for the redemption, conversion, exchange, retirement, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any Equity Interests of the Parent or the Issuer now or hereafter outstanding to the extent permitted in Section 10.7 below; and

(15)            (i) cash investments in joint ventures, (ii) investments in Assets Under Development, (iii) investments in Land Assets, (iv) investments in mortgages and mezzanine loans and (v) investments not otherwise permitted under this Section 10.6, in each case for the foregoing clauses (i) through (v), so long as at the time such investment is made, (A) no Default or Event of Default is then continuing and (B) the Constituent Companies are in compliance, on a pro forma basis after giving effect to such investment, with each of the financial covenants set forth in Section 10.11 and any Additional or More Restrictive Term.

Section 10.7.      Restricted Payments The Constituent Companies will not, and will not permit any Subsidiary to, declare or make any Restricted Payment; provided that:

(a)            the Parent may declare or make cash Restricted Payments (and, through its ownership interest in the general partner of the Issuer) to the Issuer’s operating partnership unit and LTIP unit holders; provided, however, that during the continuance of an Event of Default such Restricted Payments shall be limited to cash distributions and shall not exceed the amount necessary for the Parent to be able to make cash distributions required to maintain its status as a REIT and to avoid the imposition of any federal or state income tax, and to avoid the imposition of the excise tax described by Section 4981 of the Code, in each case on the Parent; provided further that, following a Bankruptcy Event with respect to either Constituent Company or the acceleration of the Notes then outstanding pursuant to Section 12.1(a) or 12.1(b), the Parent shall not make any cash Restricted Payments;

(b)            the Issuer may make Restricted Payments ratably to the holders of its Equity Interests to permit the Parent to make the Restricted Payments permitted under clause (a) above;

(c)            each Subsidiary may make Restricted Payments ratably to the holders of its Equity Interests;

(d)            either Constituent Company or any Subsidiary may declare and make dividend payments or other distributions payable solely in the common Equity Interests or other Equity Interests of such entity including (1) “cashless exercises” of options granted under any share option plan adopted by such entity, (2) distributions of rights or equity securities under any equity incentive or rights plan or arrangement adopted by such entity and (3) distributions (or effect stock splits or reverse stock splits) with respect to its equity interests payable solely in additional shares of its Equity Interests;

(e)            each Constituent Company and each Subsidiary may make cash payments in lieu of the issuance of fractional shares representing insignificant interests in connection with the exercise of warrants, options or other securities convertible into or exchangeable for Equity Interests of a Constituent Company or any Subsidiary;

(f)            so long as no Change in Control or violation of Section 9.9 results therefrom, each Constituent Company and each Subsidiary may make Restricted Payments in connection with the implementation of or pursuant to any retirement, health, equity or equity-based, stock, bonus plans, performance based incentive plans, or other compensation or benefit plan or arrangement;

(g)            so long as no Change in Control or violation of Section 9.9 results therefrom, the Issuer and each Subsidiary Guarantor may make dividends or distributions to allow the Parent to make payments in connection with share purchase programs, to the extent not otherwise prohibited by the terms of this Agreement; and

(h)            the Parent may exercise any redemption or conversion rights with respect to its Equity Interests in accordance with the terms of the governing documents setting out any such rights.

Section 10.8.      Management Fees. The Issuer will not pay, and will not permit any Subsidiary to pay, any management fees or other payments under any management agreement to the Issuer or to any other manager that is an Affiliate of the Issuer or any other manager, in the event that a Default or an Event of Default shall have occurred and be continuing; provided, that notwithstanding any such Default or Event of Default, the Issuer or any Subsidiary may continue to pay (a) management fees and other payments due to the Manager under the Management Agreement or any successor management agreement approved by New York Life and (b) management fees and other payments to the Issuer or an Affiliate of the Issuer if such management fees and other payments do not exceed amounts paid or payable by the Issuer or such Affiliate to third-party managers engaged pursuant to a sub-management agreement to provide management services for the Issuer and/or its Affiliates.

Section 10.9.      No Change in Fiscal Year. The Fiscal Year of the Parent and its Subsidiaries ends on December 31 of each year; and the Constituent Companies will not, and will not permit any Subsidiary to, change its Fiscal Year from its present basis.

Section 10.10.      Hedging Agreements. The Constituent Companies will not, and will not permit any Subsidiary to, enter into any Hedging Agreement, except (a) Hedging Agreements entered into to hedge or mitigate risks to which either Constituent Company or any Subsidiary has actual exposure (other than those in respect of Equity Interests of either Constituent Company or any Subsidiary), (b) Hedging Agreements entered into in order to effectively cap, collar or exchange interest rates (from fixed to floating rates, from one floating rate to another floating rate or otherwise) with respect to any interest-bearing liability or investment of either Constituent Company or any Subsidiary and (c) any Permitted Convertible Indebtedness Hedging Agreements entered into in connection with the issuance of Permitted Convertible Indebtedness.

Section 10.11.      Financial Covenants.

(a)            Maximum Consolidated Leverage Ratio. As of the last day of each Fiscal Quarter, commencing with the Fiscal Quarter ending December 31, 2025, the Constituent Companies will not permit the Consolidated Leverage Ratio to be greater than 0.60 to 1.00. Notwithstanding the foregoing, the Constituent Companies shall have the option, exercisable two times during the term of this Agreement, to elect that the Consolidated Leverage Ratio may exceed 0.60 to 1.00 for any Fiscal Quarter in which the Issuer completes a Material Acquisition and the immediately subsequent three Fiscal Quarters so long as (1) either Constituent Company has delivered a written notice to New York Life and the holder of Notes that the Constituent Companies are exercising their option under this subsection (a) and (2) such ratio does not exceed 0.65 to 1.00 at the end of the Fiscal Quarter for which such election has been made and the immediately subsequent three Fiscal Quarters.

(b)            Minimum Fixed Charge Coverage Ratio. As of the last day of each Fiscal Quarter, commencing with the Fiscal Quarter ending December 31, 2025, the Constituent Companies will not permit the Fixed Charge Coverage Ratio to be less than 1.50 to 1.00.

(c)            Maintenance of Tangible Net Worth. As of the last day of each Fiscal Quarter, commencing with the Fiscal Quarter ending December 31, 2025, the Constituent Companies will not permit Tangible Net Worth to be less than the sum of (a) $595,600,000 plus (b) 75% of the aggregate net proceeds received by the Parent or any of its Subsidiaries after June 30, 2025, in connection with any offering of Stock or Stock Equivalents (other than an offering made to the Parent or any of its Subsidiaries).

(d)            Maximum Consolidated Secured Recourse Leverage Ratio. As of the last day of each Fiscal Quarter commencing with the Fiscal Quarter ending December 31, 2025, the Constituent Companies will not permit the Consolidated Secured Recourse Leverage Ratio to be greater than 0.10 to 1.00; provided that the Constituent Companies shall not be required to comply with the covenant set forth in this Section 10.11(d) from and after the date on which the Parent or the Issuer has received an Investment Grade Rating from Moody’s, S&P or Fitch.

(e)            Maximum Consolidated Secured Leverage Ratio. As of the last day of each Fiscal Quarter commencing with the Fiscal Quarter ending December 31, 2025, the Constituent Companies will not permit the Consolidated Secured Leverage Ratio to be greater than 0.30 to 1.00. Notwithstanding the foregoing, the Constituent Companies shall have the option, exercisable two times during the term of this Agreement, to elect that the Consolidated Secured Leverage Ratio may exceed 0.30 to 1.00 for any Fiscal Quarter in which the Issuer completes a Material Acquisition and the immediately subsequent three Fiscal Quarters so long as (1) either Constituent Company has delivered a written notice to New York Life and the holders of Notes that the Constituent Companies are exercising their option under this subsection (e) and (2) such ratio does not exceed 0.35 to 1.00 at the end of the Fiscal Quarter for which such election has been made and the immediately subsequent three Fiscal Quarters.

Anything in this Section 10.11(e) to the contrary notwithstanding, the Constituent Companies will not, and will not permit any Subsidiary to, secure any Indebtedness outstanding under or pursuant to any Material Credit Facility unless and until the Notes (and any guaranty delivered in connection therewith) shall concurrently be secured equally and ratably with such Indebtedness pursuant to documentation reasonably acceptable to the Required Holders in substance and in form, including an intercreditor agreement and opinions of counsel to the Constituent Companies and/or any such Subsidiary, as the case may be, from counsel that is reasonably acceptable to the Required Holders.

(f)            Maximum Consolidated Unsecured Leverage Ratio. The Constituent Companies will not at any time permit the Consolidated Unsecured Leverage Ratio to be greater than 0.60 to 1.00. Notwithstanding the foregoing, the Constituent Companies shall have the option, exercisable two times during the term of this Agreement, to elect that the Consolidated Unsecured Leverage Ratio may exceed 0.60 to 1.00 during any Fiscal Quarter in which the Issuer completes a Material Acquisition and during the immediately subsequent three Fiscal Quarters so long as (1) either Constituent Company has delivered a written notice to New York Life and the holders of Notes that the Constituent Companies are exercising their option under this subsection (f) and (2) such ratio does not exceed 0.65 to 1.00 at any time during the Fiscal Quarter for which such election has been made or during the immediately subsequent three Fiscal Quarters.

(g)            Minimum Unsecured Interest Coverage Ratio. As of the last day of each Fiscal Quarter, commencing with Fiscal Quarter ending December 31, 2025, the Constituent Companies will not permit the Unsecured Interest Coverage Ratio to be less than 1.50 to 1.00.

Section 10.12.      Outbound Investment Rules. The Constituent Companies will not, and will not permit any Subsidiary to, (a) be or become a “covered foreign person,” as that term is defined in the Outbound Investment Rules, or (b) engage, directly or indirectly, in (1) a “covered activity” or a “covered transaction,” as each such term is defined in the Outbound Investment Rules, (2) any activity or transaction that would constitute a “covered activity” or a “covered transaction,” as each such term is defined in the Outbound Investment Rules or (3) any other activity that would cause New York Life or any holder of the Notes to be in violation of the Outbound Investment Rules or cause New York Life or any holder of the Notes to be legally prohibited by the Outbound Investment Rules from performing under this Agreement.

Section 11.      Events of Default.

An “Event of Default” shall exist if any of the following conditions or events shall occur and be continuing:

(a)            the Issuer defaults in the payment of any principal or Make-Whole Amount, if any, on any Note when the same becomes due and payable, whether at maturity or at a date fixed for prepayment or by declaration or otherwise; or

(b)            the Issuer defaults in the payment of any interest on any Note for more than three Business Days after the same becomes due and payable; or

(c)            the Constituent Companies default in the performance of or compliance with any term contained in Section 7.1, Section 7.2, Section 9.2, Section 9.8, Section 9.9, Section 10.2 through Section 10.7, inclusive, Section 10.10 through Section 10.12, inclusive, or any Additional or More Restrictive Term; or

(d)            either Constituent Company or any Subsidiary Guarantor defaults in the performance of or compliance with any term contained herein (other than those referred to in Sections 11(a), (b) and (c)) or in the Subsidiary Guaranty and such default is not remedied within 30 days after the earlier of (1) a Responsible Officer of either Constituent Company obtaining actual knowledge of such default and (2) either Constituent Company receiving written notice of such default from New York Life or any holder of a Note (any such written notice to be identified as a “notice of default” and to refer specifically to this Section 11(d)); provided that, if any such default is susceptible of cure but cannot reasonably be cured within such 30-day period and either Constituent Company or such Subsidiary Guarantor shall have commenced to cure such default within such 30-day period and thereafter diligently and expeditiously proceeds to cure the same, such 30-day period shall be extended for such time as is reasonably necessary for such Constituent Company or such Subsidiary Guarantor, in the exercise of due diligence, to cure such default, provided, however, such additional period shall not exceed 60 days; or

(e)            (1) any representation or warranty made in writing by or on behalf of a Constituent Company or by any officer of a Constituent Company in this Agreement or any writing furnished in connection with the transactions contemplated hereby proves to have been false or incorrect in any material respect (or in any respect if such representation or warranty is already qualified by materiality or Material Adverse Effect) on the date as of which made (or if made as of an earlier date, as of such earlier date), or (2) any representation or warranty made in writing by or on behalf of any Subsidiary Guarantor or by any officer of such Subsidiary Guarantor in the Subsidiary Guaranty or any writing furnished in connection with the Subsidiary Guaranty proves to have been false or incorrect in any material respect (or in any respect if such representation or warranty is already qualified by materiality or Material Adverse Effect) on the date as of which made (or if made as of an earlier date, as of such earlier date); or

(f)            default (with expiration of any grace and/or cure periods related thereto) shall occur under any Indebtedness issued, assumed or guaranteed by any Constituent Company, any Subsidiary Guarantor or any Material Subsidiary aggregating in excess of (1) with respect to any recourse Indebtedness (it being understood that any Indebtedness that provides for recourse solely by virtue of Customary Recourse Exceptions shall not constitute a recourse Indebtedness) issued, assumed or guaranteed by any Constituent Company, any Subsidiary Guarantor or any Material Subsidiary, $35,000,000 (or its equivalent in the relevant currency of payment), or (2) with respect to any other Indebtedness issued, assumed or guaranteed by any Constituent Company, any Subsidiary Guarantor or any Material Subsidiary, $75,000,000 (or its equivalent in the relevant currency of payment), and such default shall continue for a period of time sufficient to permit the acceleration of the maturity of any such Indebtedness (whether or not such maturity is in fact accelerated); provided that the conversion of Permitted Convertible Indebtedness by the holders or beneficial owners thereof shall not constitute a default, event or condition described in this clause (f), regardless of the settlement method applicable to any such conversion;

(g)            any Constituent Company, any Subsidiary Guarantor or any Material Subsidiary shall (1) have entered involuntarily against it an order for relief under the United States Bankruptcy Code, (2) not pay, or admit in writing its inability to pay, its debts generally as they become due, (3) make an assignment for the benefit of creditors, (4) apply for, seek, consent to or acquiesce in, the appointment of a receiver, custodian, trustee, examiner, liquidator or similar official for it or any substantial part of its Property, (5) institute any proceeding seeking to have entered against it an order for relief under the United States Bankruptcy Code, to adjudicate it insolvent, or seeking dissolution, winding up, liquidation, reorganization, arrangement, adjustment or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors or fail to file an answer or other pleading denying the material allegations of any such proceeding filed against it, (6) take any corporate or similar action in furtherance of any matter described in parts (1) through (5) above, or (7) fail to contest in good faith any appointment or proceeding described in Section 11(h); or

(h)            a custodian, receiver, trustee, examiner, liquidator or similar official shall be appointed for any Constituent Company, any Subsidiary Guarantor or any Material Subsidiary, or any substantial part of any of its Property, or a proceeding described in Section 11(g)(5) shall be instituted against any Constituent Company, any Subsidiary Guarantor or any Material Subsidiary, and such appointment continues undischarged or such proceeding continues undismissed or unstayed for a period of 60 days; or

(i)            any event occurs with respect to either Constituent Company, any Subsidiary Guarantor or any Material Subsidiary which under the laws of any jurisdiction is analogous to any of the events described in Section 11(g) or Section 11(h), provided that the applicable grace period, if any, which shall apply shall be the one applicable to the relevant proceeding which most closely corresponds to the proceeding described in Section 11(g) or Section 11(h); or

(i)            any judgment or judgments, writ or writs or warrant or warrants of attachment, or any similar process or processes, shall be entered or filed against any Constituent Company, any Subsidiary Guarantor or any Material Subsidiary, or against any of its respective Property, in an aggregate amount in excess of $35,000,000 (or its equivalent in the relevant currency of payment) (except to the extent fully covered by insurance pursuant to which the insurer has accepted liability therefor in writing), and which remains undischarged, unvacated, unbonded or unstayed for a period of 45 days; or

(k)            if (x) (1) any Plan shall fail to satisfy the minimum funding standards of ERISA or the Code for any plan year or part thereof or a waiver of such standards or extension of any amortization period is sought or granted under section 412 of the Code, (2) a notice of intent to terminate any Plan shall have been or is reasonably expected to be filed with the PBGC or the PBGC shall have instituted proceedings under ERISA section 4042 to terminate or appoint a trustee to administer any Plan or the PBGC shall have notified the Parent or any ERISA Affiliate that a Plan may become a subject of any such proceedings, (3) the aggregate present value of accrued benefit liabilities under all funded Non-U.S. Plans exceeds the aggregate current value of the assets of such Non-U.S. Plans allocable to such liabilities, (4) the Parent or any ERISA Affiliate shall have incurred or is reasonably expected to incur any liability pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans, (5) the Parent or any ERISA Affiliate withdraws from any Multiemployer Plan, (6) the Parent or any Subsidiary fails to administer or maintain a Non-U.S. Plan in compliance with the requirements of any and all applicable laws, statutes, rules, regulations or court orders or any Non-U.S. Plan is involuntarily terminated or wound up, or (7) the Parent or any Subsidiary becomes subject to the imposition of a financial penalty (which for this purpose shall mean any tax, penalty or other liability, whether by way of indemnity or otherwise) with respect to one or more Non-U.S. Plans; and any such failure, event, circumstance or condition described in clauses (1) through (7) above, either individually or in the aggregate, would be reasonably likely to result in losses, claims, demands, damages or liabilities of any kind in excess of $35,000,000 or (y) (1) there is any “amount of unfunded benefit liabilities” (within the meaning of section 4001(a)(18) of ERISA) under one or more Plans, determined in accordance with Title IV of ERISA or (2) the Parent or any Subsidiary establishes or amends any employee welfare benefit plan that provides post-employment welfare benefits in a manner that would increase the liability of the Parent or any Subsidiary thereunder, and any such event, circumstance or condition described in clauses (1) or (2) of this clause (y), either individually or together with any other such event or events, could reasonably be expected to have a Material Adverse Effect. As used in this Section 11(k), the terms “employee benefit plan” and “employee welfare benefit plan” shall have the respective meanings assigned to such terms in section 3 of ERISA; or

(l)            (1) any of this Agreement, any Note or the Subsidiary Guaranty shall for any reason not be or shall cease to be in full force and effect (except any release of Subsidiary Guarantors from the Subsidiary Guaranty in accordance with the terms of this Agreement) or is declared to be null and void; or (2) any Constituent Company or any Subsidiary Guarantor or any Person acting on their behalf takes any action for the purpose of terminating (except in accordance with the terms thereof), repudiating or rescinding this Agreement, any Note or the Subsidiary Guaranty executed by it or any of its obligations thereunder.

Section 12.      Remedies on Default, Etc.

Section 12.1.      Acceleration. (a)  If an Event of Default with respect to either Constituent Company described in Section 11(g), (h) or (i) (other than an Event of Default described in clause (1) of Section 11(g) or described in clause (6) of Section 11(g) by virtue of the fact that such clause encompasses clause (1) of Section 11(g)) has occurred, all the Notes then outstanding shall automatically become immediately due and payable and the Facility shall be terminated.

(b)            If any other Event of Default has occurred and is continuing, the Required Holders may at any time at its or their option, by notice or notices to the Issuer, declare all the Notes then outstanding to be immediately due and payable and New York Life may elect to terminate the Facility.

(c)            If any Event of Default described in Section  11(a) or (b) has occurred and is continuing, any holder or holders of Notes at the time outstanding affected by such Event of Default may at any time, at its or their option, by notice or notices to the Issuer, declare all the Notes held by it or them to be immediately due and payable.

Upon any Notes becoming due and payable under this Section 12.1, whether automatically or by declaration, such Notes will forthwith mature and the entire unpaid principal amount of such Notes, plus (x) all accrued and unpaid interest thereon (including interest accrued thereon at the applicable Default Rate) and (y) the Make-Whole Amount, if any, determined in respect of such principal amount, shall all be immediately due and payable, in each and every case without presentment, demand, protest or further notice, all of which are hereby waived. The Issuer acknowledges, and the parties hereto agree, that each holder of a Note has the right to maintain its investment in the Notes free from repayment by the Issuer (except as herein specifically provided for) and that the provision for payment of a Make-Whole Amount by the Issuer in the event that the Notes are prepaid or are accelerated as a result of an Event of Default, is intended to provide compensation for the deprivation of such right under such circumstances.

Section 12.2.      Other Remedies. If any Default or Event of Default has occurred and is continuing, and irrespective of whether any Notes have become or have been declared immediately due and payable under Section 12.1, the holder of any Note at the time outstanding may proceed to protect and enforce the rights of such holder by an action at law, suit in equity or other appropriate proceeding, whether for the specific performance of any agreement contained herein or in any Note or the Subsidiary Guaranty, or for an injunction against a violation of any of the terms hereof or thereof, or in aid of the exercise of any power granted hereby or thereby or by law or otherwise.

Section 12.3.      Rescission. At any time after any Notes have been declared due and payable pursuant to Section 12.1(b) or (c), the Required Holders, by written notice to the Issuer, may rescind and annul any such declaration and its consequences if (a) the Issuer has paid all overdue interest on the Notes, all principal of and Make-Whole Amount, if any, on any Notes that are due and payable and are unpaid other than by reason of such declaration, and all interest on such overdue principal and Make-Whole Amount, if any, and (to the extent permitted by applicable law) any overdue interest in respect of the Notes, at the applicable Default Rate, (b) neither the Issuer nor any other Person shall have paid any amounts which have become due solely by reason of such declaration, (c) all Events of Default and Defaults, other than non-payment of amounts that have become due solely by reason of such declaration, have been cured or have been waived pursuant to Section 18, and (d) no judgment or decree has been entered for the payment of any monies due pursuant hereto or to the Notes. No rescission and annulment under this Section 12.3 will extend to or affect any subsequent Event of Default or Default or impair any right consequent thereon.

Section 12.4.      No Waivers or Election of Remedies, Expenses, Etc. No course of dealing and no delay on the part of any holder of any Note in exercising any right, power or remedy shall operate as a waiver thereof or otherwise prejudice such holder’s rights, powers or remedies. No right, power or remedy conferred by this Agreement, the Subsidiary Guaranty or any Note upon any holder thereof shall be exclusive of any other right, power or remedy referred to herein or therein or now or hereafter available at law, in equity, by statute or otherwise. Without limiting the obligations of the Constituent Companies under Section 16, the Issuer will pay to New York Life and the holder of each Note on demand such further amount as shall be sufficient to cover all costs and expenses of New York Life or such holder incurred in any enforcement or collection under this Section 12, including reasonable attorneys’ fees, expenses and disbursements.

Section 13.            Guaranty.

Section 13.1.      The Guaranty. The Parent hereby absolutely, unconditionally and irrevocably guarantees, as primary obligor and not merely as surety, to each holder of a Note (a) the full and punctual payment when due, whether at maturity, by acceleration, by redemption or otherwise, of the principal of, Make-Whole Amount, if any, and interest (including any interest accruing after the commencement of any proceeding in bankruptcy and any additional interest that would accrue but for the commencement of such proceeding) on the Notes and all other obligations of the Issuer under this Agreement and (b) the full and prompt performance and observance by the Issuer of each and all of the obligations, covenants and agreements required to be performed or observed by the Issuer under the terms of this Agreement and the Notes (all the foregoing being hereinafter collectively called the “Obligations”). The Parent further agrees that the Obligations may be extended or renewed, in whole or in part, without notice or further assent from it, and that it shall remain bound under this Section 13 notwithstanding any extension or renewal of any Obligation.

Section 13.2.      Waiver of Defenses. The Parent waives presentation to, demand of payment from and protest to the Issuer of any of the Obligations and also waives notice of protest for nonpayment. The Parent waives notice of any default under this Agreement, the Notes or the other Obligations. The obligation of the Parent hereunder shall not be affected by (a) the failure of any holder of a Note to assert any claim or demand or to enforce any right or remedy against the Issuer or any other Person (including any Subsidiary Guarantor) under this Agreement, the Notes, the Subsidiary Guaranty or any other agreement or otherwise; (b) any extension or renewal of any thereof; (c) any rescission, waiver, amendment or modification of any of the terms or provisions of this Agreement, the Notes, the Subsidiary Guaranty or any other agreement; (d) the acceptance of any security or guaranty (including the Subsidiary Guaranty) by any holder of a Note for the Obligations or any of them; (e) the release of any security or guaranty (including the Subsidiary Guaranty) held by any holder of a Note for the Obligations or any of them; (f) the release of the Issuer, any Subsidiary Guarantor or any other Person from its liability with respect to the Obligations; (g) any act or failure to act with regard to the Obligations; (h) the voluntary or involuntary liquidation, dissolution, sale or other disposition of all or substantially all the assets, marshalling of assets and liabilities, receivership, insolvency, bankruptcy, assignment for the benefit of creditors, reorganization or arrangement under bankruptcy or similar laws, composition with creditors or readjustment of, or other similar procedure affecting the Issuer, any Subsidiary Guarantor or any other Person or any of the assets of any of them, or any allegation or contest of the validity of this Agreement, the Notes, the Subsidiary Guaranty or any other agreement or the disaffirmance of this Agreement or the Notes or the Subsidiary Guaranty or any other agreement in any such proceeding; (i) the invalidity or unenforceability of this Agreement, the Notes, the Subsidiary Guaranty or any other agreement; (j) the impossibility or illegality of performance on the part of the Issuer, any Subsidiary Guarantor or any other Person of its obligations under the Notes, this Agreement, the Subsidiary Guaranty or any other instrument or agreement; (k) in respect of the Issuer, any Subsidiary Guarantor or any other Person, any change of circumstances, whether or not foreseen or foreseeable, whether or not imputable to the Issuer, any Subsidiary Guarantor or any other Person, or other impossibility of performance through fire, explosion, accident, labor disturbance, floods, droughts, pandemics, embargoes, wars (whether or not declared), acts of terrorists, civil commotions, acts of God or the public enemy, delays or failures of suppliers or carriers, inability to obtain materials, action of any Governmental Authority, change of law or any other causes affecting performance, or other force majeure, whether or not beyond the control of the Issuer, any Subsidiary Guarantor or any other Person and whether or not of the kind above specified; or (l) any change in the ownership of the Issuer.

It being understood that the specific enumeration of the above-mentioned acts, failures or omissions shall not be deemed to exclude any other acts, failures or omissions, though not specifically mentioned above, it being the purpose and intent of this Section 13.2 that the obligations of the Parent shall be absolute, unconditional and irrevocable and shall not be discharged, impaired or varied except by the payment of the Obligations and then only to the extent of such payment.

Section 13.3.      Guaranty of Payment. The Parent further agrees that the guaranty contained in this Section 13 constitutes a guaranty of payment when due (and not a guaranty of collection) and waives any right to require that any resort be had by any holder of a Note to any other Person or to any security held for payment of the Obligations.

Section 13.4.      Guaranty Unconditional. The obligations of the Parent hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason (other than payment of the Obligations in full), including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to any defense of setoff, counterclaim, recoupment or termination whatsoever or by reason of the invalidity, illegality or unenforceability of the Obligations or otherwise. Without limiting the generality of the foregoing, the obligations of the Parent herein shall not be discharged or impaired or otherwise affected by the failure of any holder of a Note to assert any claim or demand or to enforce any remedy under this Agreement, the Notes, the Subsidiary Guaranty or any other agreement, by any waiver or modification of any thereof, by any default, failure or delay, willful or otherwise, in the performance of the Obligations, or by any other act or thing or omission or delay to do any other act or thing which may or might in any manner or to any extent vary the risk of the Parent or would otherwise operate as a discharge of the Parent as a matter of law or equity.

Section 13.5.      Reinstatement. The Parent further agrees that the guaranty herein shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of any of the Obligations is rescinded or must otherwise be restored by any holder of a Note upon the bankruptcy or reorganization of the Issuer or otherwise.

Section 13.6.      Payment on Demand. In furtherance of the foregoing and not in limitation of any other right which any holder of a Note has at law or in equity against the Parent by virtue hereof, upon the failure of the Issuer to pay any of the Obligations when and as the same shall become due, whether at maturity, by acceleration, by redemption or otherwise, the Parent hereby promises to and shall, upon receipt of written demand by any holder of a Note, forthwith pay, or cause to be paid, in cash, to the holders an amount equal to the sum of (a) the unpaid amount of such Obligations then due and owing and (b) accrued and unpaid interest on such Obligations then due and owing.

The Parent acknowledges and agrees that repeated and successive demands may be made and recoveries may be had hereunder as and when, from time to time, the Issuer shall default under the terms of a Note or this Agreement and that notwithstanding recovery hereunder for or in respect of any given Default or Event of Default, the guaranty contained in this Section 13 shall remain in full force and effect and shall apply to each and every subsequent Default or Event of Default.

Section 13.7.      Stay of Acceleration. The Parent further agrees that, as between itself, on the one hand, and the holders of the Notes, on the other hand, (a) the maturity of the Obligations guaranteed hereby may be accelerated as provided in this Agreement for the purposes of the guaranty herein, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the Obligations guaranteed hereby and (b) in the event of any such declaration of acceleration of such Obligations, such Obligations (whether or not due and payable) shall forthwith become due and payable by the Parent for the purposes of this guaranty.

Section 13.8.      No Subrogation. Notwithstanding any payment or payments made by the Parent hereunder, the Parent shall not be entitled to exercise any right of subrogation it may have to any of the rights of any holder of a Note against the Issuer or any collateral security or guaranty or right of offset held by any holder for the payment of the Obligations, nor shall the Parent seek or be entitled to seek any contribution or reimbursement from the Issuer or any Subsidiary Guarantor in respect of payments made by the Parent hereunder, until all amounts owing to the holders of the Notes by the Issuer on account of the Obligations are paid in full. If any amount shall be paid to the Parent on account of such subrogation rights at any time when all of the Obligations shall not have been paid in full, such amount shall be held by the Parent in trust for the holders of the Notes, segregated from other funds of the Parent, and shall, forthwith upon receipt by the Parent, be turned over to the holders of the Notes in the exact form received by the Parent (duly indorsed by the Parent to the holders of the Notes, if required), to be applied against the Obligations.

Section 13.9.      Marshalling. No holder of a Note shall be under any obligation: (a) to marshal any assets in favor of the Parent or in payment of any or all of the liabilities of the Issuer under or in respect of the Notes and this Agreement or the obligations of the Parent hereunder or (b) to pursue any other remedy that the Parent may or may not be able to pursue itself and that may lighten the Parent’s burden, any right to which the Parent hereby expressly waives.

Section 13.10.      Transfer of Notes. All rights of any holder of a Note under this Section 13 shall be considered to be transferred or assigned at any time or from time to time upon the transfer of any Note held by such holder whether with or without the consent of or notice to the Parent under this Section 13.

Section 13.11.      Consideration. The Parent has received, or shall receive, direct or indirect benefits from the making of this guaranty.

Section 14.      Registration; Exchange; Substitution of Notes.

Section 14.1.      Registration of Notes. The Issuer shall keep at its principal executive office a register for the registration and registration of transfers of Notes. The name and address of each holder of one or more Notes, each transfer thereof, the name and address of each transferee of one or more Notes and the principal amount (and stated interest) of each such Note shall be registered in such register. If any holder of one or more Notes is a nominee, then (a) the name and address of the beneficial owner of such Note or Notes shall also be registered in such register as an owner and holder thereof and (b) at any such beneficial owner’s option, either such beneficial owner or its nominee may execute any amendment, waiver or consent pursuant to this Agreement. Prior to due presentment for registration of transfer, the Person in whose name any Note shall be registered shall be deemed and treated as the owner and holder thereof for all purposes hereof, and the Constituent Companies shall not be affected by any notice or knowledge to the contrary. The Issuer shall give to New York Life and any holder of a Note that is an Institutional Investor promptly upon request therefor, a complete and correct copy of the names and addresses of all registered holders of Notes. The register shall be maintained in registered form within the meaning of Sections 163(f), 871(h)(2) and 881(c)(2) of the Code and any United States Treasury Regulations promulgated thereunder.

Section 14.2.      Transfer and Exchange of Notes. Upon surrender of any Note to the Issuer at the address and to the attention of the designated officer (all as specified in Section 19(3)), for registration of transfer or exchange (and in the case of a surrender for registration of transfer accompanied by a written instrument of transfer duly executed by the registered holder of such Note or such holder’s attorney duly authorized in writing and accompanied by the relevant name, address and other information for notices of each transferee of such Note or part thereof), within 10 Business Days thereafter, the Issuer shall execute and deliver, at the Issuer’s expense (except as provided below), one or more new Notes of the same Series (as requested by the holder thereof) and in exchange therefor, in an aggregate principal amount equal to the unpaid principal amount of the surrendered Note. Each such new Note shall be payable to such Person as such holder may request and shall be substantially in the form of the Note of such Series originally issued hereunder. Each such new Note shall be dated and bear interest from the date to which interest shall have been paid on the surrendered Note or dated the date of the surrendered Note if no interest shall have been paid thereon. The Issuer may require payment of a sum sufficient to cover any stamp tax or governmental charge imposed in respect of any such transfer of Notes. Notes shall not be transferred in denominations of less than $100,000, provided that if necessary to enable the registration of transfer by a holder of its entire holding of a Series of Notes, one Note of such Series may be in a denomination of less than $100,000. Any transferee, by its acceptance of a Note registered in its name (or the name of its nominee), shall be deemed to have made the representation set forth in Section 6.2.

Section 14.3.      Replacement of Notes. Upon receipt by the Issuer at the address and to the attention of the designated officer (all as specified in Section 19(3)) of evidence reasonably satisfactory to it of the ownership of and the loss, theft, destruction or mutilation of any Note (which evidence shall be, in the case of an Institutional Investor, notice from such Institutional Investor of such ownership and such loss, theft, destruction or mutilation), and

(a)            in the case of loss, theft or destruction, of indemnity reasonably satisfactory to it (provided that if the holder of such Note is, or is a nominee for, an original Purchaser or another holder of a Note with a minimum net worth of at least $50,000,000 or a Qualified Institutional Buyer, such Person’s own unsecured agreement of indemnity shall be deemed to be satisfactory), or

(b)            in the case of mutilation, upon surrender and cancellation thereof,

within 10 Business Days thereafter, the Issuer at its own expense shall execute and deliver, in lieu thereof, a new Note of the same Series, dated and bearing interest from the date to which interest shall have been paid on such lost, stolen, destroyed or mutilated Note or dated the date of such lost, stolen, destroyed or mutilated Note if no interest shall have been paid thereon.

Section 15.      Payments on Notes.

Section 15.1.      Place of Payment. Subject to Section 15.2, payments of principal, Make-Whole Amount, if any, and interest becoming due and payable on the Notes shall be made in New York, New York at the principal office of JPMorgan Chase Bank, N.A. in such jurisdiction. The Issuer may at any time, by notice to each holder of a Note, change the place of payment of the Notes so long as such place of payment shall be either the principal office of the Issuer in such jurisdiction or the principal office of a bank or trust company in such jurisdiction.

Section 15.2.      Payment by Wire Transfer. So long as any Purchaser or its nominee shall be the holder of any Note, and notwithstanding anything contained in Section 15.1 or in such Note to the contrary, the Issuer will pay all sums becoming due on such Note for principal, Make-Whole Amount, if any, interest and all other amounts becoming due hereunder by the method and at the address specified for such purpose below such Purchaser’s name in the Purchaser Schedule attached to the relevant Confirmation of Acceptance, or by such other method or at such other address as such Purchaser shall have from time to time specified to the Issuer in writing for such purpose, without the presentation or surrender of such Note or the making of any notation thereon, except that upon written request of the Issuer made concurrently with or reasonably promptly after payment or prepayment in full of any Note, such Purchaser shall surrender such Note for cancellation, reasonably promptly after any such request, to the Issuer at its principal executive office or at the place of payment most recently designated by the Issuer pursuant to Section 15.1. Prior to any sale or other disposition of any Note held by a Purchaser or its nominee, such Purchaser will, at its election, either endorse thereon the amount of principal paid thereon and the last date to which interest has been paid thereon or surrender such Note to the Issuer in exchange for a new Note or Notes pursuant to Section 14.2. The Issuer will afford the benefits of this Section 15.2 to any Institutional Investor that is the direct or indirect transferee of any Note purchased by a Purchaser under this Agreement and that has made the same agreement relating to such Note as the Purchasers have made in this Section 15.2.

Section 15.3.      FATCA Information. By acceptance of any Note, the holder of such Note agrees that such holder will (a) on or prior to the date such holder becomes a holder of such Note and (b) from time to time thereafter as reasonably requested by the Issuer, duly complete and deliver to the Issuer, or to such other Person as may be reasonably requested by the Issuer, (1) in the case of any such holder that is a United States Person, such holder’s United States tax identification number on an Internal Revenue Service Form W-9 and (2) in the case of any such holder that is not a United States Person, an Internal Revenue Service Form W-8 (and, if applicable, a portfolio interest exemption certification). In addition, by acceptance of any Note, the holder of such Note agrees that such holder will with reasonable promptness, upon the request of the Issuer, duly complete and deliver to the Issuer, or to such other Person as may be reasonably requested by the Issuer, (i) in the case of any such holder that is a United States Person, such other forms reasonably requested by the Issuer necessary to establish such holder’s status as a United States Person under FATCA and as may otherwise be necessary for the Issuer to comply with its obligations under FATCA and (ii) in the case of any such holder that is not a United States Person, such additional documentation as may be necessary for the Issuer to comply with its obligations under FATCA and to determine that such holder has complied with such holder’s obligations under FATCA or to determine the amount, if any, to deduct and withhold from any such payment made to such holder. Any holder of a Note shall (x) if such holder is entitled to an exemption from or reduction of withholding Tax with respect to payments made under the Notes, deliver to the Issuer such other properly completed and executed documentation reasonably requested by the Issuer as will permit such payments to be made without withholding or at a reduced rate of withholding and (y) deliver to the Issuer such other documentation reasonably requested by the Issuer as will enable the Issuer to determine whether or not such holder is subject to backup withholding or information reporting requirements; provided, in each case, that the completion, execution and submission of the documentation described in this sentence shall not be required if in such holder’s reasonable judgment such completion, execution or submission would subject such holder to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such holder. Each holder of a Note agrees that if any form or certification it previously delivered pursuant to this Section 15.3 expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Issuer in writing of its legal inability to do so. Nothing in this Section 15.3 shall require any holder to provide information that is confidential or proprietary to such holder unless the Issuer is required to obtain such information under FATCA and, in such event, the Issuer shall treat any such information it receives as confidential.

Section 16.      Expenses, Etc.

Section 16.1.      Transaction Expenses. Whether or not the transactions contemplated hereby are consummated, the Constituent Companies will pay all reasonable costs and expenses (including reasonable attorneys’ fees of one special counsel and, if reasonably required by New York Life or the Required Holders, one local or one other counsel) incurred by New York Life, the Purchasers and each other holder of a Note in connection with such transactions and in connection with any amendments, waivers or consents under or in respect of this Agreement, the Subsidiary Guaranty or the Notes (whether or not such amendment, waiver or consent becomes effective), provided that if there is any conflict of interest among any such Persons in connection with an amendment, waiver or consent, the Constituent Companies will pay the reasonable fees of such additional attorneys as is necessary to resolve such conflict, including: (a) the reasonable costs and expenses incurred in enforcing or defending (or determining whether or how to enforce or defend) any rights under this Agreement, the Subsidiary Guaranty or the Notes or in responding to any subpoena or other legal process or informal investigative demand issued in connection with this Agreement, the Subsidiary Guaranty or the Notes, or by reason of being a holder of any Note, (b) the reasonable costs and expenses, including financial advisors’ fees, incurred in connection with the insolvency or bankruptcy of either Constituent Company or any Subsidiary or in connection with any work-out or restructuring of the transactions contemplated hereby and by the Notes and the Subsidiary Guaranty and (c) the costs and expenses incurred in connection with the initial filing of this Agreement and all related documents and financial information with the SVO, provided that such costs and expenses under this clause (c) shall not exceed $5,000, in the aggregate, per Series. If required by the NAIC, each Constituent Company shall obtain and maintain at its own cost and expense a Legal Entity Identifier (LEI).

The Constituent Companies will pay, and will save New York Life, each Purchaser and each other holder of a Note harmless from, (1) all claims in respect of any fees, costs or expenses, if any, of brokers and finders (other than those, if any, retained by New York Life, a Purchaser or other holder in connection with its purchase of the Notes), (2) any and all wire transfer fees that any bank or other financial institution deducts from any payment under such Note to such holder or otherwise charges to a holder of a Note with respect to a payment under such Note and (3) any judgment, liability, claim, order, decree, fine, penalty, cost, fee, expense (including reasonable attorneys’ fees and expenses) or obligation resulting from the consummation of the transactions contemplated hereby, including the use of the proceeds of the Notes by the Issuer.

Section 16.2.      Certain Taxes. The Constituent Companies agree to pay all stamp, documentary or similar taxes or fees imposed by any Governmental Authority which may be payable in respect of the execution and delivery or the enforcement of this Agreement or the Subsidiary Guaranty or the execution and delivery (but not the transfer) or the enforcement of any of the Notes in the United States or any other jurisdiction where either Constituent Company or any Subsidiary Guarantor has assets or of any amendment of, or waiver or consent under or with respect to, this Agreement or the Subsidiary Guaranty or of any of the Notes, and will save each holder of a Note to the extent permitted by applicable law harmless against any loss or liability resulting from nonpayment or delay in payment of any such tax or fee required to be paid by the Constituent Companies hereunder.

Section 16.3.      Survival. The obligations of the Constituent Companies under this Section 16 will survive the payment or transfer of any Note, the enforcement, amendment or waiver of any provision of this Agreement, the Subsidiary Guaranty or the Notes, and the termination of this Agreement.

Section 17.      Survival of Representations and Warranties; Entire Agreement.

All representations and warranties contained herein shall survive the execution and delivery of this Agreement and the Notes, the purchase or transfer by any Purchaser of any Note or portion thereof or interest therein and the payment of any Note, and may be relied upon by any subsequent holder of a Note, regardless of any investigation made at any time by or on behalf of such Purchaser or any other holder of a Note. All statements contained in any certificate or other instrument delivered by or on behalf of a Constituent Company pursuant to this Agreement shall be deemed representations and warranties of such Constituent Company under this Agreement. Subject to the preceding sentence, this Agreement, the Notes and the Subsidiary Guaranty collectively embody the entire agreement and understanding among New York Life, each Purchaser and each Constituent Company and supersede all prior agreements and understandings relating to the subject matter hereof.

Section 18.      Amendment and Waiver.

Section 18.1.      Requirements. This Agreement and the Notes may be amended, and the observance of any term hereof or of the Notes may be waived (either retroactively or prospectively), only with the written consent of the Constituent Companies, New York Life and the Required Holders, except that:

(a)            no amendment or waiver of any of Sections 1, 2, 3, 4, 5, 6 or 22 hereof, or any defined term (as it is used therein), will be effective as to New York Life or any Purchaser unless consented to by New York Life or such Purchaser in writing; and

(b)            no amendment or waiver may, without the written consent of New York Life, each Purchaser and the holder of each Note at the time outstanding, (1) subject to Section 12 relating to acceleration or rescission, change the amount or time of any prepayment or payment of principal of, or reduce the rate or change the time of payment or method of computation of (i) interest on the Notes or (ii) the Make-Whole Amount, (2) change the percentage of the principal amount of the Notes the holders of which are required to consent to any amendment or waiver, or (3) amend any of Sections 8 (except as set forth in the second sentence of Section 8.3(a)), 11(a), 11(b), 12, 13, 18 or 21.

Section 18.2.      Solicitation of Holders of Notes.

(a)            Solicitation. The Constituent Companies will provide New York Life and each holder of a Note with sufficient information, sufficiently far in advance of the date a decision is required, to enable New York Life and such holder to make an informed and considered decision with respect to any proposed amendment, waiver or consent in respect of any of the provisions hereof or of the Notes or the Subsidiary Guaranty. The Constituent Companies will deliver executed or true and correct copies of each amendment, waiver or consent effected pursuant to this Section 18 or the Subsidiary Guaranty to New York Life and each holder of a Note promptly following the date on which it is executed and delivered by, or receives the consent or approval of, the requisite holders of Notes.

(b)            Payment. The Constituent Companies will not directly or indirectly pay or cause to be paid any remuneration, whether by way of supplemental or additional interest, fee or otherwise, or grant any security or provide other credit support, to New York Life or any holder of a Note as consideration for or as an inducement to the entering into by New York Life or such holder of any waiver or amendment of any of the terms and provisions hereof or of the Subsidiary Guaranty or any Note unless such remuneration is concurrently paid, or security is concurrently granted or other credit support concurrently provided, on the same terms, ratably to New York Life and each holder of a Note even if New York Life or such holder did not consent to such waiver or amendment.

(c)            Consent in Contemplation of Transfer. Any consent given pursuant to this Section 18 or the Subsidiary Guaranty by a holder of a Note that has transferred or has agreed to transfer its Note to (1) a Constituent Company, (2) any Subsidiary or any other Affiliate of a Constituent Company or (3) any other Person in connection with, or in anticipation of, such other Person acquiring, making a tender offer for or merging with a Constituent Company and/or any of its Affiliates, in each case in connection with such consent, shall be void and of no force or effect except solely as to such holder, and any amendments effected or waivers granted or to be effected or granted that would not have been or would not be so effected or granted but for such consent (and the consents of all other holders of Notes that were acquired under the same or similar conditions) shall be void and of no force or effect except solely as to such holder.

Section 18.3.      Binding Effect, Etc. Any amendment or waiver consented to as provided in this Section 18 or the Subsidiary Guaranty applies equally to New York Life and all holders of Notes and is binding upon them and upon each future holder of any Note and upon the Constituent Companies without regard to whether such Note has been marked to indicate such amendment or waiver. No such amendment or waiver will extend to or affect any obligation, covenant, agreement, Default or Event of Default not expressly amended or waived or impair any right consequent thereon. No course of dealing among the Constituent Companies, New York Life or any holder of a Note and no delay in exercising any rights hereunder or under any Note or the Subsidiary Guaranty shall operate as a waiver of any rights of any holder of such Note.

Section 18.4.      Notes Held by Constituent Companies, Etc. Solely for the purpose of determining whether the holders of all or the requisite percentage of the aggregate principal amount of Notes then outstanding approved or consented to any amendment, waiver or consent to be given under this Agreement, the Subsidiary Guaranty or the Notes, or have directed the taking of any action provided herein or in the Subsidiary Guaranty or the Notes to be taken upon the direction of the holders of all or a specified percentage of the aggregate principal amount of Notes then outstanding, Notes directly or indirectly owned by a Constituent Company or any of its Affiliates shall be deemed not to be outstanding.

Section 19.      Notices.

Except to the extent otherwise provided in Section 7.4, all notices and communications provided for hereunder shall be in writing and sent (a) by telecopy if the sender on the same day sends a confirming copy of such notice by an internationally recognized overnight delivery service (charges prepaid), (b) by registered or certified mail with return receipt requested (postage prepaid), or (c) by an internationally recognized overnight delivery service (charges prepaid). Any such notice must be sent:

(1)            if to any Purchaser or its nominee, to such Purchaser or nominee at the address specified for such communications in the Purchaser Schedule attached to the relevant Confirmation of Acceptance, or at such other address as such Purchaser or nominee shall have specified to the Constituent Companies in writing,

(2)            if to any other holder of any Note, to such holder at such address as such other holder shall have specified to the Constituent Companies in writing, or

(3)            if to a Constituent Company, to such Constituent Company at its address set forth at the beginning hereof to the attention of the Chief Financial Officer and with a copy to the same address to the attention of the General Counsel, or at such other address as such Constituent Company shall have specified to the holder of each Note in writing.

Notices under this Section 19 will be deemed given only when actually received.

Section 20.      Reproduction of Documents.

This Agreement and all documents relating hereto, including (a) consents, waivers and modifications that may hereafter be executed, (b) documents received by New York Life or any Purchaser on the Effective Date or at a Closing (except the Notes themselves), and (c) financial statements, certificates and other information previously or hereafter furnished to New York Life or any Purchaser, may be reproduced by New York Life or such Purchaser by any photographic, photostatic, electronic, digital, or other similar process and New York Life or such Purchaser may destroy any original document so reproduced. The Constituent Companies agree and stipulate that, to the extent permitted by applicable law, any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original is in existence and whether or not such reproduction was made by New York Life or such Purchaser in the regular course of business) and any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence. This Section 20 shall not prohibit either Constituent Company, New York Life or any other holder of Notes from contesting any such reproduction to the same extent that it could contest the original, or from introducing evidence to demonstrate the inaccuracy of any such reproduction.

Section 21.      Confidential Information.

For the purposes of this Section 21, “Confidential Information” means information delivered to New York Life or any Purchaser by or on behalf of a Constituent Company or any Subsidiary in connection with the transactions contemplated by or otherwise pursuant to this Agreement that is proprietary or non-public in nature and that was clearly marked or labeled or otherwise adequately identified when received by New York Life or such Purchaser as being confidential information of such Constituent Company or such Subsidiary, provided that such term does not include information that (a) was publicly known or otherwise known to New York Life or such Purchaser prior to the time of such disclosure other than through disclosure by a Constituent Company or a Subsidiary, (b) subsequently becomes publicly known through no act or omission by New York Life or such Purchaser or any Person acting on New York Life’s or such Purchaser’s behalf, (c) otherwise becomes known to New York Life or such Purchaser other than through disclosure by a Constituent Company or any Subsidiary or (d) constitutes financial statements delivered to New York Life or such Purchaser under Section 7.1 that are otherwise publicly available. New York Life and each Purchaser will maintain the confidentiality of such Confidential Information in accordance with procedures adopted by New York Life or such Purchaser in good faith to protect confidential information of third parties delivered to New York Life or such Purchaser, provided that New York Life and or such Purchaser may deliver or disclose Confidential Information to (1) its directors, officers, employees, agents, attorneys, trustees and affiliates who agree or by their position are deemed to have agreed to hold confidential the Confidential Information substantially in accordance with this Section 21 (to the extent such disclosure reasonably relates to the administration of this Agreement or the investment represented by its Notes), (2) its auditors, financial advisors, investment advisors and other professional advisors who agree to hold confidential the Confidential Information substantially in accordance with this Section 21, (3) any other holder of any Note, (4) any Institutional Investor to which it sells or offers to sell such Note or any part thereof or any participation therein (if such Person has agreed in writing prior to its receipt of such Confidential Information to be bound by this Section 21), (5) any Person from which it offers to purchase any Security of either Constituent Company (if such Person has agreed in writing prior to its receipt of such Confidential Information to be bound by this Section 21), (6) any federal or state regulatory authority having jurisdiction over New York Life or such Purchaser, (7) the NAIC or the SVO or, in each case, any similar organization, or any nationally recognized rating agency that requires access to information about such Purchaser’s investment portfolio, or (8) any other Person to which such delivery or disclosure may be necessary or appropriate (i) to effect compliance with any law, rule, regulation or order applicable to New York Life or such Purchaser, (ii) in response to any subpoena or other legal process, (iii) in connection with any litigation to which New York Life or such Purchaser is a party or (iv) if an Event of Default has occurred and is continuing, to the extent New York Life or such Purchaser may reasonably determine such delivery and disclosure to be necessary or appropriate in the enforcement or for the protection of the rights and remedies under such Purchaser’s Notes, this Agreement or the Subsidiary Guaranty. Each holder of a Note, by its acceptance of a Note, will be deemed to have agreed to be bound by and to be entitled to the benefits of this Section 21 as though it were a party to this Agreement. On reasonable request by a Constituent Company in connection with the delivery to any holder of a Note of information required to be delivered to such holder under this Agreement or requested by such holder (other than a holder that is a party to this Agreement or its nominee), such holder will enter into an agreement with the Constituent Companies embodying this Section 21.

In the event that as a condition to receiving access to information relating to a Constituent Company or any Subsidiary in connection with the transactions contemplated by or otherwise pursuant to this Agreement, any Purchaser or holder of a Note is required to agree to a confidentiality undertaking (whether through Intralinks, another secure website, a secure virtual workspace or otherwise) which is different from this Section 21, this Section 21 shall not be amended thereby and, as between such Purchaser or such holder and the Constituent Companies, this Section 21 shall supersede any such other confidentiality undertaking.

Each of New York Life and any Purchaser hereby acknowledges that it is aware that the United States securities laws prohibit any Person that has received material non-public information concerning the Parent and its Subsidiaries from trading in the securities of the Parent and its Subsidiaries or communicating such information to any other Person under circumstances in which it is reasonably foreseeable that such Person is likely to trade such securities.

Section 22.      Substitution of Purchaser.

Each Purchaser shall have the right to substitute any one of its Affiliates or another Purchaser or any one of such other Purchaser’s Affiliates (a “Substitute Purchaser”) as the purchaser of the Notes that it has agreed to purchase hereunder, by written notice to the Constituent Companies, which notice shall be signed by both such Purchaser and such Substitute Purchaser, shall contain such Substitute Purchaser’s agreement to be bound by this Agreement and shall contain a confirmation by such Substitute Purchaser of the accuracy with respect to it of the representations set forth in Section 6. Upon receipt of such notice, any reference to such Purchaser in this Agreement (other than in this Section 22), shall be deemed to refer to such Substitute Purchaser in lieu of such original Purchaser. In the event that such Substitute Purchaser is so substituted as a Purchaser hereunder and such Substitute Purchaser thereafter transfers to such original Purchaser all of the Notes then held by such Substitute Purchaser, upon receipt by the Constituent Companies of notice of such transfer, any reference to such Substitute Purchaser as a “Purchaser” in this Agreement (other than in this Section 22), shall no longer be deemed to refer to such Substitute Purchaser, but shall refer to such original Purchaser, and such original Purchaser shall again have all the rights of an original holder of the Notes under this Agreement.

Section 23.      Miscellaneous.

Section 23.1.      Successors and Assigns. All covenants and other agreements contained in this Agreement by or on behalf of any of the parties hereto bind and inure to the benefit of their respective successors and assigns (including any subsequent holder of a Note) whether so expressed or not, except that, subject to Section 10.2, neither Constituent Company may assign or otherwise transfer any of its rights or obligations hereunder or under the Notes without the prior written consent of New York Life and each holder. Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto and their respective successors and assigns permitted hereby) any legal or equitable right, remedy or claim under or by reason of this Agreement.

Section 23.2.      Accounting Terms. All accounting terms used herein which are not expressly defined in this Agreement have the meanings respectively given to them in accordance with GAAP. Except as otherwise specifically provided herein, (a) all computations made pursuant to this Agreement shall be made in accordance with GAAP, and (b) all financial statements shall be prepared in accordance with GAAP. If, after the date of this Agreement, there shall occur any change in GAAP from those used in the preparation of the financial statements referred to in Section 7.1 and such change shall result in a change in the method of calculation of any financial covenant, standard or term found in this Agreement, either the Constituent Companies or the Required Holders may, by written notice to the holders of Notes and the Constituent Companies, respectively, require that the Required Holders and the Constituent Companies negotiate in good faith to amend such covenants, standards, and terms so as equitably to reflect such change in accounting principles, with the desired result being that the criteria for evaluating the financial condition of the Parent and its Subsidiaries shall be the same as if such change had not been made. No delay by the Constituent Companies or the Required Holders in requiring such negotiation shall limit their right to so require such a negotiation at any time after such a change in accounting principles. Until any such covenant, standard, or term is amended in accordance with this Section 23.2, financial covenants shall be computed and determined in accordance with GAAP in effect prior to such change in accounting principles. Without limiting the generality of the foregoing, the Constituent Companies shall neither be deemed to be in compliance with any financial covenant hereunder nor out of compliance with any financial covenant hereunder if such state of compliance or noncompliance, as the case may be, would not exist but for the occurrence of a change in accounting principles after the Effective Date. Notwithstanding the foregoing, GAAP will be deemed to treat operating leases and Capital Leases in a manner consistent with the treatment under GAAP as in effect prior to the issuance by the Financial Accounting Standards Board on February 24, 2016 of Accounting Standards Update No. 2016-02.

For purposes of determining compliance with this Agreement (including Section 9, Section 10 and the definition of “Indebtedness”), any election by a Constituent Company to measure any financial liability using fair value (as permitted by Financial Accounting Standards Board Accounting Standards Codification Topic No. 825-10-25 – Fair Value Option, International Accounting Standard 39 – Financial Instruments: Recognition and Measurement or any similar accounting standard) shall be disregarded and such determination shall be made as if such election had not been made.

Section 23.3.      Divisions. For all purposes of this Agreement, in connection with any division or plan of division under Delaware law (or any comparable event under a different jurisdiction’s laws): (a) if any asset, right, obligation or liability of any Person becomes the asset, right, obligation or liability of a different Person, then it shall be deemed to have been transferred from the original Person to the subsequent Person, and (b) if any new Person comes into existence, such new Person shall be deemed to have been organized and acquired on the first date of its existence by the holders of its Equity Interests at such time.

Section 23.4.      Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall (to the full extent permitted by law) not invalidate or render unenforceable such provision in any other jurisdiction.

Section 23.5.      Construction, Etc. Each covenant contained herein shall be construed (absent express provision to the contrary) as being independent of each other covenant contained herein, so that compliance with any one covenant shall not (absent such an express contrary provision) be deemed to excuse compliance with any other covenant. Where any provision herein refers to action to be taken by any Person, or which such Person is prohibited from taking, such provision shall be applicable whether such action is taken directly or indirectly by such Person.

Defined terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The word “will” shall be construed to have the same meaning and effect as the word “shall.” The words “assets” and “property” shall be construed to have the same meaning and effect and refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights. Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein) and, for purposes of the Notes, shall also include any such notes issued in substitution therefor pursuant to Section 14, (b) subject to Section 23.1, any reference herein to any Person shall be construed to include such Person’s successors and assigns, (c) the words “herein,” “hereof” and “hereunder,” and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Sections and Schedules shall be construed to refer to Sections of, and Schedules to, this Agreement, (e) any reference to any law or regulation herein shall, unless otherwise specified, refer to such law or regulation as amended, modified or supplemented from time to time and (f) references to any time of day are to New York City local time unless otherwise specified.

Section 23.6.      Counterparts; Electronic Contracting. This Agreement may be executed in any number of counterparts, each of which shall be an original but all of which together shall constitute one instrument. Each counterpart may consist of a number of copies hereof, each signed by less than all, but together signed by all, of the parties hereto. The parties agree to electronic contracting and signatures with respect to this Agreement, the Subsidiary Guaranty and all other documents delivered hereunder (other than the Notes). Delivery of an electronic signature to, or a signed copy of, this Agreement, the Subsidiary Guaranty and all other documents delivered hereunder (other than the Notes) by facsimile, e-mail or other electronic transmission shall be fully binding on the parties to the same extent as the delivery of the signed originals and shall be admissible into evidence for all purposes. Notwithstanding the foregoing, if any Purchaser shall request manually signed counterpart signatures to any document hereunder, each Constituent Company hereby agrees to use its reasonable endeavors to provide such manually signed signature pages as soon as reasonably practicable.

Section 23.7.      Governing Law. This Agreement shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the law of the State of New York excluding choice-of-law principles of the law of such State that would permit the application of the laws of a jurisdiction other than such State.

Section 23.8.      Jurisdiction and Process; Waiver of Jury Trial. (a)  Each Constituent Company irrevocably submits to the non-exclusive jurisdiction of any New York State or federal court sitting in the Borough of Manhattan, The City of New York, over any suit, action or proceeding arising out of or relating to this Agreement or the Notes. To the fullest extent permitted by applicable law, each Constituent Company irrevocably waives and agrees not to assert, by way of motion, as a defense or otherwise, any claim that it is not subject to the jurisdiction of any such court, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding brought in any such court and any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

(b)            Each Constituent Company agrees, to the fullest extent permitted by applicable law, that a final judgment in any suit, action or proceeding of the nature referred to in Section 23.8(a) brought in any such court shall be conclusive and binding upon it subject to rights of appeal, as the case may be, and may be enforced in the courts of the United States or the State of New York (or any other courts to the jurisdiction of which it or any of its assets is or may be subject) by a suit upon such judgment.

(c)            Each Constituent Company consents to process being served by or on behalf of New York Life or any holder of Notes in any suit, action or proceeding of the nature referred to in Section 23.8(a) by mailing a copy thereof by registered certified, priority or express mail (or any substantially similar form of mail), postage prepaid, return receipt or delivery confirmation requested, to it at its address specified in Section 19 or at such other address of which New York Life or such holder shall then have been notified pursuant to said Section. Each Constituent Company agrees that such service upon receipt (1) shall be deemed in every respect effective service of process upon it in any such suit, action or proceeding and (2) shall, to the fullest extent permitted by applicable law, be taken and held to be valid personal service upon and personal delivery to it. Notices hereunder shall be conclusively presumed received as evidenced by a delivery receipt furnished by the United States Postal Service or any reputable commercial delivery service.

(d)            Nothing in this Section 23.8 shall affect the right of New York Life or any holder of a Note to serve process in any manner permitted by law, or limit any right that New York Life or the holders of any of the Notes may have to bring proceedings against either Constituent Company in the courts of any appropriate jurisdiction or to enforce in any lawful manner a judgment obtained in one jurisdiction in any other jurisdiction.

(e)            The parties hereto hereby waive trial by jury in any action brought on or with respect to this Agreement, the Notes or any other document executed in connection herewith or therewith.

Section 23.9.      Transaction References. The Constituent Companies agree that New York Life may (a) refer to the identity of the Constituent Companies and the aggregate principal amount of the Notes issued hereunder and the date on which the Notes were issued, on its internet site or in marketing materials, press releases, published “tombstone” announcements or any other print or electronic medium and (b) display the Parent’s corporate logo in conjunction with any such reference.

* * * * *

If you are in agreement with the foregoing, please sign the form of agreement on a counterpart of this Agreement and return it to the Constituent Companies, whereupon this Agreement shall become a binding agreement between you and the Constituent Companies.

Very truly yours,

Chiron Real Estate LP

By:	Chiron Real Estate GP LLC
Its: General Partner

By:	Chiron Real Estate Inc.
Its: Sole Member

	By	/s/ Robert Kiernan
	Name:	Robert Kiernan
	Title:	Treasurer and Chief Financial Officer

Chiron Real Estate Inc.

By	/s/ Robert Kiernan
Name:	Robert Kiernan
Title:	Treasurer and Chief Financial Officer

[Signature Page to Master Note and Guaranty Agreement]

This Agreement is hereby

accepted and agreed to as

of the date hereof.

NYL Investors LLC

By	/s/ Christopher H. Carey
Name:	Christopher H. Carey
Title:	Managing Director

[Signature Page to Master Note and Guaranty Agreement]

Schedule A

Defined Terms

As used herein, the following terms have the respective meanings set forth below or set forth in the Section hereof following such term:

“Acceptable Rating Agency” means (a) S&P, Moody’s or Fitch, or (b) any other credit rating agency that is recognized as a nationally recognized statistical rating organization by the SEC and approved by the Required Holders, so long as, in each case, any such credit rating agency described in clause (a) or (b) above continues to be a nationally recognized statistical rating organization recognized by the SEC and is approved as a “Credit Rating Provider” (or other similar designation) by the NAIC.

“Acceptance” is defined in Section 2.6.

“Acceptance Day” is defined in Section 2.6.

“Acceptance Window” is defined in Section 2.6.

“Accepted Notes” is defined in Section 2.6.

“Additional or More Restrictive Term” means (a) any Financial Covenant (including any related definition as used therein) applicable to the Parent and/or any Subsidiary contained in a Material Credit Facility the subject matter of which either (1) is similar to that of a Financial Covenant contained in this Agreement (including any related definition used therein), but contains one or more percentages, amounts or formulas that is more restrictive than those set forth in this Agreement or more beneficial to the lender(s) under such Material Credit Facility (and such covenant or similar restriction shall be deemed an Additional or More Restrictive Covenant only to the extent that it is more restrictive or more beneficial) or (2) is different from the subject matter of any Financial Covenant contained in this Agreement (including any related definitions used therein) and (b) any “event of default” contained in any Material Credit Facility that, by its terms, permits the holders of such Indebtedness to accelerate (with the passage of time or giving of notice or both) the maturity thereof or otherwise requires the Parent or any Subsidiary to purchase the Indebtedness thereunder prior to the stated maturity thereof and which either (1) is similar to any Event of Default contained in Section 11 (including any related definition as used therein), but contains one or more percentages, amounts or formulas that is more restrictive or has a shorter grace period than those set forth herein or is more beneficial to the lender under any Material Credit Facility (and such provision shall be deemed an Additional or More Restrictive Term only to the extent that it is more restrictive, has a shorter grace period or is more beneficial) or (2) is different from the subject matter of any Event of Default contained in Section 11 (including any related definition as used therein).

“Adjusted EBITDA” means, at any date of its determination, an amount equal to (a) EBITDA for the most recently completed Rolling Period minus (b) the Capital Reserve on such date.

“Adjusted Unencumbered Property NOI” means, at any date of its determination, with respect to any Unencumbered Property, (a) with respect to any Unencumbered Property owned or leased for less than one full Fiscal Quarter as of such date of calculation, the projected Property NOI for the following Fiscal Quarter computed by the Issuer in good faith and multiplied by four, (b) with respect to any Unencumbered Property owned or leased for at least one full Fiscal Quarter but less than four full Fiscal Quarters, the Property NOI for such completed Fiscal Quarter(s) computed by the Issuer in good faith on an annualized basis and (c) otherwise, the Property NOI for the most recently completed Rolling Period computed by the Issuer in good faith, in each case, minus (1) the Capital Reserve and (2) the greater of (i) a management fee of 1.00% of Property Income for the most recently completed Fiscal Quarter and multiplied by four and (ii) actual management fees paid in cash to third party managers for the most recently completed Fiscal Quarter and multiplied by four.

Schedule A
(to Master Note and Guaranty Agreement)

“Affiliate” means any Person directly or indirectly controlling or controlled by, or under direct or indirect common control with, another Person. A Person shall be deemed to control another Person for purposes of this definition if such Person possesses, directly or indirectly, the power to direct, or cause the direction of, the management and policies of the other Person, whether through the ownership of voting securities, common directors, trustees or officers, by contract or otherwise; provided that, in any event for purposes of this definition, any Person that owns, directly or indirectly, 10% or more of the securities having the ordinary voting power for the election of directors or governing body of a corporation or 10% or more of the partnership or other ownership interest of any other Person (other than as a limited partner of such other Person) will be deemed to control such corporation or other Person. Unless the context otherwise clearly requires, any reference to an “Affiliate” is a reference to an Affiliate of the Parent or the Issuer.

“Agreement” means this Master Note and Guaranty Agreement, including all Schedules attached to this Agreement.

“Anti-Corruption Laws” means any law or regulation in a U.S. or any non-U.S. jurisdiction regarding bribery or any other corrupt activity, including the U.S. Foreign Corrupt Practices Act and the U.K. Bribery Act 2010.

“Anti-Money Laundering Laws” means any law or regulation in a U.S. or any non-U.S. jurisdiction regarding money laundering, drug trafficking, terrorist-related activities or other money laundering predicate crimes, including the Currency and Foreign Transactions Reporting Act of 1970 (otherwise known as the Bank Secrecy Act) and the USA PATRIOT Act.

“Applicable Credit Rating” means a rating assigned to the Parent’s or the Issuer’s Index Debt by Moody’s, S&P or Fitch.

“Asset Under Development” means any Real Property under construction (excluding (a) any completed Real Property under minor renovation (including minor Tenant improvements in an existing building that are being made), (b) any Real Property that is contiguous to and purchased simultaneously with any completed Real Property, and (c) any Real Property that is substantially completed with an Occupancy Rate of at least 65%).

“Available Facility Amount” means, at any point in time, (a) $150,000,000, minus (b) the aggregate principal amount of Notes purchased and sold pursuant to this Agreement prior to that time, minus (c) the aggregate principal amount of Accepted Notes that have not been purchased and sold hereunder prior to that time and for which the Closing has not been cancelled plus (d) the aggregate principal amount of Notes repaid or prepaid pursuant to this Agreement prior to such time.

“Bank Credit Agreement” means that certain Third Amended and Restated Credit Agreement dated as of October 8, 2025 by and among the Issuer, as borrower, the guarantors from time to time party thereto, the lenders from time to time party thereto, and JPMorgan Chase Bank, N.A., as administrative agent, including any renewals, extensions, amendments, supplements, restatements, replacements or refinancing thereof.

“Bankruptcy Event” means, with respect to any Person, any event of the type described in Section 11(g), (h) or (i) with respect to such Person.

“Blocked Person” means (a) a Person whose name appears on the list of Specially Designated Nationals and Blocked Persons published by OFAC, (b) a Person, entity, organization, country or regime that is blocked or a target of sanctions that have been imposed under U.S. Economic Sanctions Laws or (c) a Person that is an agent, department or instrumentality of, or is otherwise beneficially owned by, controlled by or acting on behalf of, directly or indirectly, any Person, entity, organization, country or regime described in clause (a) or (b).

“Business Day” means (a) for the purposes of Section 8.7 only, any day other than a Saturday, a Sunday or a day on which commercial banks in New York City are required or authorized to be closed, and (b) for the purposes of any other provision of this Agreement, any day other than a Saturday, a Sunday or a day on which commercial banks in New York, New York or Bethesda, Maryland are required or authorized to be closed.

“Capital Lease” means any lease of Property which in accordance with GAAP (subject to Section 23.2) is required to be capitalized on the balance sheet of the lessee.

“Capital Reserve” means, as at any date of its determination, an amount equal to the product of (a) $0.50 multiplied by (b) the gross leasable square footage of such Real Property on such date.

“Capitalized Lease Obligation” means, for any Person, the principal amount of the liability shown on the balance sheet of such Person in respect of a Capital Lease, determined in accordance with GAAP.

“CERCLA” means the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended by the Superfund Amendments and Reauthorization Act of 1986, 42 U.S.C. §§9601 et seq.

“Change in Control” is defined in Section 8.8(f).

“Change in Control Proposed Prepayment Date” is defined in Section 8.8(b).

“Closing” means any closing of the purchase and sale of Notes hereunder.

“Closing Date” means, with respect to any Accepted Note the Business Day specified for the Closing of the purchase and sale of such Accepted Note in the Confirmation of Acceptance for such Accepted Note, provided that if the Constituent Companies and the Purchasers which are obligated to purchase the Accepted Note agree on an earlier Business Day for the closing, the “Closing Date” for the Accepted Note is the earlier Business Day.

“Code” means the Internal Revenue Code of 1986 and the rules and regulations promulgated thereunder from time to time.

“Compliance Certificate” is defined in Section 7.2.

“Confidential Information” is defined in Section 21.

“Confirmation of Acceptance” is defined in Section 2.6.

“Confirmation of Parent Guaranty” is defined in Section 4.11.

“Confirmation of Subsidiary Guaranty” is defined in Section 4.12.

“Consolidated Leverage Ratio” means, as at any date of determination, the ratio of (a) Total Indebtedness as of such date to (b) Total Asset Value as of such date.

“Consolidated Secured Leverage Ratio” means, as at any date of determination, the ratio of (a) Total Secured Indebtedness as of such date to (b) Total Asset Value as of such date.

“Consolidated Secured Recourse Leverage Ratio” means, as at any date of determination, the ratio of (a) Total Secured Recourse Indebtedness as of such date to (b) Total Asset Value as of such date.

“Consolidated Unsecured Leverage Ratio” means, as at any date of determination, the ratio of (a) Total Unsecured Indebtedness as of such date to (b) Unencumbered Asset Value as of such date.

“Constituent Companies” and “Constituent Company” are defined in the first paragraph of this Agreement.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, through common directors, trustees or officers, by contract or otherwise; and the terms “Controlled” and “Controlling” shall have meanings correlative to the foregoing.

“Controlled Entity” means (a) any of the Subsidiaries of the Parent and any of their or the Parent’s respective Controlled Affiliates and (b) if the Parent has a parent company, such parent company and its Controlled Affiliates.

“Coupon Adjustment Leverage Ratio” means, as of any date of determination, the ratio of (a) Total Indebtedness to (b) EBITDAre for the then most recently ended Fiscal Quarter multiplied by four.

“Customary Recourse Exceptions” means, with respect to any Indebtedness, personal recourse that is limited to fraud, misrepresentation, misapplication of cash, waste, Environmental Claims and liabilities, failure to pay taxes and insurance, bankruptcy, prohibited transfers, prohibited lease amendments or terminations by the relevant Constituent Company, Subsidiary Guarantor or Material Subsidiary, violations of single purpose entity covenants and other customary exceptions.

“Debt Rating” means, with respect to any Series of Notes, the debt rating of such Series of Notes as determined from time to time by any Acceptable Rating Agency.

“Debt Service” means, with reference to any period, the sum of (a) Interest Expense for such period and (b) the greater of (1) zero or (2) scheduled principal amortization paid on Total Indebtedness for such period (exclusive of any balloon payments or prepayments of principal paid on such Total Indebtedness).

“Default” means an event or condition the occurrence or existence of which would, with the lapse of time or the giving of notice or both, become an Event of Default.

“Default Rate” means, with respect to any Note, that rate of interest per annum that is the greater of (a) 2.00% above the “Interest Rate” set forth in such Note and (b) 2.00% over the rate of interest publicly announced by JPMorgan Chase Bank, N.A. in New York, New York as its “base” or “prime” rate.

“Disclosure Documents” is defined in Section 5.3.

“Disqualified Stock” shall mean any Equity Interest that, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, (a) matures (excluding any maturity as the result of an optional redemption by the issuer thereof) or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof, in whole or in part, or requires the payment of any cash dividend or any other scheduled payment constituting a return of capital, in each case at any time on or prior to the 91st day following the latest Maturity Date of any outstanding Note as of the date on which such Equity Interest is issued, or (b) is convertible into or exchangeable (unless at the sole option of the issuer thereof) for (1) debt securities or (2) any Equity Interest referred to in clause (a) above, in each case at any time prior to the 91st day following the latest Maturity Date of any outstanding Note as of the date on which such Equity Interest is issued; provided, however, that any Equity Interest of a Person that is issued with the benefit of provisions requiring a change of control offer to be made for such Equity Interest in the event of a change of control of such Person will not be deemed to be Disqualified Stock solely by virtue of such provisions.

“EBITDA” means, for any period, determined on a consolidated basis of the Parent and its Subsidiaries, in accordance with GAAP, the sum of net income (or loss) for such period plus, to the extent included as an expense in the calculation of such net income (or loss): (a) depreciation and amortization expense; (b) Interest Expense; (c) income, franchise and similar tax expense; (d) extraordinary, unrealized or non-recurring losses, including impairment charges and losses from the sale of assets, in an amount not to exceed $25,000,000; (e) fees and expenses incurred in connection with investments, dispositions, the incurrence of Indebtedness or the issuance of capital stock or equity interests (whether or not consummated); and (f) non-cash losses, including “long-term incentive plan” compensation expense, favorable lease amortization expense, deferred financing amortization expense and straight-line rent and ground rent (provided that any cash payment made with respect to any such non-cash loss shall be subtracted in computing EBITDA during the period in which such cash payment is made); minus: (1) extraordinary, unrealized or non-recurring gains, including the write-up of assets and gain from the sale of assets; (2) non-cash gains, including straight-line rent and ground rent and unfavorable lease amortization expense (provided that any receipt of cash in respect of such non-cash gains shall be added in computing EBITDA during the period in which such cash was received); and (3) income tax benefits.

“EBITDAre” means (without duplication), for any period (a) the sum of net income (or loss) of the Parent and its Subsidiaries for such period determined in accordance with GAAP plus, to the extent included as an expense in the calculation of such net income (or loss): (1) depreciation and amortization expense; (2) Interest Expense; (3) income, franchise and similar tax expense and (4) impairment charges and losses from the sale of depreciable real estate assets, minus gains, including the write-up of depreciable real estate assets and gain from the sale of depreciable real estate assets plus or minus (b) such Person’s pro rata share of EBITDAre of its unconsolidated Affiliates, all determined in accordance with the definition of EBITDAre adopted by Nareit.

“EDGAR” means the SEC’s Electronic Data Gathering, Analysis and Retrieval System or any successor SEC electronic filing system for such purposes.

“Effective Date” means March 2, 2026.

“Environmental Claim” means any investigation, notice, violation, demand, action, suit, injunction, judgment, order, consent decree, penalty, fine, lien, proceeding or claim (whether administrative, judicial or private in nature) arising (a) in connection with an actual or alleged violation of or liability under any Environmental Law, (b) in connection with any Hazardous Material, (c) from any abatement, removal, remedial, corrective or response action in connection with a Hazardous Material, Environmental Law or order of a Governmental Authority under Environmental Law or (d) from any actual or alleged damage, injury, threat or harm to human health and safety (to the extent related to exposure to Hazardous Materials), natural resources or the environment.

“Environmental Laws” means any current or future state, federal or local treaty, convention, statute, law, regulation, ordinance, license, permit, governmental approval, injunction, judgment, order, consent decree or other requirement of any Governmental Authority, pertaining to (a) the protection of human health and safety (to the extent related to exposure to Hazardous Materials) and the indoor or outdoor environment, (b) the conservation, management or use of natural resources and wildlife, (c) the protection or use of surface water or groundwater, (d) the management, manufacture, possession, presence, use, generation, transportation, treatment, storage, disposal, Release, threatened Release, abatement, removal, remediation or handling of, or exposure of humans to, any Hazardous Material or (e) pollution (including any Release to air, land, surface water or groundwater), and any amendment, rule, regulation, order or directive issued thereunder.

“Equity Forward Contract” means a forward equity contract entered into by the Parent and a Person that is not a Subsidiary of the Parent with respect to common Equity Interests of the Parent.

“Equity Interest” means with respect to any Person, any share of capital stock of (or other ownership or profit interests in) such Person, any warrant, option or other right for the purchase or other acquisition from such Person of any share of capital stock of (or other ownership or profit interests in) such Person whether or not certificated, any security convertible into or exchangeable for any share of capital stock of (or other ownership or profit interests in) such Person or warrant, right or option for the purchase or other acquisition from such Person of such shares (or such other interests), and any other ownership or profit interest in such Person (including partnership, member or trust interests therein), whether voting or nonvoting, and whether or not such share, warrant, option, right or other interest is authorized or otherwise existing on any date of determination.

“ERISA” means the Employee Retirement Income Security Act of 1974 and the rules and regulations promulgated thereunder from time to time in effect.

“ERISA Affiliate” means any trade or business (whether or not incorporated) that is treated as a single employer together with the Parent under section 414 of the Code.

“Event of Default” is defined in Section 11.

“Exchange Act” is defined in Section 8.8(f).

“Facility” is defined in Section 2.1.

“FATCA” means (a) sections 1471 through 1474 of the Code, as of the Effective Date (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), together with any current or future regulations or official interpretations thereof, (b) any treaty, law or regulation of any other jurisdiction, or relating to an intergovernmental agreement between the United States and any other jurisdiction, which (in either case) facilitates the implementation of the foregoing clause (a), and (c) any agreements entered into pursuant to section 1471(b)(1) of the Code.

“Financial Covenant” means any covenant (whether set forth as a covenant, undertaking, event of default, restriction, prepayment event or other such provision) that:

(a)            requires either Constituent Company and/or any Subsidiary to maintain a specified level of net worth, shareholders’ equity, total assets, unencumbered assets, unencumbered properties, cash flow, net income, liquidity, occupancy rate or lease term;

(b)            requires either Constituent Company and/or any Subsidiary to maintain any relationship of any component of its capital structure to any other component thereof (including the relationship of indebtedness, subsidiary indebtedness, senior indebtedness, secured indebtedness, unsecured indebtedness, subordinated indebtedness or recourse indebtedness to total capitalization, total assets, unencumbered assets or to net worth);

(c)            requires either Constituent Company and/or any Subsidiary to maintain any measure of its ability to service its indebtedness (including exceeding any specified ratio of revenues, cash flow, operating income or net income to indebtedness, interest expense, rental expense, capital expenditures and/or scheduled payments of indebtedness);

(d)            restricts the amount of distributions of either Constituent Company and/or any Subsidiary; or

(e)            restricts the amount or type of either Constituent Company’s and/or any Subsidiary’s investments.

“Fiscal Quarter” means each of the three-month periods ending on March 31, June 30, September 30 and December 31 of each Fiscal Year.

“Fiscal Year” means the twelve-month period ending on December 31 of each calendar year.

“Fitch” means Fitch Ratings Inc.

“Fixed Charge Coverage Ratio” means, as at any date of determination, the ratio of (a) Adjusted EBITDA for the Rolling Period then ended, to (b) Fixed Charges for such Rolling Period.

“Fixed Charges” means, for any period of determination, (a) Debt Service for such period, plus (b) dividends and other required distributions on the Issuer’s preferred equity securities for such period plus (c) all income taxes (federal, state and local) paid by Issuer during such period.

“Form 10-K” is defined in Section 7.1(b).

“Form 10-Q” is defined in Section 7.1(a).

“GAAP” means generally accepted accounting principles set forth from time to time in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board (or agencies with similar functions of comparable stature and authority within the U.S. accounting profession), which are applicable to the circumstances as of the date of determination.

“Ground Lease” means a ground lease of Real Property where the owner of the fee interest thereunder is not an Affiliate of the Issuer.

“Governmental Authority” means

(a)            the government of

(1)            the United States or any state or other political subdivision thereof, or

(2)            any other jurisdiction in which either Constituent Company or any Subsidiary conducts all or any part of its business, or which asserts jurisdiction over any Properties of either Constituent Company or any Subsidiary, or

(b)            any entity exercising executive, legislative, judicial, regulatory or administrative functions of, or pertaining to, any such government.

“Governmental Official” means any governmental official or employee, employee of any government-owned or government-controlled entity, political party, any official of a political party, candidate for political office, official of any public international organization or anyone else acting in an official capacity.

“guarantee” of or by any Person (the “guarantor”) means any obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of the guarantor, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof, (b) to purchase or lease Property, securities or services for the purpose of assuring the owner of such Indebtedness or other obligation of the payment thereof, (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation or (d) as an account party in respect of any letter of credit or letter of guaranty issued to support such Indebtedness or obligation; provided, that the term “guarantee” shall not include endorsements for collection or deposit in the ordinary course of business.

“Hazardous Materials” means any substance, chemical, compound, product, solid, gas, liquid, waste, byproduct, pollutant, contaminant or material which is hazardous or toxic and is regulated under Environmental Law, and includes (a) asbestos, polychlorinated biphenyls and petroleum (including crude oil or any fraction thereof) and (b) any material classified or regulated as “hazardous” or “toxic” or words of like import pursuant to an Environmental Law.

“Hedging Agreement” means any agreement with respect to any swap, forward, future or derivative transaction or option or similar agreement involving, or settled by reference to, one or more rates, currencies, commodities, equity or debt instruments or securities, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value or any similar transaction or any combination of these transactions; provided that no phantom stock or similar plan providing for payments only on account of services provided by current or former directors, officers, employees or consultants of the Issuer or its Subsidiaries shall be a Hedging Agreement.

“holder” means, with respect to any Note, the Person in whose name such Note is registered in the register maintained by the Issuer pursuant to Section 14.1, provided, however, that if such Person is a nominee, then for the purposes of Sections 7, 12, 18.2 and 19 and any related definitions in this Schedule A, “holder” shall mean the beneficial owner of such Note whose name and address appears in such register.

“Increased Interest” is defined in Section 8.2(b).

“Increased Interest Event” is defined in Section 8.2(b).

“Increased Interest Termination Date” is defined in Section 8.2(b).

“Indebtedness” means for any Person (without duplication) (a) all indebtedness created, assumed or incurred in any manner by such Person representing money borrowed (including as evidenced by bonds, debentures, notes, loan agreements and other similar instruments), (b) all indebtedness for the deferred purchase price of Property or services (other than trade accounts payable arising in the ordinary course of business which are not more than 180 days past due and which are being contested in good faith by appropriate proceedings diligently conducted), (c) all Capitalized Lease Obligations of such Person, (d) all direct or contingent obligations of such Person on or with respect to letters of credit, bankers’ acceptances, bank guarantees, surety bonds and other similar extensions of credit whether or not representing obligations for borrowed money, (e) all obligations of such Person to purchase, redeem, retire, defease or otherwise make any payment in respect of Disqualified Stock, (f) guarantees of such Person in respect of obligations of the kind referred to in clauses (a) through (e) above, (g) the negative net mark-to-market value of interest rate swaps, and (h) all obligations of the kind referred to in clauses (a) through (g) above secured by (or for which the holder of such obligation has an existing right, contingent or otherwise, to be secured by) any Lien upon Property (including accounts and contract rights) owned by such Person, whether or not such Person has assumed or become liable for the payment of such indebtedness, but limited to the lesser of (1) the fair market value of the Property subject to such Lien and (2) the aggregate amount of the obligations so secured. Indebtedness of the type described in clause (g) will constitute Indebtedness solely for the purposes of determining whether an Event of Default arising from a default under other Indebtedness shall have occurred pursuant to Section 11(f).

“Index Debt” means senior, unsecured, long-term indebtedness for borrowed money of the Parent or the Issuer that is not guaranteed by any other Person (other than the Parent, the Issuer and their Subsidiaries) or subject to any other credit enhancement.

“INHAM Exemption” is defined in Section 6.2(e).

“Institutional Investor” means (a) any Purchaser of a Note, (b) any holder of a Note holding (together with one or more of its affiliates) more than $2,000,000 of the aggregate principal amount of the Notes then outstanding, (c) any bank, trust company, savings and loan association or other financial institution, any pension plan, any investment company, any insurance company, any broker or dealer, or any other similar financial institution or entity, regardless of legal form, and (d) any Related Fund of any holder of any Note.

“Interest Expense” means, with respect to a Person for any period of time, the interest expense whether paid, accrued or capitalized (without deduction of consolidated interest income) of such Person for such period. Interest Expense shall exclude any amortization of (a) deferred financing fees, including the write-off of such fees relating to the early retirement of the related Indebtedness, and (b) debt premiums and discounts.

“Investment Grade Rating” means an Applicable Credit Rating of “Baa3” or better from Moody’s, “BBB-” or better from S&P, or “BBB-” or better from Fitch.

“Issuance Period” is defined in Section 2.2.

“Issuer” is defined in the first paragraph of this Agreement.

“Land Assets” means any Real Property which is not an Asset Under Development and on which no significant improvements have been constructed (excluding any Real Property that is contiguous to and purchased simultaneously with any completed Real Property or any Asset Under Development).

“Lease” means each existing or future lease, sublease (to the extent of any property owner’s rights thereunder), license, or other similar agreement under the terms of which any Person has or acquires any right to occupy or use any Real Property or any part thereof, or interest therein, as the same may be amended, supplemented or modified.

“Lien” means any mortgage, lien, security interest, pledge, charge or encumbrance of any kind in respect of any Property, including the interests of a vendor or lessor under any conditional sale, Capital Lease or other title retention arrangement.

“Make-Whole Amount” is defined in Section 8.7.

“Management Agreement” means that certain Second Amended and Restated Asset Management Agreement dated as of July 9, 2020, by and among the Parent, the Issuer and the Manager, which Management Agreement is approved by New York Life.

“Manager” means Inter-American Management, LLC, a Delaware limited liability company, or such successor entity approved by New York Life.

“Market Disruption” is defined in Section 2.7.

“Material” means material in relation to the operations, performance, business, Property or financial condition of the Parent and its Subsidiaries taken as a whole.

“Material Acquisition” means any acquisition (whether by direct purchase, merger or other transaction and whether in one or more related transactions), or series of acquisitions in the same calendar year, of Properties or assets of any Person (including capital stock or equity interests of any Person) by the Parent and its Subsidiaries in which the purchase price of the Properties and assets acquired exceeds 10% of Total Asset Value as of the last day of the most recently ending Fiscal Quarter for which financial statements are available.

“Material Adverse Effect” means (a) a material adverse change in, or material adverse effect upon, the operations, performance, business, Property or financial condition of the Parent and its Subsidiaries, taken as a whole, (b) a material impairment of the ability of the Constituent Companies and the Subsidiary Guarantors, taken as a whole, to perform their payment or other material obligations under this Agreement, any Note or the Subsidiary Guaranty or (c) a material adverse effect upon the legality, validity, binding effect or enforceability against either Constituent Company or any Subsidiary Guarantor (in each case to the extent party thereto) of this Agreement, any Note or the Subsidiary Guaranty or the rights and remedies of the holder of the Notes thereunder.

“Material Credit Facility” means, as to the Parent and its consolidated Subsidiaries,

(a)            the Bank Credit Agreement; and

(b)            any other agreement(s) creating or evidencing recourse Indebtedness for borrowed money entered into on or after the Effective Date by the Parent or any consolidated Subsidiary, or in respect of which the Parent or any consolidated Subsidiary is an obligor or otherwise provides a guarantee or other credit support (excluding any Indebtedness, guaranty or credit support that provides for recourse solely by virtue of Customary Recourse Exceptions) (“Credit Facility”), in a principal amount outstanding or available for borrowing equal to or greater than $50,000,000 (or the equivalent of such amount in the relevant currency of payment, determined as of the date of the closing of such facility based on the exchange rate of such other currency); and if no Credit Facility or Credit Facilities equal or exceed such amounts, then the largest Credit Facility shall be deemed to be a Material Credit Facility.

“Material Subsidiary” means each wholly-owned Subsidiary that owns an Unencumbered Property.

“Maturity Date” in the case of any Notes, means the “Final Maturity Date” set forth in such Note.

“Moody’s” means Moody’s Investors Service, Inc.

“Multiemployer Plan” means any Plan that is a “multiemployer plan” (as such term is defined in section 4001(a)(3) of ERISA).

“NAIC” means the National Association of Insurance Commissioners.

“NAIC Annual Statement” is defined in Section 6.2(a).

“New York Life” is defined in the addressee line of this Agreement.

“New York Life Affiliate” means (a) any corporation or other entity Controlling, Controlled by, or under Common Control with, New York Life or (b) any managed account or investment fund which is managed by New York Life or a New York Life Affiliate described in clause (a) of this definition.

“Non-U.S. Plan” means any plan, fund or other similar program that (a) is established or maintained outside the United States by the Parent or any Subsidiary primarily for the benefit of employees of the Parent or one or more Subsidiaries residing outside the United States, which plan, fund or other similar program provides, or results in, retirement income, a deferral of income in contemplation of retirement or payments to be made upon termination of employment, and (b) is not subject to ERISA or the Code.

“Notes” is defined in Section 1.

“Obligations” is defined in Section 13.1.

“OFAC” means the Office of Foreign Assets Control of the United States Department of the Treasury.

“OFAC Sanctions Program” means any economic or trade sanction that OFAC is responsible for administering and enforcing. A list of OFAC Sanctions Programs may be found at http://www.treasury.gov/resource-center/sanctions/Programs/Pages/Programs.aspx.

“Officer’s Certificate” of any Person means a certificate of a Senior Financial Officer or of any other officer of such Person whose responsibilities extend to the subject matter of such certificate.

“Occupancy Rate” means for any Real Property, the percentage of the rentable area of such Real Property occupied by bona fide Tenants of such Property or leased by Tenants pursuant to bona fide Leases, in each case, which Tenant is (a) not more than 90 days in arrears on base rental or other similar payments due under its Tenant Lease and (b) not subject to a then continuing Bankruptcy Event, or if subject to a then continuing Bankruptcy Event (1) the trustee in bankruptcy of such Tenant shall have accepted and assumed such Lease or the Tenant shall be not more than 90 days in arrears on base rental or other similar payments described above in clause (a); (2) to the extent that the Tenant shall have filed, and the bankruptcy court shall have approved, the Tenant’s plan for reorganization, the Tenant shall be performing its obligations pursuant to the approved plan of reorganization; or (3) the status of such Tenant’s Lease shall be otherwise reasonably acceptable to the Required Holders; provided, that if any Real Property is subject to a master Lease, such Real Property shall be deemed occupied to the extent of the Real Property leased pursuant to such master Lease (even if any such Tenant is not physically occupying its space).

“Outbound Investment Rules” means the regulations administered and enforced, together with any related public guidance issued, by the United States Treasury Department under U.S. Executive Order 14105 of August 9, 2023, or any similar law or regulation; as of the date of this Agreement, and as codified at 31 C.F.R. § 850.101 et seq.

“Parent” is defined in the first paragraph of this Agreement.

“Parent Guaranty” is defined in Section 2.9(a).

“PBGC” means the Pension Benefit Guaranty Corporation referred to and defined in ERISA.

“Permitted Convertible Indebtedness” means convertible debt securities of the Parent or the Issuer (a) that are unsecured, (b) that do not have the benefit of any guarantee of any Subsidiary unless such Subsidiary is a Subsidiary Guarantor, (c) that are not subject to any sinking fund or any prepayment, redemption or repurchase requirements, whether scheduled, triggered by specified events or at the option of the holders thereof (it being understood that none of (1) a customary “change in control” or “fundamental change” put, (2) a right to convert such securities into stock (other than Disqualified Stock) of the Parent, cash or a combination thereof or (3) an acceleration upon an event of default will be deemed to constitute such a sinking fund or prepayment, redemption or repurchase requirement), (d) that have the benefit of covenants and events of default customary for comparable convertible securities (as determined by the Issuer in good faith), and (e) that are settled upon conversion by the holders thereof in cash or shares of stock (other than Disqualified Stock) of the Parent or any combination thereof (including convertible securities that require payment of the principal thereof in cash upon a conversion).

“Permitted Convertible Indebtedness Hedging Agreement” means (a) a Hedging Agreement pursuant to which the Parent or the Issuer acquires a call or a capped call option requiring the counterparty thereto to deliver to the Parent or the Issuer common stock of the Parent, the cash value of such shares or a combination thereof from time to time upon exercise of such option and (b) if entered into by the Parent or the Issuer in connection with any Hedging Agreement described in clause (a) above, a Hedging Agreement pursuant to which the Parent or the Issuer issues to the counterparty thereto warrants to acquire common stock of the Parent (or a substantively equivalent derivative transaction) in each case, entered into by the Parent or the Issuer in connection with, and prior to or concurrently with, the issuance of any Permitted Convertible Indebtedness.

“Permitted Liens” means each of the following: (a) Liens for taxes, assessments and governmental charges or levies to the extent not required to be paid under Section 9.4; (b) Liens imposed by law, such as materialmen’s, mechanics’, carriers’, workmen’s and repairmen’s Liens and other similar Liens arising in the ordinary course of business securing obligations that are not overdue for a period of more than 30 days or that are being contested in good faith and by proper proceedings and as to which appropriate reserves are being maintained, but excluding Liens imposed under ERISA; (c) pledges or deposits to secure obligations under workers’ compensation laws or similar legislation or to secure public or statutory obligations; (d) easements, zoning restrictions, rights of way and other encumbrances on title to real property (including title and survey exceptions) that do not materially and adversely affect the value of such real property or the use of such real property for its present purposes; (e) deposits to secure the performance of bids, trade contracts (other than for borrowed money), leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of like nature (including those to secure environmental, health and safety obligations) incurred in the ordinary course of business; (f) Liens in favor of the United States for amounts paid to a Constituent Company or any Subsidiary Guarantor as progress payments under government contracts entered into by it; (g) attachment, judgment and other similar Liens arising in connection with court, reference or arbitration proceedings, provided that the same do not constitute an Event of Default under Section 11(j); (h) the rights of tenants or lessees under leases or subleases not materially interfering with the ordinary conduct of business of such Person; (i) Liens securing the Obligations; (j) Liens (not encumbering the Unencumbered Properties) securing Indebtedness permitted by Section 10.11(e), including Liens existing on the Effective Date and listed on Schedule 10.11(e) attached hereto; and (k) Liens securing obligations in the nature of personal property financing leases for furniture, furnishings or similar assets, Capital Lease Obligations and other purchase money obligations for fixed or capital assets; provided that (1) such Liens do not at any time encumber any Property other than the Property financed by such Indebtedness, (2) the obligations secured thereby do not exceed the cost of the Property being acquired on the date of acquisition, and (3) with respect to Capital Leases, such Liens do not at any time extend to or cover any assets other than the assets subject to such Capital Leases.

“Person” means an individual, partnership, corporation, limited liability company, association, trust, unincorporated organization, business entity or Governmental Authority.

“Plan” means an “employee benefit plan” (as defined in section 3(3) of ERISA) subject to Title I of ERISA that is or, within the preceding five years, has been established or maintained, or to which contributions are or, within the preceding five years, have been made or required to be made, by the Parent or any ERISA Affiliate or with respect to which the Parent or any ERISA Affiliate may have any liability.

“Private Rating Letter” means a letter issued by an Acceptable Rating Agency in connection with any private debt rating for a Series of Notes, which (a) sets forth the Debt Rating for such Series of Notes, (b) refers to the Private Placement Number issued by CUSIP Global Services in respect of such Series of Notes, (c) addresses the likelihood of payment of both principal and interest on the Notes of such Series (which requirement shall be deemed satisfied if either (1) such letter includes confirmation that the rating reflects the Acceptable Rating Agency’s assessment of the Issuer’s ability to make timely payment of principal and interest on the Notes of such Series or a similar statement or (2) such letter is silent as to the Acceptable Rating Agency’s assessment of the likelihood of payment of both principal and interest and does not include any indication to the contrary), (d) includes such other information describing the relevant terms of such Series of Notes as may be required from time to time by the SVO or any other Governmental Authority having jurisdiction over any holder of Notes of such Series and (e) shall not be subject to confidentiality provisions or other restrictions which would prevent or limit the letter from being shared with the SVO or any other Governmental Authority having jurisdiction over any holder of any Notes of such Series.

“Private Rating Rationale Report” means, with respect to any Private Rating Letter, a report issued by the Acceptable Rating Agency in connection with such Private Rating Letter setting forth an analytical review of the Notes of the relevant Series explaining the transaction structure, methodology relied upon, and, as appropriate, analysis of the credit, legal, and operational risks and mitigants supporting the assigned Debt Rating for the Notes of such Series, in each case, on the letterhead of the Acceptable Rating Agency or its controlled website and generally consistent with the work product that an Acceptable Rating Agency would produce for a similar publicly rated security and otherwise in form and substance generally required by the SVO or any other Governmental Authority having jurisdiction over any holder of any Notes of such Series from time to time. Such report shall not be subject to confidentiality provisions or other restrictions which would prevent or limit the report from being shared with the SVO or any other Governmental Authority having jurisdiction over any holder of any Notes of such Series.

“Property” or “Properties” means, as to any Person, all types of real (including Real Property), personal, tangible, intangible or mixed property, including leasehold estates created by Ground Leases, owned by such Person whether or not included in the most recent balance sheet of such Person and its subsidiaries under GAAP, including, as to any Subsidiary, any Real Property owned by it.

“Property Expenses” means, as to any Real Property, the costs (including payments under Ground Leases, bad debt expenses, payroll, real estate taxes, assessments, insurance, utilities, landscaping and other similar charges) of operating and maintaining such Real Property, which are the responsibility of the Issuer or the applicable Subsidiary that are not paid directly by the applicable Tenant, but excluding Debt Service, income tax expense, capital expenses, depreciation, amortization, interest costs, other non-cash expenses, general and administrative expenses related to the operation of the Issuer or the applicable Subsidiary and real estate acquisition costs and expenses.

“Property Income” means, as to any Real Property, straight-line rents as determined in accordance with GAAP, but excluding security deposits and prepaid rent except to the extent applied in satisfaction of applicable Tenants’ obligations for rent.

“Property NOI” means, with respect to any Real Property for any period (without duplication) the aggregate amount of (a) Property Income for such period minus (b) Property Expenses for such period.

“PTE” is defined in Section 6.2(a).

“Purchaser” or “Purchasers” is defined in the addressee line of this Agreement and shall include such Purchaser’s successors and assigns (so long as any such assignment complies with Section 14.2), provided, however, that any Purchaser of a Note that ceases to be the registered holder or a beneficial owner (through a nominee) of such Note as the result of a transfer thereof pursuant to Section 14.2 shall cease to be included within the meaning of “Purchaser” of such Note for the purposes of this Agreement upon such transfer.

“Purchaser Schedule” means with respect to any Series of Notes, the Purchaser Schedule attached to any Confirmation of Acceptance listing the Purchasers of such Notes and including their notice and payment information.

“Qualified Ground Lease” means any Ground Lease (a) which is a direct Ground Lease granted by the fee owner of real property, (b) which may be transferred and/or assigned without the consent of the lessor (or as to which the lease expressly provides that (1) such lease may be transferred and/or assigned with the consent of the lessor and (2) such consent shall not be unreasonably withheld or delayed) or subject to certain reasonable pre-defined requirements, (c) which has a remaining term (including any renewal terms exercisable at the sole option of the lessee) of at least 30 years, (d) under which no material default has occurred and is continuing, (e) with respect to which a Lien may be granted without the consent of the lessor, and (f) for any Ground Lease executed at or after the time the Issuer or the Subsidiary acquires the Property which contains lender protection provisions that are customary for non-recourse financing by a prudent institutional lender in the business of making commercial real estate loans, including provisions to the effect that (1) the lessor shall notify any holder of a leasehold mortgage Lien in such lease of the occurrence of any default by the lessee under such lease and shall afford such holder the option to cure such default, and (2) in the event that such lease is terminated or rejected in a bankruptcy, such holder shall have the option to enter into a new lease having terms substantially identical to those contained in the terminated or rejected lease. Notwithstanding anything to the contrary contained in this definition of “Qualified Ground Lease,” the Issuer’s ground leases listed on Schedule QGL shall be considered “Qualified Ground Leases.”

“Qualified Institutional Buyer” means any Person who is a “qualified institutional buyer” within the meaning of such term as set forth in Rule 144A(a)(1) under the Securities Act.

“QPAM Exemption” is defined in Section 6.2(d).

“RCRA” means the Solid Waste Disposal Act, as amended by the Resource Conservation and Recovery Act of 1976 and Hazardous and Solid Waste Amendments of 1984, 42 U.S.C. §§6901 et seq.

“Real Property” or “Real Properties” means any real property owned or leased by the Issuer or any Subsidiary.

“REIT” means a “real estate investment trust” in accordance with Section 856 et seq. of the Code.

“Related Fund” means, with respect to any holder of any Note, any fund or entity that (a) invests in Securities or bank loans, and (b) is advised or managed by such holder, the same investment advisor as such holder or by an affiliate of such holder or such investment advisor.

“Release” means any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, migration, dumping, or disposing into the indoor or outdoor environment, including the abandonment or discarding of barrels, drums, containers, tanks or other receptacles containing or previously containing any Hazardous Material.

“Request for Purchase” is defined in Section 2.4.

“Required Holders” means, (a) after the Effective Date when there are no Notes outstanding, New York Life and (b) at any other time the holders of more than 50% in principal amount of the Notes at the time outstanding (exclusive of Notes then owned by the Parent or any of its Affiliates).

“Responsible Officer” means, with respect to any Person, any Senior Financial Officer and any other officer of such Person with responsibility for the administration of the relevant portion of this Agreement.

“Restricted Payments” means dividends on or other distributions in respect of any class or series of Stock, Stock Equivalents or other Equity Interests of the Parent, the Issuer or any Subsidiary or the direct or indirect purchase, redemption, acquisition, or retirement of any of the Parent’s, the Issuer’s or a Subsidiaries’ Stock, Stock Equivalents or other Equity Interest.

“Rolling Period” means, as of any date, the four Fiscal Quarters ending on or immediately preceding such date.

“S&P” means S&P Global Ratings.

“SEC” means the Securities and Exchange Commission of the United States.

“Securities” or “Security” shall have the meaning specified in section 2(1) of the Securities Act.

“Securities Act” means the Securities Act of 1933 and the rules and regulations promulgated thereunder from time to time in effect.

“Senior Financial Officer” with respect to any Person means the chief financial officer, principal accounting officer, treasurer or comptroller of such Person.

“Series” is defined in Section 1.

“Significant Lease” means, as to any particular Real Property, each Lease which constitutes 30% or more of all base rent revenue of such Real Property.

“Solvent” means, with respect to any Person on a particular date, that on such date (a) the fair value of the Property of such Person is greater than the total amount of liabilities, including contingent liabilities, of such Person, (b) the present fair saleable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (c) such Person is able to realize upon its assets and pay its debts and other liabilities, contingent obligations and other commitments as they mature, (d) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person’s ability to pay as such debts and liabilities mature, and (e) such Person is not engaged in a business or a transaction, and is not about to engage in a business or a transaction, for which such Person’s Property would constitute unreasonably small capital after giving due consideration to the prevailing practice in the industry in which such Person is engaged. In computing the amount of contingent liabilities at any time, it is intended that such liabilities will be computed at the amount which, in light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

“Source” is defined in Section 6.2.

“State Sanctions List” means a list that is adopted by any state Governmental Authority within the United States pertaining to Persons that engage in investment or other commercial activities in Iran or any other country that is a target of economic sanctions imposed under U.S. Economic Sanctions Laws.

“Stock” means shares of capital stock, beneficial or partnership interests, participations or other equivalents (regardless of how designated) of or in a corporation or equivalent entity, whether voting or non-voting, and includes common stock, but excluding any preferred stock or other preferred equity securities.

“Stock Equivalents” means all securities (other than Stock) convertible into or exchangeable for Stock at the option of the holder, and all warrants, options or other rights to purchase or subscribe for any stock, whether or not presently convertible, exchangeable or exercisable.

“Structuring Fee” is defined in Section 2.8.

“Subsidiary” means, as to any particular parent corporation or organization, any other corporation or organization more than 50% of the outstanding Voting Stock of which is at the time directly or indirectly owned by such parent corporation or organization or by any one or more other entities which are themselves subsidiaries of such parent corporation or organization. Unless the context otherwise clearly requires, any reference to a “Subsidiary” is a reference to a Subsidiary of the Parent or the Issuer or of any of their direct or indirect Subsidiaries.

“Subsidiary Guarantor” means each Subsidiary that has executed and delivered the Subsidiary Guaranty, including by means of a Subsidiary Guaranty Supplement.

“Subsidiary Guaranty” is defined in Section 2.9(b).

“Subsidiary Guaranty Supplement” is defined in Section 9.7(a)(1).

“Substitute Purchaser” is defined in Section 22.

“SVO” means the Securities Valuation Office of the NAIC.

“Tangible Net Worth” means, as of any date of determination, Total Asset Value minus Total Indebtedness.

“Tenant” means any Person leasing, subleasing or otherwise occupying any portion of a Real Property under a Lease.

“Total Asset Value” means, as of any date of determination and without duplication, an amount equal to the sum of (a) with respect to each Real Property (other than Assets Under Development and Land Assets), the GAAP undepreciated book value (after any impairments) of such Real Property, provided that, if at such date one or more Material Credit Facilities shall value “real property (other than assets under development and land assets)” for purposes of determining “total asset value” therein using a different valuation methodology and such methodology would result in a lower valuation of such Real Property, then the methodology that would result in the lowest such valuation shall then be used for purposes of this clause (a); plus (b) the GAAP book value of the actual funded portion of Assets Under Development of the Parent and its Subsidiaries (plus any allowance for accumulated depreciation for such Assets Under Development), plus (c) the GAAP book value of Land Assets of the Parent and its Subsidiaries, plus (d) the outstanding principal balance (or such lesser amount, if required under GAAP) of investments in mortgages and mezzanine loans held by the Parent and its Subsidiaries, plus (e) unrestricted cash and cash equivalents of the Parent and its Subsidiaries in an amount not to exceed $10,000,000; provided that, with respect to this clause (e), in the calculation of the Consolidated Leverage Ratio, Consolidated Unsecured Leverage Ratio, Consolidated Secured Leverage Ratio and Consolidated Secured Recourse Leverage Ratio, no such cash and cash equivalents shall be added to Total Asset Value to the extent that such cash and cash equivalents have been deducted from Total Indebtedness, Total Unsecured Indebtedness, Total Secured Indebtedness or Total Secured Recourse Indebtedness, as applicable, plus (f) the aggregate positive amount of net cash proceeds that would be due to the Parent from all Equity Forward Contracts that have not yet settled as of such date, calculated as if such Equity Forward Contracts were settled by the Parent’s delivery of its common shares as of, and such net cash proceeds were actually received on, the last day of the then most recently ended Fiscal Quarter; provided that, with respect to this clause (f), such calculation shall exclude each Equity Forward Contract, if any, with respect to which either (1) the Parent or the counterparty would not reasonably be expected, for any reason, to be able to fulfill its obligations thereunder or (2) the Parent no longer intends to issue shares sufficient to realize such proceeds. Notwithstanding the foregoing, in calculating Total Asset Value, the following shall be excluded: (i) cash investments in joint ventures exceeding 10% of the Total Asset Value, (ii) investments in Assets Under Development exceeding 10% of the Total Asset Value, (iii) investments in Land Assets exceeding 5% of the Total Asset Value, (iv) investments in mortgages and mezzanine loans exceeding 10% of the Total Asset Value, (v) investments made pursuant to Section 10.6(15)(v) exceeding 5% of the Total Asset Value and (vi) investments described in the foregoing clauses (i) through (v) exceeding (in the aggregate for all such investments then outstanding) 25% of the Total Asset Value; provided that, (A) in determining the percentages of Total Asset Value as used in this sentence, such percentages shall be determined by reference to Total Asset Value after giving effect to the relevant investments, (B) in determining the amount of investments, acquisitions, loans, and advances for purposes of this sentence, investments and acquisitions shall always be taken at the book value (as defined in GAAP) thereof, and loans and advances shall be taken at the principal amount thereof then remaining unpaid, (C) any such investment with a negative value, calculated as provided above, shall be deemed to be $0.00 and (D) any amounts excluded from Total Asset Value as a result of the percentage caps set forth in this sentence shall only be excluded to the extent of any portion of such amount that exceeds such maximum percentage limit.

“Total Indebtedness” means, as of any date of determination, the consolidated Indebtedness of the Parent and its Subsidiaries, minus unrestricted cash and cash equivalents of the Parent and its Subsidiaries in an amount not to exceed $10,000,000, as determined in accordance with GAAP.

“Total Secured Indebtedness” means, as of any date of determination, that portion of Total Indebtedness that is secured by a Lien on Property of the Parent or any of its Subsidiaries.

“Total Secured Recourse Indebtedness” means, as of any date of determination, the portion of Total Indebtedness that is secured by a Lien on Property of the Parent or any of its Subsidiaries and which is recourse to, or has a deficiency guaranty provided by, either Constituent Company, any Subsidiary Guarantor or any Material Subsidiary (directly or by a guaranty thereof, but without duplication), (it being understood that any Indebtedness which provides for recourse to either Constituent Company, any Subsidiary Guarantor or any Material Subsidiary solely by virtue of Customary Recourse Exceptions shall not constitute recourse Indebtedness).

“Total Unsecured Indebtedness” means, as of any date of determination, that portion of Total Indebtedness that is not secured by a Lien on Property of the Parent or any of its Subsidiaries.

“Unencumbered Asset Value” means, as of any date of determination, the GAAP undepreciated book value (after any impairments) of all Unencumbered Properties, provided that, if at such date one or more Material Credit Facilities shall value “unencumbered properties” for purposes of determining “unencumbered asset value” therein using a different valuation methodology and such methodology would result in a lower valuation of such Unencumbered Properties, then the methodology that would result in the lowest such valuation shall then be used for purposes hereof; provided, further, that (a) not more than 20% of Unencumbered Asset Value shall be attributable to any single Unencumbered Property, (b) not more than 20% of Unencumbered Asset Value shall be attributable to Unencumbered Properties for which any single Person is the Tenant and (c) the weighted-average Occupancy Rate for all Unencumbered Properties included in the calculation of Unencumbered Asset Value shall be no less than 80%.

“Unencumbered Property” means any Real Property that meets each of the following criteria as of the date of determination (with each Real Property that meets such criteria being treated as an Unencumbered Property):

(a)            such Real Property is used as a medical office building, outpatient center, group medical practice clinic, ASC (hospital-sponsored or seasoned group practice-sponsored), specialty hospital (short-term stay surgery, IRH, oncology, behavioral), acute care hospital, administrative office building (affiliated with a hospital or other medical provider group or system), selected post-acute/long-term care facilities, senior housing facilities or active adult housing facilities in the United States (but none of its territories);

(b)            such Real Property is owned in fee simple, or leased under a Qualified Ground Lease, entirely by the Issuer or a Subsidiary that is (1) a wholly-owned Subsidiary of the Issuer and (2) if required to be a Subsidiary Guarantor pursuant to Section 9.7(a), a Subsidiary Guarantor;

(c)            (1) neither the Issuer’s beneficial ownership interest in any such Subsidiary nor such Real Property is subject to any Lien (other than Permitted Liens) or to any negative pledge (other than pursuant to this Agreement, but excluding any negative pledge (i) in an agreement evidencing unsecured Indebtedness that restricts a Person’s ability to encumber its assets by the maintenance of one or more specified ratios or financial tests that are not more restrictive on the Issuer or such Subsidiary than the restrictions in this Agreement, but that do not generally prohibit the encumbrance of its assets or the encumbrance of specific assets) and (ii) in any Material Credit Facility so long as such negative pledge provision is not more restrictive on the Issuer or such Subsidiary than the restrictions in this Agreement, (2) the Issuer or the applicable Subsidiary has the unilateral right to sell, transfer or otherwise dispose of such Real Property and to create a Lien on such Real Property as security for Indebtedness, and (3) any such Subsidiary shall have either executed the Subsidiary Guaranty or a Subsidiary Guaranty Supplement if required pursuant to Section 9.7(a);

(d)            such Real Property, is free of all material structural defects, material title defects, conditions that could give rise to a material Environmental Claim or other adverse physical matters not covered by insurance or for which no reserves have been established and which, individually or collectively, materially impair the value of such Real Property; and

(e)            Tenants of such Real Property under Significant Leases, if any, are no more than 90 days in arrears on base rental or other similar payments due under their applicable Significant Leases and there exists no default (after the expiration of any applicable notice and/or cure period) under the applicable Significant Leases for such Real Property that would have a material adverse effect on the value of such Real Property.

“United States” or “U.S.” means the United States of America.

“United States Person” has the meaning set forth in Section 7701(a)(30) of the Code.

“Unsecured Interest Coverage Ratio” means, as at any date of determination, the ratio of (a) Adjusted Unencumbered Property NOI for the Rolling Period then ended, to (b) Unsecured Interest Expense for such Rolling Period.

“Unsecured Interest Expense” means, for any period of determination, the amount of Interest Expense (calculated using an interest rate equal to the greater of the actual interest rate and 7.35%) on Total Unsecured Indebtedness for such period.

“USA PATRIOT Act” means United States Public Law 107-56, Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (USA PATRIOT ACT) Act of 2001 and the rules and regulations promulgated thereunder from time to time in effect.

“U.S. Economic Sanctions Laws” means those laws, executive orders, enabling legislation or regulations administered and enforced by the United States pursuant to which economic sanctions have been imposed on any Person, entity, organization, country or regime, including the Trading with the Enemy Act, the International Emergency Economic Powers Act, the Iran Sanctions Act, the Sudan Accountability and Divestment Act and any other OFAC Sanctions Program.

“Voting Stock” of any Person means capital stock or other equity interests of any class or classes (however designated) having ordinary power for the election of directors or other similar governing body of such Person, other than stock or other equity interests having such power only by reason of the happening of a contingency.

Schedule 1

Form of Note

Chiron Real Estate LP

No. 20[__]-[__]R-[__]
PPN:
Original Principal Amount:
Original Issue Date:
Interest Rate:
Interest Payment Dates:
Final Maturity Date:
Principal Prepayment Dates and Amounts:

For Value Received, the undersigned, Chiron Real Estate LP (herein called the “Issuer”), a limited partnership organized and existing under the laws of the State of Delaware, hereby promises to pay to [____________], or its registered assigns, the principal sum of [__________] Dollars [on the Final Maturity Date specified above (or so much thereof as shall not have been prepaid),] [, payable on the Principal Prepayment Dates and in the amounts specified above, and on the Final Maturity Date specified above in an amount equal to the unpaid balance of the principal hereof,] with interest (computed on the basis of a 360-day year of twelve 30-day months) (a) on the unpaid balance hereof at the Interest Rate per annum from the date hereof, payable on each Interest Payment Date specified above and on the Final Maturity Date specified above, commencing with the Interest Payment Date next succeeding the date hereof, until the principal hereof shall have become due and payable, and (b) to the extent permitted by law, (1) on any overdue payment of interest and (2) during the continuance of an Event of Default, on such unpaid balance and on any overdue payment of any Make-Whole Amount, at a rate per annum from time to time equal to the greater of (i) 2.00% over the Interest Rate or (ii) 2.00% over the rate of interest publicly announced by JPMorgan Chase Bank, N.A. from time to time in New York, New York as its “base” or “prime” rate, payable [quarterly/semiannually] as aforesaid (or, at the option of the registered holder hereof, on demand).

Payments of principal of, interest on and any Make-Whole Amount with respect to this Note are to be made in lawful money of the United States at the principal office of JPMorgan Chase Bank, N.A. in New York, New York or at such other place as the Issuer shall have designated by written notice to the holder of this Note as provided in the Note Agreement referred to below.

This Note is one of a series of Senior Notes (herein called the “Notes”) issued pursuant to the Master Note and Guaranty Agreement, dated as of March 2, 2026 (as from time to time amended, supplemented or otherwise modified, the “Note Agreement”), among the Issuer, the Parent, New York Life and each New York Life Affiliate that becomes party thereto and is entitled to the benefits thereof. Each holder of this Note will be deemed, by its acceptance hereof, to have (i) agreed to the confidentiality provisions set forth in Section 21 of the Note Agreement and (ii) made the representation set forth in Section 6.2 of the Note Agreement. Unless otherwise indicated, capitalized terms used in this Note shall have the respective meanings ascribed to such terms in the Note Agreement.

Schedule 1
(to Master Note and Guaranty Agreement)

This Note is a registered Note and, as provided in the Note Agreement, upon surrender of this Note for registration of transfer accompanied by a written instrument of transfer duly executed, by the registered holder hereof or such holder’s attorney duly authorized in writing, a new Note for a like principal amount will be issued to, and registered in the name of, the transferee. Prior to due presentment for registration of transfer, the Issuer may treat the Person in whose name this Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Issuer will not be affected by any notice to the contrary.

[The Issuer will make required prepayments of principal on the dates and in the amounts specified in the Note Agreement.] [This Note is [also] subject to [optional] prepayment, in whole or from time to time in part, at the times and on the terms specified in the Note Agreement, but not otherwise.]

The payment by the Issuer of the principal of, interest on, and Make-Whole Amount, if any, on this Note is guaranteed by the Parent as provided in Section 13 of the Note Agreement and by certain Subsidiaries of the Issuer pursuant to the Subsidiary Guaranty.

If an Event of Default occurs and is continuing, the principal of this Note may be declared or otherwise become due and payable in the manner, at the price (including any applicable Make-Whole Amount) and with the effect provided in the Note Agreement.

This Note shall be construed and enforced in accordance with, and the rights of the Issuer and the holder of this Note shall be governed by, the law of the State of New York excluding choice-of-law principles of the law of such State that would permit the application of the laws of a jurisdiction other than such State.

Chiron Real Estate LP

By:	Chiron Real Estate GP LLC
Its: General Partner

By:	Chiron Real Estate Inc.
Its: Sole Member

By
Name:
Title:

Sch 1-2

Schedule 2.4

Form of Request for Purchase

Chiron Real Estate LP

Reference is made to the Master Note and Guaranty Agreement (the “Note Agreement”), dated as of March 2, 2026, between Chiron Real Estate LP (the “Issuer”), a limited partnership organized and existing under the laws of the State of Delaware, and Chiron Real Estate Inc., a Maryland corporation, on the one hand, and NYL Investors LLC, and each New York Life Affiliate that becomes party thereto, on the other hand. Capitalized terms used and not otherwise defined herein shall have the respective meanings specified in the Note Agreement.

Pursuant to Section 2.4 of the Note Agreement, the Issuer hereby makes the following Request for Purchase:

1.	Aggregate principal amount of the Notes covered hereby

(the “Notes”)	$ ____________________[1]

2.	Individual specifications of the Notes:

Principal Amount	Final Maturity Date[2]	Principal Prepayment Dates and Amounts[3]	Interest Payment Period[4]

3.	Use or uses of proceeds of the Notes:

4.	Proposed day for the closing of the purchase and sale of the Notes:

5.	The Issuer certifies (a) that the representations and warranties contained in Section 5 of the Note Agreement are true on and as of the date of this Request for Purchase, and (b) that there exists on the date of this Request for Purchase no Default or Event of Default and, after giving effect to the issuance of Notes on the proposed Closing Date, no Default or Event of Default shall have occurred and be continuing.

1 Minimum principal amount of $10,000,000.

2 Final maturity not to exceed 10 years.

3 Average life not to exceed 10 years.

4 Specify quarterly or semi-annually.

Schedule 2.4
(to Master Note and Guaranty Agreement)

Dated:

Chiron Real Estate LP

By:	Chiron Real Estate GP LLC
Its: General Partner

By:	Chiron Real Estate Inc.
Its: Sole Member

By
Name:
Title:

Sch 2.4-2

Schedule 2.6

Form of Confirmation of Acceptance

Chiron Real Estate LP

Reference is made to the Master Note and Guaranty Agreement (the “Note Agreement”), dated as of March 2, 2026, between Chiron Real Estate LP (the “Issuer”), a limited partnership organized and existing under the laws of the State of Delaware, and Chiron Real Estate Inc., a Maryland corporation, on the one hand, and NYL Investors LLC, and each New York Life Affiliate that becomes party thereto, on the other hand. Capitalized terms used and not otherwise defined herein shall have the respective meanings specified in the Note Agreement.

Each New York Life Affiliate which is named below as a Purchaser of Notes hereby makes the representations as to such Notes set forth in Section 6 of the Note Agreement, and agrees to be bound by the Note Agreement.

Pursuant to Section 2.6 of the Note Agreement, an Acceptance with respect to the following Accepted Notes is hereby confirmed:

1.            Accepted Notes: Aggregate principal amount $__________

(A)          (a)           Name of Purchaser:

(b)	Principal amount:
(c)	Final maturity date:
(d)	Principal prepayment dates and amounts:
(e)	Interest rate: __.__%
(f)	Interest payment period:
(g)	Payment and notice instructions: As set forth on attached Purchaser Schedule

(B)	(a)	Name of Purchaser:

(b)	Principal amount:
(c)	Final maturity date:
(d)	Principal prepayment dates and amounts:
(e)	Interest rate: __.__%
(f)	Interest payment period:
(g)	Payment and notice instructions: As set forth on attached Purchaser Schedule

[(C), (D)                  Same information as above.]

2.	Closing Date:

3.	[other conditions]

Schedule 2.6
(to Master Note and Guaranty Agreement)

Dated:

Chiron Real Estate LP

By: Chiron Real Estate GP LLC
Its: General Partner

By: Chiron Real Estate Inc.
Its: Sole Member

By
Name:
Title:

NYL Investors LLC

By:
Name:
Title:

[New York Life Affiliate(s)]

By:
Name:
Title:

Sch 2.6-2

Schedule 4(c)

Form of Opinion of Special Counsel
for the Purchasers

Schedule 4.4(c)
(to Master Note and Guaranty Agreement)

Schedule 4.11

Form of Confirmation of Parent Guaranty

Confirmation of Parent Guaranty

This Confirmation of Parent Guaranty (this “Confirmation”) is entered as of the [__] day of [__________], 20[__], by the undersigned (the “Parent”) in favor of NYL Investors LLC (“New York Life”) and the holders of the Notes (as defined in the Note Agreement referenced to below) (collectively with New York Life, the “Beneficiaries”).

Preliminary Statements:

I.            Chiron Real Estate Inc., a Maryland corporation (the “Parent”), is the sole member of the general partner of Chiron Real Estate LP, a Delaware limited partnership (the “Issuer”; the Parent and the Issuer are sometimes collectively referred to herein as the “Constituent Companies” and each individually, a “Constituent Company”).

II.            The Constituent Companies, New York Life and each New York Life Affiliate (as defined in the Note Agreement referenced below), have entered into the Master Note and Guaranty Agreement dated as of March 2, 2026 (as amended, modified, supplemented or restated from time to time, the “Note Agreement”), under which the Issuer may from time to time issue guaranteed senior promissory notes, including the Series [__] Notes (as defined below) (as amended, supplemented, restated or otherwise modified from time to time, collectively, the “Notes”). Capitalized terms used herein and not otherwise defined shall have the meanings given in the Note Agreement.

III.            Pursuant to Section 13 of the Note Agreement, the Parent agreed to absolutely, unconditionally and irrevocably guarantee the obligations of the Issuer under each of the Notes issued and outstanding under the Note Agreement and all of the obligations of the Issuer under the Note Agreement in favor of the holders of the Notes (as amended, supplemented, restated or otherwise modified from time to time, the “Parent Guaranty”).

IV.            Pursuant to the Request for Purchase dated as of [__________ __], 20[__] and the Confirmation of Acceptance dated as of [__________ __], 20[__], the Issuer will issue and NYL Affiliates (the “Series [__] Purchasers”) will purchase $[__________] in aggregate principal amount of the Issuer’s [__.__]% Series [__] Guaranteed Senior Notes due [__________ __], 20[__] (the “Series [__] Notes”).

V.            The Parent will benefit from the proceeds of the issuance of the Series [__] Notes.

VI.            The Beneficiaries have required as a condition to the effectiveness of the Series [__] Purchasers’ obligation to purchase the Series [__] Notes the Parent execute and deliver this Confirmation and reaffirm that the Parent Guaranty guarantees the Obligations of the Issuer under the Series [__] Notes and the Note Agreement.

Schedule 4.11
(to Master Note and Guaranty Agreement)

Now, therefore, in order to induce, and in consideration of, the purchase of the Series [__] Notes by the Series [__] Purchasers, the Parent hereby covenants and agrees with, and represents and warrants to, each of the Series [__] Purchasers and each Beneficiary from time to time as follows:

1.            Confirmation. The Parent, hereby ratifies and reaffirms all of its payment and performance obligations, contingent or otherwise, under the Parent Guaranty, and confirms and agrees that each reference in the Parent Guaranty to the Obligations is construed to hereafter include all indebtedness, obligations and liabilities of the Issuer in connection with or pursuant to the Series [__] Notes. The Parent acknowledges that the Parent Guaranty remains in full force and effect and is hereby ratified and confirmed. Without limiting the generality of the foregoing, the Parent hereby acknowledges and confirms that it intends that the Parent Guaranty will continue to guarantee, to the fullest extent provided thereby, the payment and performance of all Obligations, including the payment and performance of the Series [__] Notes. The Parent confirms and agrees that, with respect to the Parent Guaranty, each and every covenant, condition, obligation, representation and warranty (except for any such representation or warranty that by its terms is made only as of a specific earlier date, in which case such representation or warranty shall be correct on and as of such earlier date) and provision set forth therein is, and shall continue to be, in full force and effect and are hereby confirmed and ratified in all respects as of the date hereof.

2.            Successors and Assigns. All covenants and other agreements contained in this Confirmation by or on behalf of any of the parties hereto bind and inure to the benefit of their respective successors and assigns (including any subsequent Beneficiary) whether so expressed or not.

3.            No Waiver. The execution of this Confirmation shall not operate as a novation, waiver of any right, power or remedy of any Beneficiary, nor constitute a waiver of any provision of the Note Agreement or any Note.

4.            Governing Law. This Confirmation shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the law of the State of New York excluding choice-of-law principles of the law of such State that would permit the application of the laws of a jurisdiction other than such State.

5.            Severability. Any provision of this Confirmation that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall (to the full extent permitted by law), not invalidate or render unenforceable such provision in any other jurisdiction.

6.            Counterparts; Electronic Contracting. This Confirmation may be executed in any number of counterparts, each of which counterparts shall be an original, but all of which together shall constitute one instrument. Each counterpart may consist of a number of copies hereof, each signed by less than all, by together signed by all, of the parties hereto. This Confirmation may be executed in any number of counterparts, each of which shall be an original but all of which together shall constitute one instrument. Each counterpart may consist of a number of copies hereof, each signed by less than all, but together signed by all, of the parties hereto. The parties agree to electronic contracting and signatures with respect to this Confirmation. Delivery of an electronic signature to, or a signed copy of this Confirmation by facsimile, e-mail or other electronic transmission shall be fully binding on the parties to the same extent as the delivery of the signed originals and shall be admissible into evidence for all purposes. Notwithstanding the foregoing, if any Beneficiary shall request manually signed counterpart signatures to any document hereunder, the Parent hereby agrees to use its reasonable endeavors to provide such manually signed signature pages as soon as reasonably practicable.

Sch 4.11-2

7.            Section Headings. The section headings herein are for convenience of reference only, and shall not affect in any way the interpretation of any of the provisions hereof.

8.            Authorization. The Parent is duly authorized to execute and deliver this Confirmation, and, is and will continue to be duly authorized to perform its obligations under the Parent Guaranty.

9.            No Defenses. The Parent hereby represents and warrants to, and covenants that, as of the date hereof, (a) it has no defenses, offsets or counterclaims of any kind or nature whatsoever against any Beneficiary with respect to the Obligations, or any action previously taken or not taken by any Beneficiary with respect thereto, and (b) that each Beneficiary has fully performed all obligations under the Notes and the Note Agreement which it may have had or has on and as of the date hereof.

[Remainder of Page Left Intentionally Blank]

Sch 4.11-3

In Witness Whereof, the Parent has caused this Confirmation of Parent Guaranty to be duly executed and delivered as of the date first above written.

Chiron Real Estate Inc.

By:
Name:
Title:

Sch 4.11-4

Schedule 4.12

Form of Confirmation of Subsidiary Guaranty

Confirmation of Subsidiary Guaranty

This Confirmation of Subsidiary Guaranty (this “Confirmation”) is entered as of the [__] day of [__________], 20[__], by each of the undersigned (which parties are hereinafter referred to individually as a “Guarantor” and collectively as the “Guarantors”) in favor of NYL Investors LLC (“New York Life”) and the holders of the Notes (as defined in the Note Agreement referenced to below) (collectively with New York Life, the “Beneficiaries”).

Preliminary Statements:

I.            Chiron Real Estate Inc., a Maryland corporation (the “Parent”), is the sole member of the general partner of Chiron Real Estate LP, a Delaware limited partnership (the “Issuer”; the Parent and the Issuer are sometimes collectively referred to herein as the “Constituent Companies” and each individually, a “Constituent Company”). Each Guarantor is a direct or indirect Subsidiary of the Parent.

II.            The Constituent Companies, New York Life and each New York Life Affiliate (as defined in the Note Agreement referenced below), have entered into the Master Note and Guaranty Agreement dated as of March 2, 2026 (as amended, modified, supplemented or restated from time to time, the “Note Agreement”), under which the Issuer may from time to time issue guaranteed senior promissory notes, including the Series [__] Notes (as defined below) (as amended, supplemented, restated or otherwise modified from time to time, collectively, the “Notes”). Capitalized terms used herein and not otherwise defined shall have the meanings given in the Note Agreement.

III.            Pursuant to the Subsidiary Guaranty Agreement dated as of [__________ __], 2026, each Guarantor agreed to absolutely, unconditionally and irrevocably guarantee the obligations of the Issuer under each of the Notes issued and outstanding under the Note Agreement and all of the obligations of each Constituent Company under the Note Agreement in favor of the holders of the Notes (as amended, supplemented, restated or otherwise modified from time to time, the “Subsidiary Guaranty”).

IV.            Pursuant to the Request for Purchase dated as of [__________ __], 20[__] and the Confirmation of Acceptance dated as of [__________ __], 20[__], the Issuer will issue and NYL Affiliates (the “Series [__] Purchasers”) will purchase $[__________] in aggregate principal amount of the Issuer’s [__.__]% Series [__] Guaranteed Senior Notes due [__________ __], 20[__] (the “Series [__] Notes”).

V.            Each Guarantor will benefit from the proceeds of the issuance of the Series [__] Notes.

VI.            The Beneficiaries have required as a condition to the effectiveness of the Series [__] Purchasers’ obligation to purchase the Series [__] Notes each Guarantor execute and deliver this Confirmation and reaffirm that the Subsidiary Guaranty guarantees the Obligations of the Issuer under the Series [__] Notes and the Note Agreement.

Schedule 4.12
(to Master Note and Guaranty Agreement)

Now, therefore, in order to induce, and in consideration of, the purchase of the Series [__] Notes by the Series [__] Purchasers, each Guarantor hereby covenants and agrees with, and represents and warrants to, each of the Series [__] Purchasers and each Beneficiary from time to time as follows:

1.            Confirmation. Each Guarantor, hereby ratifies and reaffirms all of its payment and performance obligations, contingent or otherwise, under the Subsidiary Guaranty, and confirms and agrees that each reference in the Subsidiary Guaranty to the Obligations is construed to hereafter include all indebtedness, obligations and liabilities of the Issuer in connection with or pursuant to the Series [__] Notes. Each Guarantor acknowledges that the Subsidiary Guaranty remains in full force and effect and is hereby ratified and confirmed. Without limiting the generality of the foregoing, each Guarantor hereby acknowledges and confirms that it intends that the Subsidiary Guaranty will continue to guarantee, to the fullest extent provided thereby, the payment and performance of all Obligations, including the payment and performance of the Series [__] Notes. Each Guarantor confirms and agrees that, with respect to the Subsidiary Guaranty, each and every covenant, condition, obligation, representation and warranty (except for any such representation or warranty that by its terms is made only as of a specific earlier date, in which case such representation or warranty shall be correct on and as of such earlier date) and provision set forth therein is, and shall continue to be, in full force and effect and are hereby confirmed and ratified in all respects as of the date hereof.

2.            Successors and Assigns. All covenants and other agreements contained in this Confirmation by or on behalf of any of the parties hereto bind and inure to the benefit of their respective successors and assigns (including any subsequent Beneficiary) whether so expressed or not.

3.            No Waiver. The execution of this Confirmation shall not operate as a novation, waiver of any right, power or remedy of any Beneficiary, nor constitute a waiver of any provision of the Note Agreement or any Note.

4.            Governing Law. This Confirmation shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the law of the State of New York excluding choice-of-law principles of the law of such State that would permit the application of the laws of a jurisdiction other than such State.

5.            Severability. Any provision of this Confirmation that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall (to the full extent permitted by law), not invalidate or render unenforceable such provision in any other jurisdiction.

6.            Counterparts; Electronic Contracting. This Confirmation may be executed in any number of counterparts, each of which counterparts shall be an original, but all of which together shall constitute one instrument. Each counterpart may consist of a number of copies hereof, each signed by less than all, by together signed by all, of the parties hereto. This Confirmation may be executed in any number of counterparts, each of which shall be an original but all of which together shall constitute one instrument. Each counterpart may consist of a number of copies hereof, each signed by less than all, but together signed by all, of the parties hereto. The parties agree to electronic contracting and signatures with respect to this Confirmation. Delivery of an electronic signature to, or a signed copy of this Confirmation by facsimile, e-mail or other electronic transmission shall be fully binding on the parties to the same extent as the delivery of the signed originals and shall be admissible into evidence for all purposes. Notwithstanding the foregoing, if any Beneficiary shall request manually signed counterpart signatures to any document hereunder, each Guarantor hereby agrees to use its reasonable endeavors to provide such manually signed signature pages as soon as reasonably practicable.

Sch 4.12-2

7.            Section Headings. The section headings herein are for convenience of reference only, and shall not affect in any way the interpretation of any of the provisions hereof.

8.            Authorization. Each Guarantor is duly authorized to execute and deliver this Confirmation, and, is and will continue to be duly authorized to perform its obligations under the Subsidiary Guaranty.

9.            No Defenses. Each Guarantor hereby represents and warrants to, and covenants that, as of the date hereof, (a) it has no defenses, offsets or counterclaims of any kind or nature whatsoever against any Beneficiary with respect to the Obligations, or any action previously taken or not taken by any Beneficiary with respect thereto, and (b) that each Beneficiary has fully performed all obligations under the Notes and the Note Agreement which it may have had or has on and as of the date hereof.

[Remainder of Page Left Intentionally Blank]

Sch 4.12-3

In Witness Whereof, each Guarantor has caused this Confirmation of Subsidiary Guaranty to be duly executed and delivered as of the date first above written.

[Name(s) of Guarantor(s)]

By:
Name:
Title:

Sch 4.12-4

Schedule 5.3

Disclosure Materials

None.

Schedule 5.3
(to Master Note and Guaranty Agreement)

Schedule 5.4

Subsidiaries of the Parent and
Ownership of Subsidiary Stock

Schedule 5.4
(to Master Note and Guaranty Agreement)

Schedule 5.5

Financial Statements

Schedule 5.5
(to Master Note and Guaranty Agreement)

Schedule 5.10

Unencumbered Properties

[see attached]

Schedule 5.10
(to Master Note and Guaranty Agreement)

Schedule 5.15 Existing Indebtedness of the Parent and its Subsidiaries

Schedule 5.15
(to Master Note and Guaranty Agreement)

Schedule 7.2

Form of Compliance Certificate

Schedule 7.2

Form of Compliance Certificate

To:	NYL Investors LLC (“New York Life”) and each holder of a Note (as defined in the Note Agreement (as defined below))

This Compliance Certificate is furnished to New York Life and each holder of a Note pursuant to that certain Master Note and Guaranty Agreement dated as of March 2, 2026, among Chiron Real Estate LP, a Delaware limited partnership (the “Issuer”), Chiron Real Estate Inc., a Maryland corporation (the “Parent,” and together with the Issuer, the “Constituent Companies” and individually, a “Constituent Company”), New York Life and each New York Life Affiliate that becomes bound by certain provisions thereof (as amended, restated, supplemented or otherwise modified from time to time, the “Note Agreement”). Unless otherwise defined herein, the terms used in this Compliance Certificate have the meanings ascribed thereto in the Note Agreement.

The undersigned hereby certifies that:

1.            I am a Senior Financial Officer of the Parent;

2.            I have reviewed the relevant terms of the Note Agreement and I have made, or have caused to be made under my supervision, a review of the transactions and conditions of the Parent and its Subsidiaries during the accounting period covered by the attached financial statements;

3.            The examinations described in paragraph 2 above did not disclose, and I have no knowledge of, the existence of any condition or event that constitutes or constituted a Default or Event of Default during or at the end of the accounting period covered by the attached financial statements or as of the date of this Compliance Certificate[, except as set forth below];5

4.            The financial statements required by Section [7.1(a)] [7.1(b)] of the Note Agreement and being furnished to you concurrently with this Compliance Certificate are true, correct and complete in all material respects as of the date and for the periods covered thereby;

5.            Schedule I hereto sets forth financial data and computations evidencing the Issuer’s compliance with the requirements of Section 10.5 and certain other covenants of the Note Agreement, including each Additional or More Restrictive Term that is a Financial Covenant, if any, all of which data and computations are, to the best of my knowledge, true, complete and correct and have been made in accordance with the relevant Sections of the Note Agreement; [and]

5 Only include if a Default or Event of Default existed or exists.

Schedule 7.2
(to Master Note and Guaranty Agreement)

6.            Schedule II hereto sets forth a list of all Subsidiaries that were Subsidiary Guarantors during the accounting period covered by the attached financial statements. I further certify that each Subsidiary that is required to be a Subsidiary Guarantor pursuant to Section 9.7 of the Note Agreement is a Subsidiary Guarantor[; and][.]

[7.      Schedule III hereto contains a list of any changes to the organizational list of the Parent and its Subsidiaries during the accounting period covered by the attached financial statements, together with (a) a revised organizational list and (b) a summary of the changes.]6

Described below are the exceptions, if any, to paragraph 3 by listing, in detail, the nature of the condition or event (including any such event or condition resulting from the failure of the Parent or any Subsidiary to comply with any Environmental Law), the period during which it has existed and the action which the Constituent Companies have taken, are taking, or propose to take with respect to each such condition or event:

The foregoing certifications, together with the computations set forth in Schedule I hereto, the lists set forth on Schedule I and Schedule II hereto and the financial statements delivered with this Certificate in support hereof, are made and delivered this ______ day of ______________20___.

Chiron Real Estate LP

By:	Chiron Real Estate GP LLC
Its:	General Partner

By:	Chiron Real Estate Inc.
Its:	Sole Member

By
Name:
Title:

6 Include if applicable.

Sch 7.2-2

Schedule I7

to Compliance Certificate

________________________________________________

Compliance Calculations

for Master Note and Guaranty Agreement

Calculations as of __________ __, 20__

A.	Maximum Consolidated Leverage Ratio (Section 10.11(a))
	1.	Total Indebtedness[8]	$_________
	2.	Total Asset Value as calculated on Exhibit A hereto	__________
	3.	Ratio of Line A1 to Line A2	____ to 1.00
	4.	Line A3 must not exceed	0.60 to 1.00[9]
	5.	The Constituent Companies are in compliance (circle yes or no)	yes/no

B.	Minimum Fixed Charge Coverage Ratio (Section 10.11(b))
	1.	Net income (or loss)	$_________
	2.	Depreciation and amortization expense	__________
	3.	Interest Expense	__________
	4.	Income, franchise and similar tax expense	__________
	5.	Extraordinary, unrealized, non-recurring losses, including impairment charges and losses from the sale of assets, in an amount not to exceed $25,000,000	__________

7 In the event of a conflict between this Schedule I and the Master Note Facility, the respective formulas set forth in the Master Note Facility shall prevail.

8 Minus any unrestricted cash and cash equivalents of the Parent and its Subsidiaries in an amount not to exceed $10,000,000.

9 The Constituent Companies have the option, exercisable two times during the term of the Master Note Facility, to elect that the Consolidated Leverage Ratio may exceed 0.60 to 1.00 for any Fiscal Quarter in which the Issuer completes a Material Acquisition and the immediately subsequent three Fiscal Quarters so long as (a) either Constituent Company has delivered a written notice to New York Life and the holder of Notes that the Constituent Companies are exercising their option under Section 10.11(a) of the Master Note Facility and (b) such ratio does not exceed 0.65 to 1.00 at the end of the Fiscal Quarter for which such election has been made and the immediately subsequent three Fiscal Quarters.

Sch 7.2-3

	6.	Fees and expenses incurred in connection with investments, dispositions, the incurrence of Indebtedness or the issuance of capital stock or equity interests (whether or not consummated)	__________
	7.	Non-cash losses, including, but not limited to, “long-term incentive plan” compensation expense, favorable lease amortization expense, deferred financing amortization expense and straight-line rent and ground rent	__________
	8.	Sum of Lines B1 through B7	__________
	9.	Extraordinary, unrealized or non-recurring gains, including the write-up of assets and gain from the sale of assets	__________
	10.	Non-cash gains, including, but not limited to, straight-line rent and ground rent and unfavorable lease amortization expense	__________
	11.	Income tax benefits	__________
	12.	Sum of Lines B9, B10 and B11	__________
	13.	Line B8 minus Line B12 (“EBITDA”)	__________
	14.	EBITDA	__________
	15.	Capital Reserve	__________
	16.	Line B14 minus Line B15 and computed on an Annualized basis (“Adjusted EBITDA”)
	17.	Interest Expense	__________
	18.	The greater of (a) zero or (b) scheduled principal amortization paid on Total Indebtedness for such period (exclusive of any balloon payments or prepayments of principal paid on such Total Indebtedness)	__________
	19.	Line B17 plus Line B18 (“Debt Service”)	__________
	20.	Dividends and other required distributions on Issuer’s preferred equity securities	__________
	21.	Income taxes (federal, state and local) paid by Issuer	__________
during such period
	22.	Sum of Lines B19, B20 and B21 and computed on an Annualized Basis (“Fixed Charges”)	__________
	23.	Ratio of Line B16 to Line 22	___ to 1.00
	24.	Line B23 shall not be less than	1.50 to 1.00
	25.	The Constituent Companies are in compliance (circle yes or no)	yes/no
C.	Maintenance of Tangible Net Worth (Section 10.11(c))
	1.	Tangible Net Worth as of __________ __, 20__	$_________

Sch 7.2-4

	2.	Aggregate net proceeds received by the Parent or any of its Subsidiaries after June 30, 2025 in connection with any offering of Stock or Stock Equivalents	__________
(other than an offering made to the Parent or any of its Subsidiaries)
	3.	75% of Line C2	__________
	4.	$595,600,000 plus Line C3	__________
	5.	Line C1 shall not be less than Line C4	__________
	6.	The Constituent Companies are in compliance (circle yes or no)	yes/no
D.	Maximum Consolidated Secured Recourse Leverage Ratio (Section 10.11(d))[10]
	1.	Total Secured Recourse Indebtedness	$_________
	2.	Total Asset Value as calculated on Exhibit A hereto	__________
	3.	Ratio of Line D1 to Line D2	___ to 1.00
	4.	Line D3 must not exceed	0.10 to 1.00
	5.	The Constituent Companies are in compliance (circle yes or no)	yes/no
E.	Maximum Consolidated Secured Leverage Ratio (Section 10.11(e))
	1.	Total Secured Indebtedness	$_________
	2.	Total Asset Value as calculated on Exhibit A hereto	__________
	3.	Ratio of Line E1 to Line E2	___ to 1.00
	4.	Line E3 shall not exceed	0.30 to 1.00[11]
	5.	The Constituent Companies are in compliance (circle yes or no)	yes/no
F.	Maximum Consolidated Unsecured Leverage Ratio (Section 10.11(f))[12]

10 The Constituent Companies are not required to comply with the covenant set forth in Section 10.11(d) of the Master Note Facility from and after the date on which the Parent or the Issuer has received an Investment Grade Rating from Moody’s, S&P or Fitch.

11 The Constituent Companies have the option, exercisable two times during the term of the Master Note Facility, to elect that the Consolidated Secured Leverage Ratio may exceed 0.30 to 1.00 for any Fiscal Quarter in which the Issuer completes a Material Acquisition and the immediately subsequent three Fiscal Quarters so long as (a) either Constituent Company has delivered a written notice to New York Life and the holders of Notes that the Constituent Companies are exercising their option under Section 10.11(e) of the Master Note Facility and (b) such ratio does not exceed 0.35 to 1.00 at the end of the Fiscal Quarter for which such election has been made and the immediately subsequent three Fiscal Quarters.

12 Although the information set forth in this Section F is as of the last day of the Fiscal Quarter most recently ended, Section 10.11(f) is required to be complied with at all times.

Sch 7.2-5

	1.	Total Unsecured Indebtedness	$_________
	2.	Unencumbered Asset Value (the undepreciated book value (after impairments) of all Unencumbered Properties listed on Exhibit B hereto)	__________
	3.	Ratio of Line F1 to Line F2	___ to 1.00
	4.	Line F3 shall not exceed	0.60 to 1.00[13]
	5.	The Constituent Companies are in compliance (circle yes or no)	yes/no
G.	Minimum Unsecured Interest Coverage Ratio (Section 10.11(g))
	1.	For Unencumbered Properties owned or leased less than one full Fiscal Quarter, the projected Property NOI for the next Fiscal Quarter multiplied by four	$_________
	2.	For Unencumbered Properties owned or leased for at least one full Fiscal Quarter but less than four full Fiscal Quarters, the Property NOI for completed Fiscal Quarters annualized	_________
	3.	For all other Unencumbered Properties, the Property NOI for the most recently completed Rolling Period	_________
	4.	Sum of Line G1 through G3	_________
	5.	Capital Reserve	_________
	6.	The greater of (a) a management fee of 1.00% of Property Income multiplied by four or (b) actual management fees	_________
	7.	Line G4 minus Line G5 minus Line G6 (“Adjusted Unencumbered Property NOI”)	_________
	8.	Interest Expense (calculated using an interest rate equal to the greater of the actual interest rate or 7.35%) on Total Unsecured Indebtedness	_________
	9.	Ratio of Line G7 to Line G8	___ to 1.00
	10.	Line G9 shall not be less than 1.50 to 1.00	_________
	11.	The Constituent Companies are in compliance (circle yes or no)	yes/no
H.	Investments (Joint Ventures) (Section 10.6(15)(i))

13 The Constituent Companies have the option, exercisable two times during the term of the Master Note Facility, to elect that the Consolidated Unsecured Leverage Ratio may exceed 0.60 to 1.00 during any Fiscal Quarter in which the Issuer completes a Material Acquisition and during the immediately subsequent three Fiscal Quarters so long as (a) either Constituent Company has delivered a written notice to New York Life and the holders of Notes that the Constituent Companies are exercising their option under Section 10.11(f) of the Master Note Facility and (b) such ratio does not exceed 0.65 to 1.00 at any time during the Fiscal Quarter for which such election has been made or during the immediately subsequent three Fiscal Quarters.

Sch 7.2-6

	1.	Cash investments in joint ventures	$_________
	2.	Total Asset Value as calculated on Exhibit A hereto	__________
	3.	Line H1 divided by Line H2	__________
	4.	Line H3 shall not exceed 10%
	5.	The Constituent Companies are in compliance (circle yes or no)	yes/no
I.	Investments (Assets Under Development) (Section 10.6(15)(ii))
	1.	Investments in Assets Under Development	$_________
	2.	Total Asset Value as calculated on Exhibit A hereto	__________
	3.	Line I1 divided by Line I2	__________
	4.	Line I3 shall not exceed 10%
	5.	The Constituent Companies are in compliance (circle yes or no)	yes/no
J.	Investments (Land Assets) (Section 10.6(15)(iii))
	1.	Investments in Land Assets	$_________
	2.	Total Asset Value as calculated on Exhibit A hereto	__________
	3.	Line J1 divided by Line J2	__________
	4.	Line J3 shall not exceed 5%
	5.	The Constituent Companies are in compliance (circle yes or no)	yes/no
K.	Investments (mortgages and mezzanine loans) (Section 10.6(15)(iv))
	1.	Investments in mortgages and mezzanine loans	$_________
	2.	Total Asset Value as calculated on Exhibit A hereto	__________
	3.	Line K1 divided by Line K2	__________
	4.	Line K3 shall not exceed 10%
	5.	The Constituent Companies are in compliance (circle yes or no)	yes/no
L.	Other Investments (Section 10.6(15)(v))
	1.	Other investments not otherwise permitted under the Note Agreement	$_________
	2.	Total Asset Value as calculated on Exhibit A hereto	__________
	3.	Line L1 divided by Line L2	__________
	4.	Line L3 shall not exceed 5%
	5.	The Constituent Companies are in compliance (circle yes or no)	yes/no
M.	Aggregate Investment Limitation to Total Asset Value (Section 10.6(15))
	1.	Sum of Lines H1, I1, J1, K1 and L1	$_________
	2.	Total Asset Value as calculated on Exhibit A hereto	__________

Sch 7.2-7

	3.	Line M1 divided by Line M2	__________
	4.	Line M3 shall not exceed 25%
	5.	The Constituent Companies are in compliance (circle yes or no)	yes/no
N.	[Additional or More Restrictive Term][14]

14 If applicable, the Issuer to include detailed calculations of each Additional or More Restrictive Term that is a Financial Covenant.

Sch 7.2-8

Exhibit A to Schedule I

to Compliance Certificate
of

Chiron Real Estate LP

This Exhibit A is attached to Schedule I to the Compliance Certificate of the Parent dated __________ __, 20__ and delivered to New York Life and each holder of a Note. The undersigned hereby certifies that the following is a true, correct and complete calculation of Total Asset Value as of the last day of the Fiscal Quarter most recently ended:

1.            Real Properties (other than Assets Under Development and Land Assets):

Property	GAAP Undepreciated Book Value (after any impairments)[15]

Total:	$__________

2.            Assets under Development:

Property	GAAP Book Value of actual funded portion (plus allowance for accumulated depreciation)

Total:	$__________

3.            Land Assets:

Property	GAAP Book Value

Total:	$__________

15 If, as of any the last day of the Fiscal Quarter most recently ended, one or more Material Credit Facilities shall value “real property (other than assets under development and land assets)” for purposes of determining “total asset value” therein using a different valuation methodology and such methodology would result in a lower valuation of such Real Property, then the methodology that would result in the lowest such valuation shall then be used for purposes hereof.

Sch 7.2-9

4.	Outstanding Principal Balance (or such lesser amount required by GAAP) of investments in mortgages and Outstanding Principal Balance of Mezzanine Loans equals: $________________________.

5.	Unrestricted Cash and Cash Equivalents equals $___________[16]

6.	Net proceeds of equity forward contracts that have not settled equals $________

Total Asset Value (sum of 1, 2, 3, 4, 5 and 6) equals: $_____________________.

Chiron Real Estate LP

By:	Chiron Real Estate GP, LLC

Its:	General Partner

By:	Chiron Real Estate Inc.

Its:	Sole Member

By:

Name:

Title:

16 Shall not exceed $10,000,000 and shall not be included to the extent cash and cash equivalents have been deducted from Total Indebtedness

Sch 7.2-10

Exhibit B to Schedule I

to Compliance Certificate
of
Chiron Real Estate LP

This Exhibit B is attached to Schedule I to the Compliance Certificate of the Parent dated __________ __, 20__ and delivered to New York Life and each holder of a Note. The undersigned hereby certifies that the following is a true, correct and complete list of each Unencumbered Property as of the last day of the Fiscal Quarter most recently ended:

Property	GAAP Undepreciated Book Value (after any impairments)[17]

Total:	$__________

Chiron Real Estate LP

By:	Chiron Real Estate GP, LLC

Its:	General Partner

By:	Chiron Real Estate Inc.

Its:	Sole Member

By:

Name:

Title:

17 If, as of any the last day of the Fiscal Quarter most recently ended, one or more Material Credit Facilities shall value “unencumbered properties” for purposes of determining “unencumbered asset value” therein using a different valuation methodology and such methodology would result in a lower valuation of such Unencumbered Properties, then the methodology that would result in the lowest such valuation shall then be used for purposes hereof.

Sch 7.2-11

Schedule 10.6

Existing Investments

Schedule 10.6
(to Master Note and Guaranty Agreement)

Schedule QGL

Qualifying Ground Leases

Schedule QGL
(to Master Note and Guaranty Agreement)

Schedule SGA

Form of Subsidiary Guaranty

[see attached]

Sch SGA-1

Subsidiary Guaranty Agreement

Dated as of [__________ __], 20[__]

of

Chiron Real Estate LP

Sch SGA-2

Sch SGA-3

Subsidiary Guaranty Agreement

of

Chiron Real Estate LP

This Subsidiary Guaranty Agreement dated as of [__________ __], 20[__] (this “Guaranty”) is entered into on a joint and several basis by each of the undersigned, together with any entity which may become a party hereto by execution and delivery of a Subsidiary Guaranty Supplement in substantially the form set forth as Exhibit A hereto (a “Subsidiary Guaranty Supplement”) (which parties are hereinafter referred to individually as a “Guarantor” and collectively as the “Guarantors”).

Recitals

A.            Chiron Real Estate Inc., a Maryland corporation (the “Parent”), is the general partner of Chiron Real Estate LP, a Delaware limited partnership (the “Issuer”; the Parent and the Issuer are sometimes collectively referred to herein as the “Constituent Companies” and each individually, a “Constituent Company”). Each Guarantor is a direct or indirect wholly-owned Subsidiary of the Parent.

B.            The Constituent Companies have entered into a Master Note and Guaranty Agreement dated as of March 2, 2026 (as the same may be amended, supplemented, restated or otherwise modified from time to time, the “Note Agreement”), with New York Life and each New York Life Affiliate that becomes bound by certain provisions thereof, pursuant to which the Issuer may from time to time issue senior promissory notes (including any notes issued in substitution thereof or exchange therefor pursuant to Section 14 of the Note Agreement, the “Notes”) to New York Life Affiliates (the “Purchasers”) in the aggregate principal amount outstanding not to exceed the Available Facility Amount.

C.            New York Life and each holder of a Note together with their respective successors and assigns are collectively referred to herein as the “Holders.”

D.            The Purchasers have required as a condition of their purchase of the Notes and each future Purchaser has required as a condition of their purchase of Notes that the Constituent Companies cause each of the undersigned to enter into this Guaranty and, as set forth in Section 9.7(a) of the Note Agreement, to cause certain other Subsidiaries from time to time to enter into a Subsidiary Guaranty Supplement, and the Constituent Companies have agreed to cause each of the undersigned to execute this Guaranty and to cause each such other Subsidiary to execute a Subsidiary Guaranty Supplement, in each case in order to induce the Purchasers to purchase the Notes and thereby benefit the Issuer and its Subsidiaries by providing funds to the Issuer for the purposes described in Section 5.14 of the Note Agreement.

Sch SGA-4

Now, therefore, as required by Section 2.9 of the Note Agreement and in consideration of the premises and other good and valuable consideration, the receipt and sufficiency whereof are hereby acknowledged, each Guarantor does hereby covenant and agree, jointly and severally, as follows:

Definitions.

Capitalized terms used herein shall have the meanings set forth in the Note Agreement unless defined herein or the context shall otherwise require.

Guaranty of Notes and Note Agreement.

(a)            Each Guarantor jointly and severally does hereby irrevocably, absolutely and unconditionally guarantee unto the Holders: (1) the full and prompt payment of the principal of, Make-Whole Amount, if any, and interest (including, without limitation, any interest on any overdue principal, Make-Whole Amount, if any, the Increased Interest, if any, interest accruing after the commencement of any bankruptcy or similar proceeding, and any additional interest that would accrue but for the commencement of such proceeding and, to the extent permitted by applicable law, on any overdue interest) on the Notes from time to time outstanding, as and when such payments shall become due and payable whether by lapse of time, upon redemption or prepayment, by extension or by acceleration or declaration or otherwise in federal or other immediately available funds of the United States which at the time of payment or demand therefor shall be legal tender for the payment of public and private debts, (2) the full and prompt performance and observance by the Issuer of each and all of the obligations, covenants and agreements required to be performed or owed by the Issuer under the terms of the Notes, (3) the full and prompt performance and observance by each Constituent Company of each and all of the obligations, covenants and agreements required to be performed or owed by such Constituent Company under the terms of the Note Agreement and (4) the full and prompt payment, upon demand by any Holder, of all costs and expenses, legal or otherwise (including reasonable attorneys’ fees), if any, payable by the Constituent Companies pursuant to Section 12.4 or 16.1 of the Note Agreement, or as shall have been expended or incurred in the protection or enforcement of any rights, privileges or liabilities in favor of the Holders under or in respect of this Guaranty or in any consultation or action in connection therewith or herewith.

(b)            To the extent that any Guarantor shall make a payment hereunder (a “Payment”) which, together with all other Payments made by such Guarantor, and taking into account all other Payments previously or concurrently made by any of the other Guarantors, exceeds the amount which such Guarantor would otherwise have paid if each Guarantor had paid the aggregate obligations satisfied by such Payment(s) in the same proportion as such Guarantor’s Allocable Amount (as hereinafter defined) in effect immediately prior to such Payment bore to the Aggregate Allocable Amount (as hereinafter defined) in effect immediately prior to the making of such Payment, then such Guarantor shall be entitled to contribution and indemnification from, and be reimbursed by, each of the other Guarantors for the amount of such excess, pro rata based upon their respective Allocable Amounts in effect immediately prior to such Payment; provided that each Guarantor covenants and agrees that such right of contribution and indemnification and any and all claims of such Guarantor against any other Guarantor, any endorser or against any of their property shall be junior and subordinate in right of payment to the prior indefeasible final payment in cash in full of all of the Notes and satisfaction by the Constituent Companies of their obligations under the Note Agreement and by the Guarantors of their obligations under this Guaranty and the Guarantors shall not take any action to enforce such right of contribution and indemnification, and the Guarantors shall not accept any payment in respect of such right of contribution and indemnification, until all of the Notes and all amounts payable by the Guarantors hereunder have indefeasibly been finally paid in cash in full and all of the obligations of the Constituent Companies under the Note Agreement and of the Guarantors under this Guaranty have been satisfied.

Sch SGA-5

As of any date of determination, (1) the “Allocable Amount” of any Guarantor shall be equal to the maximum amount which could then be claimed by the Holders under this Guaranty without rendering such claim voidable or avoidable under Section 548 of Chapter 11 of the United States Bankruptcy Code (11 U.S.C. Sec. 101 et. seq.) or under any applicable state Uniform Fraudulent Transfer Act, Uniform Fraudulent Conveyance Act or any similar statute or common law; and (2) the “Aggregate Allocable Amount” shall be equal to the sum of the Allocable Amount of all Guarantors.

This clause (b) is intended only to define the relative rights of the Guarantors, and nothing set forth in this clause (b) is intended to or shall impair the obligations of the Guarantors, jointly and severally, to pay any amounts to the Holders as and when the same shall become due and payable in accordance herewith.

Each Guarantor acknowledges that the rights of contribution and indemnification hereunder shall constitute an asset in favor of any Guarantor to which such contribution and indemnification is owing.

Guaranty of Payment and Performance.

This is an irrevocable, absolute and unconditional guarantee of payment and performance (and not of collection) and each Guarantor hereby waives, to the fullest extent permitted by law, any right to require that any action on or in respect of any Note or the Note Agreement be brought against either Constituent Company or any other Person or that resort be had to any direct or indirect security for the Notes or for this Guaranty or any other remedy. Any Holder may, at its option, proceed hereunder against any Guarantor in the first instance to collect monies when due, the payment of which is guaranteed hereby, without first proceeding against either Constituent Company or any other Person and without first resorting to any direct or indirect security for the Notes or for this Guaranty or any other remedy. The liability of each Guarantor hereunder shall in no way be affected or impaired by any acceptance by any Holder of any direct or indirect security for, or other guaranties of, any Indebtedness, liability or obligation of either Constituent Company or any other Person to any Holder or by any failure, delay, neglect or omission by any Holder to realize upon or protect any such guarantees, Indebtedness, liability or obligation or any notes or other instruments evidencing the same or any direct or indirect security therefor or by any approval, consent, waiver, or other action taken, or omitted to be taken by any such Holder.

The covenants and agreements on the part of the Guarantors herein contained shall take effect as joint and several covenants and agreements, and references to the Guarantors shall take effect as references to each of them and none of them shall be released from liability hereunder by reason of the guarantee ceasing to be binding as a continuing security on any other of them.

Sch SGA-6

General Provisions Relating to the Guaranty.

(a)            Each Guarantor hereby consents and agrees that any Holder or Holders from time to time, with or without any further notice to or assent from any other Guarantor may, without in any manner affecting the liability of any Guarantor under this Guaranty, and upon such terms and conditions as any such Holder or Holders may deem advisable:

(1)            extend in whole or in part (by renewal or otherwise), modify, change, compromise, release or extend the duration of the time for the performance or payment of any Indebtedness, liability or obligation of the Issuer or of any other Person (including, without limitation, any other Guarantor) secondarily or otherwise liable for any Indebtedness, liability or obligation of the Issuer on the Notes, or waive any Default or Event of Default with respect thereto, or waive, modify, amend or change any provision of the Note Agreement, any other agreement or waive this Guaranty; or

(2)            sell, release, surrender, modify, impair, exchange or substitute any and all property, of any nature and from whomsoever received, held by, or for the benefit of, any such Holder as direct or indirect security for the payment or performance of any Indebtedness, liability or obligation of the Issuer or of any other Person (including, without limitation, any other Guarantor) secondarily or otherwise liable for any Indebtedness, liability or obligation of the Issuer on the Notes; or

(3)            settle, adjust or compromise any claim of the Issuer against any other Person (including, without limitation, any other Guarantor) secondarily or otherwise liable for any Indebtedness, liability or obligation of the Issuer on the Notes.

Each Guarantor hereby ratifies and confirms any such extension, renewal, change, sale, release, waiver, surrender, exchange, modification, amendment, impairment, substitution, settlement, adjustment or compromise and that the same shall be binding upon it, and hereby waives, to the fullest extent permitted by law, any and all defenses, counterclaims or offsets which it might or could have by reason thereof, it being understood that such Guarantor shall at all times be bound by this Guaranty and remain liable hereunder until all of the Notes and all amounts payable by the Guarantors hereunder have indefeasibly been finally paid in cash in full and all of the obligations of the Constituent Companies under the Note Agreement and of the Guarantors under this Guaranty have been satisfied.

(b)            Each Guarantor hereby waives, to the fullest extent permitted by law:

(1)            notice of acceptance of this Guaranty by the Holders or of the creation, renewal or accrual of any liability of either Constituent Company, present or future, or of the reliance of such Holders upon this Guaranty (it being understood that every Indebtedness, liability and obligation described in Section 2 hereof shall conclusively be presumed to have been created, contracted or incurred in reliance upon the execution of this Guaranty);

(2)            demand of payment by any Holder from either Constituent Company or any other Person (including, without limitation, any other Guarantor) indebted in any manner on or for any of the Indebtedness, liabilities or obligations hereby guaranteed; and

Sch SGA-7

(3)            presentment for the payment by any Holder or any other Person of the Notes or any other instrument, protest thereof and notice of its dishonor to any party thereto and to such Guarantor.

The obligations of each Guarantor under this Guaranty and the rights of any Holder to enforce such obligations by any proceedings, whether by action at law, suit in equity or otherwise, shall not be subject to any reduction, limitation, impairment or termination (other than termination upon the indefeasible payment in cash in full of all of the Notes and all amounts payable by the Guarantors hereunder and the satisfaction of all of the obligations of the Constituent Companies under the Note Agreement and of the Guarantors under this Guaranty), whether by reason of any claim of any character whatsoever or otherwise and shall not be subject to any defense, set-off, counterclaim (other than any compulsory counterclaim), recoupment or termination whatsoever.

(c)            The obligations of the Guarantors hereunder shall be binding upon the Guarantors and their successors and assigns, shall remain in full force and effect until all of the Notes and all amounts payable by the Guarantors hereunder have indefeasibly been finally paid in cash in full and all of the obligations of the Constituent Companies under the Note Agreement and of the Guarantors under this Guaranty have been satisfied, and shall remain in full force and effect irrespective of:

(1)            the genuineness, validity, regularity or enforceability of the Notes, the Note Agreement or any other agreement or any of the terms of any thereof, the continuance of any obligation on the part of the Issuer or any other Person on or in respect of the Notes or either Constituent Company under the Note Agreement or any other agreement or the power or authority or the lack of power or authority of the Issuer to issue the Notes or either Constituent Company to execute and deliver the Note Agreement, or any other agreement or of any Guarantor to execute and deliver this Guaranty or to perform any of its obligations hereunder or the existence or continuance of either Constituent Company, any Guarantor or any other Person as a legal entity; or

(2)            any default, failure or delay, willful or otherwise, in the performance by either Constituent Company, any Guarantor or any other Person of any obligations of any kind or character whatsoever under the Notes, the Note Agreement, this Guaranty or any other agreement; or

(3)            any creditors’ rights, bankruptcy, receivership or other insolvency proceeding of either Constituent Company, any Guarantor or any other Person or in respect of the property of either Constituent Company, any Guarantor or any other Person or any merger, consolidation, reorganization, dissolution, liquidation, sale of all or substantially all of the assets of or winding up of either Constituent Company, any Guarantor or any other Person; or

(4)            impossibility or illegality of performance on the part of either Constituent Company, any Guarantor or any other Person of its obligations under the Notes, the Note Agreement, this Guaranty or any other agreement; or

Sch SGA-8

(5)            in respect of either Constituent Company or any other Person, any change of circumstances, whether or not foreseen or foreseeable, whether or not imputable to either Constituent Company or any other Person, or other impossibility of performance through fire, explosion, accident, labor disturbance, floods, droughts, embargoes, wars (whether or not declared), civil commotion, pandemics, acts of God or the public enemy, delays or failure of suppliers or carriers, inability to obtain materials, action of any federal or state regulatory body or agency, change of law or any other causes affecting performance, or any other force majeure, whether or not beyond the control of either Constituent Company or any other Person and whether or not of the kind hereinbefore specified; or

(6)            any attachment, claim, demand, charge, Lien, order, process, encumbrance or any other happening or event or reason, similar or dissimilar to the foregoing, or any withholding or diminution at the source, by reason of any taxes, assessments, expenses, Indebtedness, obligations or liabilities of any character, foreseen or unforeseen, and whether or not valid, incurred by or against either Constituent Company, any Guarantor or any other Person or any claims, demands, charges or Liens of any nature, foreseen or unforeseen, incurred by either Constituent Company, any Guarantor or any other Person, or against any sums payable in respect of the Notes or under the Note Agreement, or this Guaranty, so that such sums would be rendered inadequate or would be unavailable to make the payments herein provided; or

(7)            any order, judgment, decree, ruling or regulation (whether or not valid) of any court of any nation or of any political subdivision thereof or any body, agency, department, official or administrative or regulatory agency of any thereof or any other action, happening, event or reason whatsoever which shall delay, interfere with, hinder or prevent, or in any way adversely affect, the performance by either Constituent Company, any Guarantor or any other Person of its respective obligations under or in respect of the Notes, the Note Agreement, this Guaranty or any other agreement; or

(8)            the failure of any Guarantor to receive any benefit from or as a result of its execution, delivery and performance of this Guaranty; or

(9)            any failure or lack of diligence in collection or protection, failure in presentment or demand for payment, protest, notice of protest, notice of default and of nonpayment, any failure to give notice to any Guarantor of failure of either Constituent Company, any Guarantor or any other Person to keep and perform any obligation, covenant or agreement under the terms of the Notes, the Note Agreement, this Guaranty or any other agreement or failure to resort for payment to either Constituent Company, any Guarantor or to any other Person or to any other guaranty or to any property, security, Liens or other rights or remedies; or

(10)            the acceptance of any additional security or other guaranty, the advance of additional money to the Issuer or any other Person, the renewal or extension of the Notes or amendments, modifications, consents or waivers with respect to the Notes, the Note Agreement, or any other agreement, or the sale, release, substitution or exchange of any security for the Notes; or

Sch SGA-9

(11)            any merger or consolidation of either Constituent Company, any Guarantor or any other Person into or with any other Person or any sale, lease, transfer or other disposition of any of the assets of either Constituent Company, any Guarantor or any other Person to any other Person, or any change in the ownership of any shares or other equity interests of either Constituent Company, any Guarantor or any other Person; or

(12)            any defense whatsoever that: (i) the Issuer or any other Person might have to the payment of the Notes (including, principal, Make-Whole Amount, if any, or interest), other than payment thereof in federal or other immediately available funds or (ii) either Constituent Company or any other Person might have to the performance or observance of any of the provisions of the Notes, the Note Agreement or any other agreement, whether through the satisfaction or purported satisfaction by either Constituent Company or any other Person of its debts due to any cause such as bankruptcy, insolvency, receivership, merger, consolidation, reorganization, dissolution, liquidation, winding-up or otherwise; or

(13)            any act or failure to act with regard to the Notes, the Note Agreement, this Guaranty or any other agreement or anything which might vary the risk of any Guarantor or any other Person; or

(14)            any other circumstance which might otherwise constitute a defense available to, or a discharge of, any Guarantor or any other Person in respect of the obligations of any Guarantor or other Person under this Guaranty or any other agreement;

provided that the specific enumeration of the above-mentioned acts, failures or omissions shall not be deemed to exclude any other acts, failures or omissions, though not specifically mentioned above, it being the purpose and intent of this Guaranty and the parties hereto that the obligations of each Guarantor shall be absolute and unconditional and shall not be discharged, impaired or varied except by the payment of the principal of, Make-Whole Amount, if any, and interest on the Notes in accordance with their respective terms whenever the same shall become due and payable as in the Notes provided, at the place specified in and all in the manner and with the effect provided in the Notes and the Note Agreement, as each may be amended or modified from time to time. Without limiting the foregoing, it is understood that repeated and successive demands may be made and recoveries may be had hereunder as and when, from time to time, the Issuer shall default under or in respect of the terms of the Notes or either Constituent Company shall default under or in respect of the terms of the Note Agreement and that notwithstanding recovery hereunder for or in respect of any given default or defaults by the Issuer under the Notes or by either Constituent Company under the Note Agreement, this Guaranty shall remain in full force and effect and shall apply to each and every subsequent default.

(d)            All rights of any Holder under this Guaranty shall be considered to be transferred or assigned at any time or from time to time upon the transfer of any Note held by such Holder whether with or without the consent of or notice to the Guarantors under this Guaranty or to either Constituent Company.

Sch SGA-10

(e)            To the extent of any payments made under this Guaranty, the Guarantors shall be subrogated to the rights of the Holder or Holders upon whose Notes such payment was made, but each Guarantor covenants and agrees that such right of subrogation and any and all claims of such Guarantor against either Constituent Company, any endorser or other Guarantor or against any of their respective properties shall be junior and subordinate in right of payment to the prior indefeasible final payment in cash in full of all of the Notes and satisfaction by the Constituent Companies of their obligations under the Note Agreement and by the Guarantors of their obligations under this Guaranty, and the Guarantors shall not take any action to enforce such right of subrogation, and the Guarantors shall not accept any payment in respect of such right of subrogation, until all of the Notes and all amounts payable by the Guarantors hereunder have indefeasibly been finally paid in cash in full and all of the obligations of the Constituent Companies under the Note Agreement and of the Guarantors under this Guaranty have been satisfied. Notwithstanding any right of any Guarantor to ask, demand, sue for, take or receive any payment from either Constituent Company, all rights, Liens and security interests of each Guarantor, whether now or hereafter arising and howsoever existing, in any assets of the Constituent Companies shall be and hereby are subordinated to the rights, if any, of the Holders in those assets. No Guarantor shall have any right to possession of any such asset or to foreclose upon any such asset, whether by judicial action or otherwise, unless and until all of the Notes and the obligations of the Constituent Companies under the Note Agreement shall have been paid in cash in full and satisfied.

(f)            Each Guarantor agrees that to the extent the Issuer or any other Person makes any payment on any Note, which payment or any part thereof is subsequently invalidated, voided, declared to be fraudulent or preferential, set aside, recovered, rescinded or is required to be retained by or repaid to a trustee, receiver, or any other Person under any bankruptcy code, common law, or equitable cause, then and to the extent of such payment, the obligation or the part thereof intended to be satisfied shall be revived and continued in full force and effect with respect to the Guarantors’ obligations hereunder, as if said payment had not been made. The liability of the Guarantors hereunder shall not be reduced or discharged, in whole or in part, by any payment to any Holder from any source that is thereafter repaid, returned or refunded in whole or in part by reason of the assertion of a claim of any kind relating thereto, including, but not limited to, any claim for breach of contract, breach of warranty, preference, illegality, invalidity or fraud asserted by any account debtor or by any other Person.

(g)            No Holder shall be under any obligation: (1) to marshal any assets in favor of the Guarantors or in payment of any or all of the liabilities of the Issuer under or in respect of the Notes or the Constituent Companies under or in respect of the Note Agreement or the obligations of the Guarantors hereunder or (2) to pursue any other remedy that the Guarantors may or may not be able to pursue themselves and that may lighten the Guarantors’ burden, any right to which each Guarantor hereby expressly waives.

(h)            If an event permitting the acceleration of the maturity of the principal amount of the Notes shall at any time have occurred and be continuing and such acceleration shall at such time be prevented or the right of any Holder to receive any payment under any Note shall at such time be delayed or otherwise affected by reason of the pendency against the Issuer, the Parent or any other Guarantor of a case or proceeding under a bankruptcy or insolvency law, each Guarantor agrees that, for purposes of this Guaranty and its obligations hereunder, the maturity of such principal amount shall be deemed to have been accelerated with the same effect as if the Holders had accelerated the same in accordance with the terms of the Note Agreement, and such Guarantor shall forthwith pay such accelerated principal of, Make-Whole Amount, if any, and interest on the Notes and any other amounts guaranteed hereunder.

Sch SGA-11

(i)            For the avoidance of doubt, each Guarantor shall be released from this Guaranty in accordance with the terms of Section 9.7(b) of the Note Agreement.

Representations and Warranties of the Guarantors.

Each Guarantor represents and warrants to each Holder that:

(a)            Such Guarantor is a corporation or other legal entity duly incorporated, organized, validly existing and, where applicable, in good standing under the laws of its jurisdiction of organization, and is duly qualified as a foreign corporation or other legal entity and, where applicable, is in good standing in each jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Such Guarantor has the corporate or other power and authority (1) to own or hold under lease the Properties it purports to own or hold under lease, (2) to transact the business it transacts and proposes to transact and (3) to execute and deliver this Guaranty and to perform the provisions hereof, except with respect to clauses (1) and (2), where the failure so to have could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(b)            Such Guarantor is either (1) a “qualified REIT subsidiary” within the meaning of Section 856(i) of the Code, (2) a Taxable REIT Subsidiary within the meaning of Section 856(l) of the Code, (3) a partnership under Treasury Regulation Section 301.7701-3 or (4) an entity disregarded as a separate entity from its owner under Treasury Regulation Section 301.7701-3.

(c)            This Guaranty has been duly authorized by all necessary corporate or other organizational action on the part of such Guarantor, and this Guaranty constitutes a legal, valid and binding obligation of such Guarantor enforceable against such Guarantor in accordance with its terms, except as such enforceability may be limited by (1) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and (2) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

(d)            The execution, delivery and performance by such Guarantor of this Guaranty will not (1) contravene, result in any breach of, or constitute a default under, or result in the creation of any Lien in respect of any Property of such Guarantor or any of its Subsidiaries under, any indenture, mortgage, deed of trust, loan, purchase or credit agreement, lease, corporate charter, regulations or by-laws, shareholders agreement or any other agreement or instrument to which such Guarantor or any of its Subsidiaries is bound or by which such Guarantor or any of its Subsidiaries or any of their respective Properties may be bound or affected, (2) conflict with or result in a breach of any of the terms, conditions or provisions of any order, judgment, decree or ruling of any court, arbitrator or Governmental Authority applicable to such Guarantor or any of its Subsidiaries or (3) violate any provision of any statute or other rule or regulation of any Governmental Authority applicable to such Guarantor or any of its Subsidiaries.

Sch SGA-12

(e)            No consent, approval or authorization of, or registration, filing or declaration with, any Governmental Authority is required in connection with the execution, delivery or performance by such Guarantor of this Guaranty, except in each case those that have otherwise been obtained or made on or prior to the relevant Closing Date, and which remain in full force and effect on such date.

(f)            The obligations of such Guarantor under this Guaranty rank at least pari passu in right of payment with all other unsecured senior Indebtedness (actual or contingent) of such Guarantor, including all unsecured senior Indebtedness of such Guarantor described in Schedule 5.15 to the Note Agreement.

(g)            Such Guarantor and its Subsidiaries, taken as a whole, are Solvent.

Amendments, Waivers and Consents.

(a)            This Guaranty may be amended, and the observance of any term hereof may be waived (either retroactively or prospectively), only with the written consent of each Guarantor and the Required Holders, except that (1) no amendment or waiver of any of the provisions of Sections 3, 4 or 5, or any defined term (as it is used therein), will be effective as to any Holder unless consented to by such Holder in writing and (2) no amendment or waiver may, without the written consent of each Holder, (i) change the percentage of the principal amount of the Notes the Holders of which are required to consent to any such amendment or waiver or (ii) amend Section 2 or this Section 6. No consent of the Holders or the Guarantors shall be required in connection with the execution and delivery of a Subsidiary Guaranty Supplement or other addition of any additional Guarantor, and each Guarantor, by its execution and delivery of this Guaranty (or Subsidiary Guaranty Supplement) consents to the addition of each additional Guarantor.

(b)            The Guarantors will provide each Holder with sufficient information, sufficiently far in advance of the date a decision is required, to enable such Holder to make an informed and considered decision with respect to any proposed amendment, waiver or consent in respect of any of the provisions hereof. The Guarantors will deliver executed or true and correct copies of each amendment, waiver or consent effected pursuant to the provisions of this Section 6 to each Holder promptly following the date on which it is executed and delivered by, or receives the consent or approval of, the requisite Holders. The Guarantors will deliver executed copies of each executed Subsidiary Guaranty Supplement to each Holder promptly following the date on which it is executed.

(c)            No Guarantor will, directly or indirectly, pay or cause to be paid any remuneration, whether by way of fee or otherwise, or grant any security or provide other credit support, to any Holder as consideration for or as an inducement to the entering into by such Holder of any waiver or amendment of any of the terms and provisions hereof unless such remuneration is concurrently paid, or security is concurrently granted or other credit support is concurrently provided, on the same terms, ratably to each Holder even if such Holder did not consent to such waiver or amendment.

Sch SGA-13

(d)            Any consent given pursuant to this Section 6 by a Holder that has transferred or has agreed to transfer its Note to (1) a Constituent Company, (2) any Subsidiary or any other Affiliate or (3) any other Person in connection with, or in anticipation of, such other Person acquiring, making a tender offer for or merging with either Constituent Company and/or any of its Affiliates, in each case in connection with such consent, shall be void and of no force or effect except solely as to such Holder, and any amendments effected or waivers granted or to be effected or granted that would not have been or would not be so effected or granted but for such consent (and the consents of all other Holders that were acquired under the same or similar conditions) shall be void and of no force or effect except solely as to such Holder.

(e)            Any amendment or waiver consented to as provided in this Section 6 applies equally to all Holders affected thereby and is binding upon them and upon each future holder and upon the Guarantors. No such amendment or waiver will extend to or affect any obligation, covenant or agreement not expressly amended or waived, or impair any right consequent thereon. No course of dealing between any Guarantor and any Holder nor any delay in exercising any rights hereunder shall operate as a waiver of any rights of any Holder. As used herein, the term “this Guaranty” and references thereto shall mean this Guaranty as it may from time to time be amended or supplemented.

(f)            Solely for the purpose of determining whether the holders of all or the requisite percentage of the aggregate principal amount of Notes then outstanding have approved or consented to any amendment, waiver or consent to be given under this Guaranty, or have directed the taking of any action provided herein to be taken upon the direction of the holders of all or a specified percentage of the aggregate principal amount of Notes then outstanding, Notes directly or indirectly owned by any Guarantor, either Constituent Company or any of their Affiliates shall be deemed not to be outstanding.

Notices.

All notices and communications provided for hereunder shall be in writing and sent (a) by telecopy if the sender on the same day sends a confirming copy of such notice by an internationally recognized overnight delivery service (charges prepaid), (b) by registered or certified mail with return receipt requested (postage prepaid) or (c) by an internationally recognized overnight delivery service (charges prepaid). Any such notice must be sent:

(1)            if to a Purchaser or its nominee, to such Purchaser or its nominee at the address specified for such communications in the Purchaser Schedule attached to the relevant Confirmation of Acceptance, or at such other address as such Purchaser or its nominee shall have specified to the Guarantors and the Constituent Companies in writing,

(2)            if to any other Holder, to such Holder at such address as such Holder shall have specified to the Guarantors and the Constituent Companies in writing, or

(3)            if to any Guarantor, to such Guarantor c/o the Parent at the address set forth at the beginning of the Note Agreement to the attention of the Chief Financial Officer and with a copy to the same address to the attention of the General Counsel, or at such other address as such Guarantor shall have specified to the Holders in writing.

Notices under this Section 7 will be deemed given only when actually received.

Sch SGA-14

Miscellaneous.

(a)            No remedy herein conferred upon or reserved to any Holder is intended to be exclusive of any other available remedy or remedies, but each and every such remedy shall be cumulative and shall be in addition to every other remedy given under this Guaranty now or hereafter existing at law or in equity. No delay or omission to exercise any right or power accruing upon any default, omission or failure of performance hereunder shall impair any such right or power or shall be construed to be a waiver thereof but any such right or power may be exercised from time to time and as often as may be deemed expedient. In order to entitle any Holder to exercise any remedy reserved to it under this Guaranty, it shall not be necessary for such Holder to physically produce its Note in any proceedings instituted by it or to give any notice, other than such notice as may be herein expressly required.

(b)            The Guarantors will pay all sums becoming due under this Guaranty by the method and at the address specified for such purpose for such Holder, in the case of a Holder that is a Purchaser, on the Purchaser Schedule, or by such other method or at such other address as any Holder shall have from time to time specified to the Guarantors and the Issuer in writing for such purpose, without the presentation or surrender of this Guaranty or any Note.

(c)            Any provision of this Guaranty that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall (to the full extent permitted by law) not invalidate or render unenforceable such provision in any other jurisdiction.

(d)            If the whole or any part of this Guaranty shall be now or hereafter become unenforceable against any one or more of the Guarantors for any reason whatsoever or if it is not executed by any one or more of the Guarantors, this Guaranty shall nevertheless be and remain fully binding upon and enforceable against each other Guarantor as if it had been made and delivered only by such other Guarantors.

(e)            This Guaranty shall be binding upon each Guarantor and its successors and assigns and shall inure to the benefit of each Holder and its successors and assigns so long as its Notes remain outstanding and unpaid. If any Guarantor enters into any consolidation or merger, pursuant to which such Guarantor or another Guarantor is not the surviving entity, then the surviving entity shall execute and deliver to each Holder its assumption of the due and punctual performance and observance of each covenant and condition of this Guaranty (pursuant to such agreements and instruments as shall be reasonably satisfactory to the Required Holders).

(f)            This Guaranty may be executed in any number of counterparts, each of which shall be an original but all of which together shall constitute one instrument. Each counterpart may consist of a number of copies hereof, each signed by less than all, but together signed by all, of the parties hereto. The parties agree to electronic contracting and signatures with respect to this Guaranty and all other documents delivered hereunder. Delivery of an electronic signature to, or a signed copy of, this Guaranty and all other documents delivered hereunder by facsimile, e-mail or other electronic transmission shall be fully binding on the parties to the same extent as the delivery of the manually signed originals and shall be admissible into evidence for all purposes. Notwithstanding the foregoing, if any Holder shall request manually signed counterpart signatures to this Guaranty or any other documents delivered hereunder, each Guarantor hereby agrees to use its reasonable endeavors to provide such manually signed signature pages as soon as reasonably practicable.

Sch SGA-15

(g)            This Guaranty shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the law of the State of New York excluding choice-of-law principles of the law of such State that would permit the application of the laws of a jurisdiction other than such State.

(h)            Each Guarantor and each Holder irrevocably submits to the non-exclusive jurisdiction of any New York State or U.S. federal court sitting in the Borough of Manhattan, The City of New York, over any suit, action or proceeding arising out of or relating to this Guaranty. To the fullest extent permitted by applicable law, each Guarantor and each Holder irrevocably waives and agrees not to assert, by way of motion, as a defense or otherwise, any claim that it is not subject to the jurisdiction of any such court, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding brought in any such court and any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

(i)            Each Guarantor agrees, to the fullest extent permitted by applicable law, that a final judgment in any suit, action or proceeding of the nature referred to in Section 8(h) above brought in any such court shall be conclusive and binding upon it subject to rights of appeal, as the case may be, and may be enforced in the courts of the United States or the State of New York (or any other courts to the jurisdiction of which it or any of its assets is or may be subject) by a suit upon such judgment.

(j)            Each Guarantor consents to process being served by or on behalf of any Holder in any suit, action or proceeding of the nature referred to in Section 8(h) by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, return receipt requested, to it at its address specified in Section 7 or at such other address of which such Holder shall then have been notified pursuant to said Section. Each Guarantor agrees that such service upon receipt (1) shall be deemed in every respect effective service of process upon it in any such suit, action or proceeding and (2) shall, to the fullest extent permitted by applicable law, be taken and held to be valid personal service upon and personal delivery to it. Notices hereunder shall be conclusively presumed received as evidenced by a delivery receipt furnished by the United States Postal Service or any reputable commercial delivery service.

(k)            Nothing in Section 8(h), 8(i) or 8(j) shall affect the right of any Holder to serve process in any manner permitted by law, or limit any right that any Holder may have to bring proceedings against any Guarantor in the courts of any appropriate jurisdiction or to enforce in any lawful manner a judgment obtained in one jurisdiction in any other jurisdiction.

(l)            Each Guarantor hereby waives and, by its acceptance hereof, each Holder hereby waives, trial by jury in any action brought on or with respect to this Guaranty or any other document executed in connection herewith.

* * * * *

Sch SGA-16

In witness whereof, the undersigned have caused this Subsidiary Guaranty Agreement to be duly executed by an authorized representative as of the date first written above.

[Name(s) of Guarantor(s)]

By:
Name:
Title:

Sch SGA-17

Subsidiary Guaranty Supplement

To the Holders (as defined in the hereinafter defined Guaranty Agreement)

Ladies and Gentlemen:

Whereas, Chiron Real Estate LP, a Delaware limited partnership (the “Issuer”), may from time to time issue senior promissory notes (including any notes issued in substitution thereof or exchange therefor pursuant to Section 14 of the Note Agreement, the “Notes”) to New York Life Affiliates (the “Purchasers”) in the aggregate principal amount outstanding not to exceed the Available Facility Amount, pursuant to that certain Master Note and Guaranty Agreement dated as of March 2, 2026 (the “Note Agreement”), among the Issuer, Chiron Real Estate Inc., a Maryland corporation (the “Parent”; the Parent and the Issuer are collectively referred to herein as the “Constituent Companies”), New York Life and each New York Life Affiliate that becomes bound by certain provisions thereof. Capitalized terms used herein shall have the meanings set forth in the hereinafter defined Guaranty Agreement or the Note Agreement, as applicable, unless herein defined or the context shall otherwise require.

Whereas, as a condition precedent to their purchase of the Notes, the Purchasers required that certain Subsidiaries of the Constituent Companies from time to time enter into that certain Subsidiary Guaranty Agreement dated as of [__________ __], 20[__] as security for the Notes (as amended, supplemented, restated or otherwise modified from time to time, the “Guaranty Agreement”).

Pursuant to Section 9.7(a) of the Note Agreement, the Constituent Companies have agreed to cause the undersigned, ____________, a [corporation/limited liability company/other] organized under the laws of ______________ (the “Additional Guarantor”), to join in the Guaranty Agreement. In accordance with the requirements of the Guaranty Agreement, the Additional Guarantor desires to supplement the definition of Guarantor (as the same may have been heretofore supplemented) set forth in the Guaranty Agreement so that at all times from and after the date hereof, the Additional Guarantor shall be jointly and severally liable as set forth in the Guaranty Agreement for the obligations of the Issuer under the Notes and the Constituent Companies under the Note Agreement and to the extent and in the manner set forth in the Guaranty Agreement.

The execution by the undersigned of this Subsidiary Guaranty Supplement shall evidence such Additional Guarantor’s consent to and acknowledgment and approval of the terms set forth herein and in the Guaranty Agreement and its agreement to be bound by the covenants, terms and provisions of the Guaranty Agreement as a Guarantor thereunder and by such execution the Additional Guarantor shall be deemed to have made in favor of the Holders the representations and warranties set forth in Section 5 of the Guaranty Agreement.

Sch SGA-18

Upon execution of this Subsidiary Guaranty Supplement, the Guaranty Agreement shall be deemed to be supplemented as set forth above. Except as supplemented herein, the terms and provisions of the Guaranty Agreement are hereby ratified, confirmed and approved in all respects.

Any and all notices, requests, certificates and other instruments (including the Notes) may refer to the Guaranty Agreement without making specific reference to this Subsidiary Guaranty Supplement, but nevertheless all such references shall be deemed to include this Subsidiary Guaranty Supplement unless the context shall otherwise require.

This Subsidiary Guaranty Supplement may be executed in any number of counterparts, each of which shall be an original but all of which together shall constitute one instrument. Each counterpart may consist of a number of copies hereof, each signed by less than all, but together signed by all, of the parties hereto. The parties agree to electronic contracting and signatures with respect to this Subsidiary Guaranty Supplement and all other documents delivered hereunder, if any. Delivery of an electronic signature to, or a signed copy of, this Subsidiary Guaranty Supplement and all other documents delivered hereunder by facsimile, email or other electronic transmission shall be fully binding on the parties to the same extent as the delivery of the manually signed originals and shall be admissible into evidence for all purposes. Notwithstanding the foregoing, if any Holder shall request manually signed counterpart signatures to this Subsidiary Guaranty Supplement or any other documents delivered hereunder, each Guarantor hereby agrees to use its reasonable endeavors to provide such manually signed signature pages as soon as reasonably practicable.

This Subsidiary Guaranty Supplement shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the law of the State of New York excluding choice-of-law principles of the law of such State that would permit the application of the laws of a jurisdiction other than such State.

(Signature Page Follows)

Sch SGA-19

Dated: __________ __, 20__

[Name(s) of Additional Guarantor(s)]

By:
Name:
Title:

Sch SGA-20